UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ALKERMES PLC
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Alkermes®

2024 Proxy Statement and Notice of Annual General Meeting

Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS SCHEDULED To be held MAY 31, 2024

To the Shareholders of Alkermes plc:

The 2024 Annual General Meeting of Shareholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Alkermes plc (the “Company” or “Alkermes”), a company incorporated under the laws of Ireland, is scheduled to be held on May 31, 2024 at 2:00 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, for the following purposes:

1.
To elect, by separate resolutions, each of the following director nominees to serve on the Company’s Board of Directors (the “Board”) for a one-year term until the Company’s 2025 annual general meeting of shareholders:

2.
To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.
3.
To approve, in a non-binding, advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers.
4.
To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration.
5.
To approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
6.
To renew Board authority to allot and issue shares under Irish law.
7.
To renew Board authority to disapply the statutory pre-emption rights that would otherwise apply under Irish law.
8.
To transact such other business as may properly come before the Annual Meeting.

ALKERMES PLC Notice of 2024 Annual Meeting

Proposal 1 relates solely to the election of 11 directors nominated by the Board and does not include any other matters relating to the election of directors. A separate resolution will be presented at the Annual Meeting for each of the director nominees. Proposals 2 through 6 are ordinary resolutions under Irish law, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) on each resolution at the Annual Meeting for approval. Proposal 7 is a special resolution under Irish law, requiring the affirmative vote of the holders of at least 75% of the votes cast (in person or by proxy) at the Annual Meeting for approval. The foregoing items of business are more fully described in the proxy statement accompanying this notice. Shareholders as of March 18, 2024, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

During the Annual Meeting, following a review of the Company’s affairs, management will present the Company’s Irish statutory financial statements for the year ended December 31, 2023, and the reports of the directors and the independent auditor and accounting firm thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. It is important that your voice be heard and your shares be represented at the Annual Meeting whether or not you are able to attend. We encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend, speak and vote at the Annual Meeting may appoint one or more proxies, who need not be a shareholder of record of the Company. If you wish to appoint as proxy any person other than the individuals specified on the Company’s proxy card, you may do so by contacting the Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary or by delivering to the Company Secretary a proxy card in the form mailed to you or in the form set forth in Section 184 of the Irish Companies Act 2014. Your appointed proxy must attend the Annual Meeting in person in order for your votes to be cast. We recommend that you review the further information on the process for, and deadlines applicable to, voting and appointing a proxy under the section entitled “General Information about the Meeting and Voting” commencing on page 15 of the proxy statement accompanying this notice.

By Order of the Board of Directors.

DAVID J. GAFFIN

Secretary

Dublin, Ireland

April 15, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2024. This notice, the accompanying proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (together, the “Proxy Materials”) are available at http://www.proxydocs.com/ALKS. The Proxy Materials are also available free of charge on the Investors section of our website at www.alkermes.com.

The Company’s Irish statutory financial statements for the year ended December 31, 2023, including the related reports thereon (together, the “Irish Statutory Reports”), are available on the Annual Reports page of the Investors section of our website at www.alkermes.com.

Shareholders may obtain printed copies of the Proxy Materials and the Irish Statutory Reports free of charge by writing to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

ALKERMES PLC Notice of 2024 Annual Meeting

Letters to our Shareholders

Dear Fellow Shareholders,

Alkermes entered 2024 as a stand-alone neuroscience company in a position of strength, having redefined the business through a series of commercial and scientific successes, and transformational activities, in 2023. At the same time, we continued our focus on strong corporate governance, dedication to patients and employees, diversity education and awareness, and commitment to operating ethically and responsibly.

From a commercial perspective, we made exciting progress in growing our proprietary products and improving access to patients in need of these important treatments. We achieved revenues in excess of $1 billion, primarily driven by our three proprietary products, LYBALVI®, VIVITROL® and ARISTADA® which, together, were used to treat more than 200,000 people in the U.S. in 2023.

From a scientific perspective, we significantly advanced our development program for ALKS 2680, our orexin 2 receptor agonist, presenting initial data from the first cohort of patients with narcolepsy type 1 and advancing clinical trial readiness activities in preparation for the commencement of the phase 2 clinical study. We also continued to progress a number of earlier-stage neuroscience development programs.

From a transactional perspective, we executed on activities to transform and strengthen the profile of the business. We completed the separation of our oncology business into a new, independent, publicly-traded company, thereby enabling us to further focus our efforts, and capital, on developing and strengthening our portfolio of neuroscience commercial products and pipeline opportunities. We prevailed in arbitration with Janssen Pharmaceutica N.V., resulting in resumption of royalties and approximately $486 million in revenue in 2023, and settled favorably our VIVITROL patent litigation, delaying generic entry by Teva until 2027. And we announced an agreement to sell our manufacturing facility in Athlone, Ireland, which we expect to drive operational efficiencies and enhance profitability over the long term.

Underpinning these accomplishments is our continued operation of the business in an ethical and responsible manner. In 2023, we published our sixth annual Corporate Responsibility Report, highlighting our diversity, inclusion and belonging-related initiatives, employee wellness and career development programs, key environmental performance data and site-specific conservation and sustainability efforts.

We continued to cultivate a diverse and inclusive workforce, leveraging our five employee resource groups, which represent various dimensions of diversity at our company and which serve to support and enhance the inclusiveness of our culture and provide opportunities for professional development, networking, learning and building deeper connections within Alkermes.

We continue to engage regularly with our shareholders throughout the year on topics related to the business. In 2023, as in prior years, our management team and Board engaged with shareholders and collected, and considered, their feedback. We look forward to continued engagement in the future.

Today, our business consists of a strong and scalable commercial infrastructure focused in serious mental illness and addiction, proven development capabilities with an advancing neuroscience pipeline, an efficient operating structure and capital allocation strategy that positions the business for sustained profitability, cash generation and growth, and a dedicated and skilled employee base committed to excellence in their work.

As we look ahead, we remain committed to the pursuit of great science that can make a real impact for patients and their families. We firmly believe that doing so is best for our business, our employees, for patients, for the communities where we live and work, and for the shareholders that have entrusted us with their investment.

We thank you for your support of Alkermes.

Richard F. Pops CEO and Chairman

ALKERMES PLC Letters to our Shareholders

Dear Fellow Shareholders,

On behalf of the Board and the Company, thank you for your investment in Alkermes. I am privileged to serve as Lead Independent Director, working closely with the Chairman & Chief Executive Officer and my fellow Board members in executing our fiduciary responsibilities to you, our shareholders. 2023 was a remarkably productive year for the Company and a busy year for the Board. I am pleased to highlight a few oversight activities the Board undertook over the past year.

Board Oversight of Strategy

Alkermes’ business performance is critically important to the Board. The Board takes an active and integrated approach to oversight of the Company’s strategic priorities, which are designed to facilitate growth of the Company into the future. During 2023, the Board and its committees met regularly with management to discuss strategic initiatives and their execution, including separation of the Company’s oncology business and sale of the Company’s Ireland-based manufacturing facility, as well as capital allocation priorities and a strategic approach to research and development.

Board and Management Succession Planning

To ensure our ability to support and oversee management’s execution of strategic priorities and a strong management team for the future, we have continued to focus on succession planning for the Board and the senior leadership team. For the Board, we have focused on maintaining a relevant mix of skills and perspectives aligned with the Company’s strategic direction. We have added eight new, independent directors to our Board in the last five years, the last four of whom have been diverse both in terms of their experience and skill sets and also gender or race/ethnicity. Most recently, we welcomed Nancy S. Lurker, an experienced public company director with significant biopharmaceutical executive experience and deep commercial expertise, and we look forward to her insights and contributions. To ensure continuity of strong Company leadership in the future, the Board also continues to actively engage in ongoing assessment, development and succession planning efforts for the senior leadership team.

Our commitment to ensuring that the Board remains well-positioned to govern extends to our own efforts to continuously improve the Board’s operations through our annual Board and Board committee assessments. In 2023, in order to gain additional insights from our annual self-evaluation process on how we might improve overall effectiveness, the Board further enhanced its assessment approach by using an external third-party facilitator and also collected input from Company management.

Strong Commitment to Shareholder Engagement

We would like to thank you, our shareholders, and other stakeholders for again engaging in productive dialogues with the Board and Company management which, last year, took place against the backdrop of a contested director election. This extensive engagement and the feedback you shared provided us with a better appreciation of your perspectives. The Board considers this input essential in its ongoing commitment to excellence in the execution of its strategic oversight and corporate governance responsibilities and is committed to continuing such engagement in the future.

As we look to the future, the Company and the Board remain committed to, and guided by, the opportunity to impact the lives of people who may benefit from Alkermes’ medicines.

Thank you for your investment in Alkermes and the trust that it implies. We remain committed to serving your interests in 2024 and beyond.

Frank A. Wilson Lead Independent Director Chair, Audit and Risk Committee

ALKERMES PLC Letters to our Shareholders

Registered in Ireland—No. 498284

PROXY STATEMENT

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS SCHEDULED FOR MAY 31, 2024

Table of Contents	Page
PROXY SUMMARY	2
GENERAL INFORMATION ABOUT THE MEETING AND VOTING	15
PROPOSAL 1—ELECTION OF DIRECTORS	22
BOARD OF DIRECTORS	25
THE ROLE OF THE BOARD AND ITS COMMITTEES	34
OTHER CORPORATE GOVERNANCE AND BOARD MATTERS	40
DIRECTOR COMPENSATION	47
CORPORATE RESPONSIBILITY AND SUSTAINABILITY	51
PROPOSAL 2—NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	55
PROPOSAL 3—NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	56
PROPOSAL 4—NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND ACCOUNTING FIRM; BINDING AUTHORIZATION OF AUDIT AND RISK COMMITTEE TO SET INDEPENDENT AUDITOR AND ACCOUNTING FIRM’S REMUNERATION	57
PROPOSAL 5—APPROVAL OF ALKERMES PLC 2018 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED	58
PROPOSAL 6—RENEW BOARD AUTHORITY TO ALLOT AND ISSUE SHARES UNDER IRISH LAW	69
PROPOSAL 7—RENEW BOARD AUTHORITY TO DISAPPLY THE STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW	71
REPORT OF THE AUDIT AND RISK COMMITTEE	73
AUDIT FEES	75
OWNERSHIP OF THE COMPANY’S ORDINARY SHARES	76
EXECUTIVE OFFICERS	79
EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS	82
ADDITIONAL COMPENSATION INFORMATION	108
COMPENSATION COMMITTEE REPORT	111
EXECUTIVE COMPENSATION TABLES	112
PAY VERSUS PERFORMANCE	124
PAY RATIO	127
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	128
EQUITY COMPENSATION PLAN INFORMATION	129
OTHER INFORMATION	130
APPENDIX A—ALKERMES PLC 2018 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED	A-1
APPENDIX B—GAAP TO NON-GAAP RECONCILIATION / NON-GAAP FINANCIAL TARGETS	B-1

ALKERMES PLC 2024 Proxy Statement 1

Proxy Summary

This proxy summary highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. Your vote is very important.

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Meeting Date and Time:	May 31, 2024, 2:00 p.m., Irish Standard Time
Place:	Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6
Record Date:	March 18, 2024

COMPANY INFORMATION
Ticker:	ALKS
Listing Exchange:	Nasdaq Global Select Market
Transfer Agent:	Computershare Trust Company, N.A
Corporate Website:	www.alkermes.com
Investor Relations Website:	investor.alkermes.com
Corporate Governance Documents:	investor.alkermes.com/corporate-governance

Purpose of this Proxy Statement

The board of directors of Alkermes plc (the “Board”) is soliciting proxies for use at the 2024 annual general meeting of shareholders of Alkermes plc (including any adjournments or postponements thereof, the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on matters to be brought before the Annual Meeting. Please read it carefully. This proxy statement is first being made available to our shareholders on or about April 15, 2024. This proxy statement is also available online at http://www.proxydocs.com/ALKS. The specific proposals to be considered and acted upon at the Annual Meeting are summarized below and described in more detail in this proxy statement.

Voting Matters and Recommendations of the Board

Proposals for Consideration		Board Recommendation	Page
1	Election of Directors	FOR ALL BOARD NOMINEES	22
2	Non-Binding, Advisory Vote on Executive Compensation	FOR	55
3	Non-Binding, Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	1 YEAR	56
4	Non-Binding Ratification of Appointment of Independent Auditor and Accounting Firm and Binding Authorization of Audit and Risk Committee to Set Independent Auditor and Accounting Firm’s Remuneration	FOR	57
5	Approval of Alkermes plc 2018 Stock Option and Incentive Plan, as amended	FOR	58
6	Renewal of Board Authority to Allot and Issue Shares under Irish Law	FOR	69
7	Renewal of Board Authority to Disapply the Statutory Pre-emption Rights under Irish Law	FOR	71

ALKERMES PLC 2024 Proxy Statement 2

How to Cast Your Vote If you are a shareholder of record, you have four ways to vote:

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm your instructions have been properly recorded.

Internet: By going to the Internet website indicated on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

Mail: By completing, signing, dating and returning a printed proxy card (or proxy form set out in section 184 of the Irish Companies Act 2014, as amended (the “Companies Act”)) via the postage-paid envelope provided with your proxy card (which will be forwarded to the Company’s registered address) or by delivery to the Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland D04 C5Y6.

In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to the Annual Meeting, please contact our Investor Relations team at investor_relations@alkermes.com.

Votes via the Internet or by telephone must be received prior to 11:59 p.m. Eastern Standard Time on May 30, 2024 (4:59 a.m. Irish Standard Time on May 31, 2024). Votes by mail must be received by the judge of elections at the Annual Meeting prior to the closing of the polls at the Annual Meeting.

If your ordinary shares are held through a bank, broker or other nominee, please follow the voting instructions provided by such bank, broker or other nominee in order for your shares to be voted. If you do not give instructions to your bank, broker or other nominee, your bank, broker or other nominee will not be able to vote your shares with respect to certain of the proposals at the Annual Meeting. We urge you to instruct your bank, broker or other nominee to vote your shares in accordance with the Board’s recommendations. For more information, see the section entitled “General Information About the Meeting and Voting” beginning on page 15 of this proxy statement.

YOUR VOTE IS VERY IMPORTANT. We encourage you to vote as soon as possible so that your shares are represented at the Annual Meeting.

Frequently Requested Information

	Page		Page
Active Shareholder Engagement	10	Overboarding Policy	45
Board Diversity Matrix	23	Corporate Responsibility and Sustainability	51
Board Skills Matrix	27	Peer Group Selection and Review	90
The Board’s Role in Oversight of Risks and Opportunities	34	Share Ownership and Holding Guidelines	108
Board Refreshment and Tenure	44	Clawback Policy and Recoupment Policy	108

ALKERMES PLC 2024 Proxy Statement 3

Summary of Proposals and Board Recommendations

Proposal 1 Election of Directors	✓ The Board unanimously recommends that you vote FOR the election of each of the Board Nominees

We are asking you to vote, by separate resolutions, to elect each of the director nominees listed in this proxy statement (each, a “Board Nominee,” and collectively, the “Board Nominees”), each to hold office for a one-year term until our 2025 annual general meeting of shareholders. Each Board Nominee was nominated for election by our Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) based on an assessment of their unique experience, qualifications, attributes and skills and their ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors.

For additional information, see Proposal 1 beginning on page 22 of this proxy statement and the section entitled “Board of Directors” beginning on page 25 of this proxy statement. The below table provides summary information about the Board Nominees.

Name	Director Since	Board Position	Audit and Risk	Compensation	Nominating and Corporate Governance	Financial Operating	Independent
Emily Peterson Alva	2021	Member			Member	Member	✓
Shane M. Cooke	2018	Member	Member				✓
David A. Daglio, Jr.	2020	Member	Member			Member	✓
Richard B. Gaynor, M.D.	2019	Member		Chair			✓
Cato T. Laurencin, M.D., Ph.D.	2021	Member			Member		✓
Nancy S. Lurker	2024	Member					✓
Brian P. McKeon	2020	Member		Member		Chair	✓
Richard F. Pops	2011	Chair				Member	✗
Nancy L. Snyderman, M.D.	2016	Member	Member		Chair		✓
Frank Anders Wilson	2019	Lead Ind.	Chair			Member	✓
Christopher I. Wright, M.D., Ph.D.	2022	Member		Member	Member		✓

Proposal 2 Non-Binding, Advisory Vote on Executive Compensation

✓ The Board unanimously recommends that you vote FOR Proposal 2

We are asking you to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for 2023.

For additional information, see Proposal 2 beginning on page 55 of this proxy statement.

Proposal 3 Non-Binding, Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

✓ The Board unanimously recommends that you vote for the ‘1 YEAR’ option for Proposal 3

We are asking you to approve, on a non-binding, advisory basis, the ‘1 YEAR’ option for the frequency of future advisory votes on the compensation of the Company’s named executive officers.

For additional information, see Proposal 3 beginning on page 56 of this proxy statement.

Proposal 4 Non-Binding Ratification of PwC as Independent Auditor and Accounting Firm; Binding Authorization of Audit and Risk Committee to Set PwC’s Remuneration

✓ The Board unanimously recommends that you vote FOR Proposal 4

We are asking you to ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor and accounting firm, and to authorize, on a binding basis, the Audit and Risk Committee of the Board (the “Audit and Risk Committee”) to set PwC’s remuneration.

For additional information, see Proposal 4 beginning on page 57 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 4

Proposal 5 Approval of Alkermes plc 2018 Stock Option and Incentive Plan, as Amended

✓ The Board unanimously recommends that you vote FOR Proposal 5

We are asking you to approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”), as proposed to be further amended to, among other things, increase the number of ordinary shares that are authorized for issuance thereunder by 6,300,000 (subject to adjustment for stock splits, stock dividends and similar events), increase the number of ordinary shares that may be awarded in the form of incentive stock options by the same amount, and effect the other material changes described in Proposal 5.

For additional information, see Proposal 5 beginning on page 58 of this proxy statement.

Proposal 6 Renewal of Board Authority to Allot and Issue Shares under Irish Law

✓ The Board unanimously recommends that you vote FOR Proposal 6

Under Irish law, the directors of an Irish public limited company (“plc”) such as Alkermes must have specific authority from its shareholders to allot and issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our Board’s authority to allot and issue ordinary shares was most recently approved at our 2023 annual general meeting of shareholders (our “2023 Annual Meeting”) and, if not renewed, will lapse on December 29, 2024. We are asking you to renew our Board’s authority to allot and issue shares, up to a maximum of 20% of our issued share capital as at April 10, 2024, for a period of 18 months in accordance with the terms set forth in Proposal 6. Granting to a company’s board of directors authority to allot and issue shares is a routine matter for Irish plcs such as Alkermes.

For additional information, see Proposal 6 beginning on page 69 of this proxy statement.

Proposal 7 Renewal of Board Authority to Disapply the Statutory Pre-emption Rights under Irish Law

✓ The Board unanimously recommends that you vote FOR Proposal 7

Under Irish law, unless otherwise authorized by its shareholders, an Irish plc such as Alkermes generally may not issue shares for cash without first offering those shares on the same or more favorable terms to its existing shareholders on a pro-rata basis. Our Board’s authority to disapply these statutory pre-emption rights and issue new shares for cash was most recently approved at our 2023 Annual Meeting and, if not renewed, will lapse on December 29, 2024. We are asking you to renew our Board’s authority to disapply these statutory pre-emption rights, up to a maximum of 20% of our issued share capital as at April 10, 2024, for a period of 18 months in accordance with the terms set forth in Proposal 7. Granting authority to disapply these statutory pre-emption rights to a company’s board of directors is a routine matter for Irish plcs such as Alkermes.

For additional information, see Proposal 7 beginning on page 71 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 5

Business Overview

Alkermes plc (together with its consolidated subsidiaries, “Alkermes” or the “Company” and referred to herein using terms such as “us” or “we”) is a fully-integrated, global biopharmaceutical company. We apply our deep neuroscience expertise to develop medicines designed to help people living with complex and difficult-to-treat psychiatric and neurological disorders.

We have a portfolio of proprietary commercial products that we manufacture and commercialize for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders. We also manufacture commercial products that incorporate our proprietary technologies under license and receive manufacturing revenues and/or royalties from these and other products that incorporate our proprietary technologies. Headquartered in Dublin, Ireland, we have a research and development (“R&D”) center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland*; and a manufacturing facility in Wilmington, Ohio.

* In December 2023, we announced an agreement to sell our Athlone, Ireland facility to Novo Nordisk, with the transaction expected to close in mid-2024, subject to certain closing conditions.

2023 Business Priorities and Highlights

Three strategic priorities guided our management of the business in 2023: commercial execution; advancement of our development pipeline; and the separation of our oncology business. Underpinning these priorities and the operation of our business is our foundation of strong corporate governance, our focus on operational efficiency and profitability, our dedication to patients and to our employees, and our commitment to operating in an ethical and responsible manner.

Consistent with these priorities, 2023 was a year of important accomplishments and new developments for the Company. Highlights included:

Successfully grew our revenue

•	Generated total revenues of $1.66 billion, driven by 18% year-over-year growth in proprietary product net sales ($920 million).

ALKERMES PLC 2024 Proxy Statement 6

•	Increased net sales of LYBALVI by 100%, generating annual net sales of $192 million.
•	Eclipsed $400 million in VIVITROL annual net sales, representing a 6% year-over-year increase.
•	Achieved ARISTADA annual net sales of $328 million, representing an 8% year-over-year increase.
•

Prevailed in arbitration with Janssen Pharmaceutica N.V. (“Janssen”), resulting in resumption of significant royalties; royalties from Janssen’s long-acting INVEGA products contributed approximately $486 million in revenue in 2023, including $195 million in back royalties and related interest on 2022 sales.

Significantly progressed our pipeline programs

•

Accelerated and advanced our phase 1 program for ALKS 2680, our orexin 2 receptor agonist; generated safety and tolerability data in healthy volunteers and presented initial data from the first cohort of patients with narcolepsy type 1.

•

Advanced enrollment in two potentially registrational studies for nemvaleukin alfa, an immunotherapy candidate for the treatment of mucosal melanoma and for the treatment of platinum-resistant ovarian cancer in combination with pembrolizumab, prior to the separation of our oncology business (including nemvaleukin alfa) into a new, independent, publicly-traded company.

•

Generated topline results from a phase 3, open-label extension study that assessed the long-term safety, tolerability and durability of treatment effect of LYBALVI in patients who received up to four years of treatment.

Continued focus on profitability

•

Achieved net income in accordance with accounting principles generally accepted in the United States (“GAAP”) of $356 million, significantly exceeding our most recent GAAP net income financial expectations.

•	Settled the patent litigation related to VIVITROL on favorable terms, delaying generic entry by Teva Pharmaceuticals USA, Inc. (“Teva”) until January 2027.
•

Completed the separation of our oncology business into a new, independent, publicly-traded company, which is expected to reduce our annual R&D expense by approximately $150 million and to enable us to focus our efforts and capital on our portfolio of commercial products and neuroscience pipeline opportunities.

•

Announced entry into a definitive agreement to sell our development and manufacturing facility in Athlone, Ireland, consistent with our focus on aligning our infrastructure and cost structure with the needs of our business going forward.

Strengthened our commitment to our people and our stakeholders

•

Published our 6th Corporate Responsibility Report, highlighting our diversity, inclusion and belonging (“DIB”)-related initiatives, employee wellness and career development programs, key environmental performance data and site-specific conservation and sustainability efforts.

•

Awarded grants totaling over $500,000 as part of our Alkermes Inspiration Grants® Program to 11 nonprofit organizations working to address the needs of people living with addiction, serious mental illness or cancer, with a focus on unmet needs in historically under-resourced or underrepresented communities with longstanding and widespread health disparities.

•	Maintained a DIB-related performance goal for senior leaders that was incorporated into their respective 2023 performance objectives.
•	Engaged with third-party sustainability consultants to support our efforts to enhance, measure and report our environmental performance.

ALKERMES PLC 2024 Proxy Statement 7

Corporate Governance Highlights

We strive to maintain strong corporate governance practices that promote the long-term interests of the Company and our shareholders and strengthen the oversight of our management and our Board. Highlights of these practices include the following:

Board and Governance Practices		Alignment with Shareholder Interests
☑	Independent Board (other than our CEO)	☑	Designees of two shareholders on our Board:
☑	Engaged Lead Independent Director		• Sarissa (as defined below) designee appointed in 2021
☑	Standing Board committees comprised solely of independent directors		• Elliott (as defined below) designee appointed in 2021 • Two additional directors appointed in 2020 with the support of Elliott
☑	Robust director overboarding policy
☑	Regular scheduled executive sessions of independent, non-employee directors	☑	Active shareholder engagement program with independent director participation
☑	Annual Board, committee and individual director self-assessments	☑	Prohibition of hedging and pledging by executive officers and directors
☑	Active Board refreshment	☑	Alignment of executive pay with performance
☑	Incorporation of diverse candidates in all director searches	☑	Single class of voting shares
☑	Majority voting standard for uncontested director elections	☑	Annual director elections for one-year terms
☑	Plurality voting standard for contested director elections	Compensation Practices
☑	New director orientation and continuing director education	☑	Significant portion of CEO and other executive compensation is “at-risk”
☑	Board access to senior management and independent advisors	☑	Annual advisory vote on executive compensation program
☑	Board participation in executive succession planning and talent management	☑	Annual use of equity awards with performance-based vesting
☑	Annual review of Corporate Governance Guidelines and other corporate policies	☑	Incorporation of ESG and DIB considerations into short-term incentive-plan
☑	Code of Business Conduct and Ethics	☑	No excessive perquisites
☑	Annual publication of environmental, social and health performance data	☑	Double trigger change in control vesting provisions for grants to executive officers
☑	Share ownership and holding guidelines for executive officers and directors	☑	No repricing of stock options
☑	Board and committee oversight of enterprise risk management, including ESG (as defined below) matters	☑	Clawback policy and recoupment policy in respect of certain equity and cash compensation
☑	Executive-sponsored employee resource groups in support of DIB initiatives	☑	Independent compensation consultant

We regularly review and refine our governance policies and practices based on market best practices, shareholder feedback and the evolving needs of our business. In recent years, we took a number of actions to further enhance our corporate governance policies and practices and our Board structure, composition and diversity, which are described below under “Recent Enhancements to Corporate Governance Policies and Practices” beginning on page 11 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 8

Board of Directors – Overview

Each year, as part of our annual Board evaluation process, the Nominating and Corporate Governance Committee reviews the qualifications and experience of our Board as a whole to assess alignment with our strategic priorities. The Board Nominees possess significant experience in the areas set forth below. For a listing of qualifications and experience by individual Board member, see the Board skills matrix on page 27 of this proxy statement.

Our Board is substantially independent, has a strong representation of directors who are diverse in terms of age, self-identified gender and race/ethnicity, and has a mix of newer and longer-tenured directors, providing what we consider to be an appropriate balance of experience, institutional knowledge, fresh perspectives and skillsets. The following graphics reflect the composition of the Board and attributes of the Board Nominees as of April 1, 2024.

For additional information about our Board composition, including specific qualifications and experience of, and other information about, the Board Nominees, see the section entitled “Director Diversity, Qualifications and Experience” beginning on page 26 of this proxy statement.

Board and Committee Refreshment Highlights

✓
Since 2019, appointed a total of eight new, independent directors, including four diverse directors in terms of gender or race/ethnicity, further strengthening the Board’s diversity and expertise in areas of importance to our business strategy.
✓
Since 2019, a total of six longer-serving directors have retired from the Board.
✓
Since June 2021, all members of the Nominating and Corporate Governance Committee have been diverse in terms of gender or race/ethnicity.
✓
In December 2023, appointed Andy Wilson as the Board’s new Lead Independent Director.
✓
In December 2023, refreshed the membership and leadership of the Compensation Committee, adding a new independent member and appointing a new independent chair.

For additional information, see “Board Refreshment and Tenure” on page 44 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 9

Active Shareholder Engagement

Our management team and our Board value, and frequently solicit and respond to, the views of our shareholders. We interact with investors throughout the year and regularly engage with our shareholders through open dialogue and direct communication on a variety of topics, including our business and growth strategy, financial performance, corporate governance, executive compensation practices and environmental, social and governance (“ESG”) matters.

Shareholder Outreach, Engagement and Feedback

For the past several years, we have increased the frequency and scope of our shareholder engagement activities, actively solicited shareholder feedback and, when appropriate and determined by the Board to be in the best interests of the Company and its shareholders, made changes to our governance, compensation and other practices in response to the shareholder feedback received. Our Lead Independent Director and other members of our Board have participated in certain of these shareholder engagements alongside representatives of management. The primary areas of discussion during these engagements related to:

▪
Board refreshment, composition and diversity, and related disclosures;
▪
the Board’s role in oversight of business risks and opportunities, including ESG risks and opportunities tied to our business strategy;
▪
corporate responsibility and sustainability, including our annual Corporate Responsibility Reports and our human capital development and other DIB initiatives;
▪
executive compensation, including the importance of alignment between pay and performance, measurable metrics against which to assess performance, and transparent disclosure in respect of compensation decisions;
▪
opportunities and plans for operational efficiency, optimization of the Company’s cost structure and enhanced profitability; and
▪
business strategy and execution, including the recently completed separation of our oncology business.

Board Responsiveness to Shareholder Feedback

Feedback from our shareholder meetings is discussed with management and relayed to the full Board and the relevant committees of the Board, as appropriate. After careful consideration of the feedback received, our Board and management team have taken the following actions, among others:

Enhanced Corporate Governance

•
Significantly refreshed the Board
•
Declassified the Board
•
Increased Board diversity
•
Enhanced ESG disclosures
•
Refined corporate governance policies and practices

See page 11 of this proxy statement.

Enhanced Compensation Program

•
Further aligned pay and performance
•
Enhanced measurability and disclosure of executive pay
•
Refined peer group
•
Linked incentive compensation opportunities to profitability

See page 84 of this proxy statement.

Continued Focus on Profitability

•
Actively managed the business to optimize costs and operational efficiencies in support of profitability
•
Formed a Board committee to oversee achievement of profitability targets and cost optimization

2023 Annual Meeting Results and Continued Engagement

At our 2023 Annual Meeting, each of our director nominees was re-elected by a plurality vote (due to the contested nature of the election) and each of our other proposals was approved by shareholders, with support ranging from approximately 76% to 99% of the votes cast. Following the 2023 Annual Meeting, we continued our engagement efforts, requesting meetings with shareholders who collectively held approximately 70% of our outstanding shares and holding meetings with shareholders who collectively held approximately 50% of our outstanding shares. Our Lead Independent Director participated in certain of these meetings, including when requested by shareholders, alongside representatives of management.

We remain committed to engaging with shareholders and other stakeholders on a regular basis to solicit and consider their views on our business strategy and performance, executive compensation programs and corporate responsibility, sustainability and governance practices.

ALKERMES PLC 2024 Proxy Statement 10

Recent Enhancements to Corporate Governance Policies and Practices

Following careful consideration of shareholder feedback, the evolving needs of our business and market trends in governance practices, our Board has taken the following actions in recent years to enhance our corporate governance policies and practices:

Declassified the Board

In June 2021, we asked our shareholders to approve amendments to our articles of association (the “Articles of Association”) to declassify the Board over a three-year period. Since our 2022 annual general meeting of shareholders, each director up for election is eligible for a one-year term. The Board will be fully declassified as of the Annual Meeting.

Limited outside directorships

In May 2022, the Board revised its policy regarding outside directorships to further limit the number of public company boards on which our directors may serve (our “overboarding” policy). See page 45 of this proxy statement for details. Each of our directors is, and was at all times during 2023, in compliance with this overboarding policy.

Refreshed Board and committee membership and leadership

Since September 2019, the Board has engaged in significant refreshment activities, resulting in the appointment of eight new, independent directors, including two in 2021, one in 2022, and one in 2024, each further strengthening the Board’s expertise in targeted areas of importance to our business strategy and adding to its diversity.

In addition, six of our longer-serving directors have retired from the Board since 2019. See the section entitled “Board Refreshment and Tenure” beginning on page 44 of this proxy statement.

During 2023, our Board also appointed a new Lead Independent Director and refreshed the membership and leadership of the Compensation Committee, adding a new independent member and appointing a new independent chair.

Enhanced Board diversity

Since 2011, women have comprised no less than 20% of our Board, and currently comprise 27% of our Board. Overall, 45% of our current Board members are diverse in terms of gender or race/ethnicity.

In September 2019, the Board codified our practice in respect of Board nominees, which requires that diverse candidates, including candidates who are women and candidates from underrepresented communities, be included in any pool from which the Nominating and Corporate Governance Committee considers and selects director nominees.

Consistent with this policy, diversity of membership, including in respect of gender and race/ethnicity, is considered when the Nominating and Corporate Governance Committee evaluates director candidates for our Board, and each of the four new directors appointed to our Board since 2021 is diverse in terms of gender or race/ethnicity, and also contributes significantly to the diversity of experience and skills of our Board.

Enhanced disclosure of Board composition

In recent years, we have included a Board skills matrix in our proxy statement, which highlights the overall composition of our Board and specific skills, qualifications, and other attributes of each of our directors that contribute to the diversity and effectiveness of our Board and its committees. See page 27 of this proxy statement.

Board self-assessment facilitated by independent third party

In 2023, our Board engaged an independent third party to facilitate the annual self-assessment of the Board, its committees and its individual directors, and changed the methodology utilized for collection of director feedback to also include individual interviews. See the section entitled “2023 Further Enhancements to Board Self-Assessment Process” beginning on page 43 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 11

Implemented plurality voting for contested elections	In May 2022, we asked our shareholders to approve amendments to our Articles of Association to provide for a plurality vote standard for contested director elections.
Refined share ownership and holding guidelines

In February 2022, we revised our Share Ownership and Holdings Guidelines to exclude, for purposes of determining the value of shares owned by a director or officer, the value of (i) vested but unexercised options and (ii) unvested performance-based restricted stock unit awards.

Expanded scope of Clawback Policy Adopted new Incentive Compensation Recoupment Policy

In May 2021, we expanded the Clawback Policy of Alkermes plc (our “Clawback Policy”) to apply to certain cash-based incentive compensation in addition to equity-based incentive compensation.

Effective October 2023, we adopted a new Alkermes plc Incentive Compensation Recoupment Policy (our “Recoupment Policy”), which complies with the recently adopted Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq Listing Rule 5608.

For additional detail, see the section entitled “Clawback Policy and Recoupment Policy” beginning on page 108 of this proxy statement.

Continued to integrate ESG considerations into our business

Since 2020, we have included objectives related to corporate responsibility and other ESG considerations in our annual corporate objectives and short-term incentive plans for our employees, including our named executive officers.

From 2020 - 2023, the Board adopted various amendments to its committees’ charters to codify the oversight responsibilities of each committee in respect of our ESG initiatives.

Enhanced ESG- related disclosure

Each year since 2018, we have published a Corporate Responsibility Report, highlighting our corporate responsibility, sustainability and DIB initiatives and certain environmental performance data and related risk management activities. These reports are available on the Responsibility section of our website at www.alkermes.com. For additional information about our ESG initiatives, see the section entitled “Corporate Responsibility and Sustainability” beginning on page 51 of this proxy statement.

We remain committed to corporate governance best practices and regular engagement with our shareholders and other stakeholders to solicit and consider their views on these practices, our executive compensation programs, our corporate responsibility and sustainability initiatives, and our business strategy and performance. We invite shareholders to email us at investor_relations@alkermes.com with any suggestions, comments or inquiries. Shareholder proposals, nominations and other notifications required under the Companies Act or our Articles of Association should not be sent to this e-mail address, but rather should be delivered as set forth in this proxy statement, our Articles of Association and/or the Companies Act, as applicable.

ALKERMES PLC 2024 Proxy Statement 12

Executive Compensation Highlights

Our executive compensation program is overseen by the Compensation Committee of our Board (the “Compensation Committee”), in consultation with its independent compensation consultant. The program is focused on attracting and retaining experienced and well-qualified executive officers who will help advance our critical business objectives, and rewarding them for performance that contributes meaningfully to the creation of shareholder value. The guiding principles and objectives of our executive compensation program include:

Pay-for-Performance	Align with Interests of our Shareholders	Balance Short- and Long-Term Incentives	Attract and Retain Key Talent
We believe in a pay-for-performance approach that supports our business objectives and, as such, a significant portion of each named executive officer’s compensation is performance-based and at-risk

We provide an overall compensation package that rewards individual and Company performance against our corporate objectives to promote the creation and retention of value for the Company and its shareholders

		We structure our executive compensation program to align with, and balance, the short- and long-term focus required for success in the biopharmaceutical industry	We seek to attract and retain a highly-skilled workforce by providing a total compensation package that is competitive with other employers who compete with us for talent

2023 Compensation Program Highlights

Our executive compensation program highlights include the following:

▪
Significant Portion of “At-Risk” Compensation: A significant portion of the target total direct compensation opportunity for our Chief Executive Officer (“CEO”) and other named executive officers is comprised of “at-risk” compensation in the form of annual cash performance pay opportunities and long-term equity incentive awards. See the sections entitled “Pay Mix – Significant Portion of Executive Compensation is “At-Risk”” on page 87 of this proxy statement, “Executive Compensation Philosophy and Objectives” on page 89 of this proxy statement and “Long-Term Equity Incentive Compensation—Annual Grant” on page 101 of this proxy statement.
▪
Performance-Vesting Equity Included in Annual Grants to All Named Executive Officers: In 2023, the Compensation Committee conditioned vesting of greater than 50% of the total target value of our CEO’s equity grant and approximately 25% of the total target value of the equity grants made to each of our other named executive officers, on achievement over a three-year performance period of financial and pipeline objectives aligned with our long-term business strategy and on relative total shareholder return over the same period. See the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” on page 101 of this proxy statement.
▪
ESG and DIB Objectives Incorporated Into Short-Term Incentive Plans (“STIPs”): The Board and the Compensation Committee understand the importance of ESG and DIB considerations to the Company and its stakeholders and, in 2023, continued to incorporate corporate objectives related to ESG and DIB matters into the Company’s short-term incentive plan for our named executive officers. See the section entitled “2023 Corporate Objectives” on page 94 of this proxy statement.
▪
Double Trigger Change in Control Vesting: Starting in 2023, the Compensation Committee eliminated single trigger change in control vesting provisions in all equity awards granted to our named executive officers, replacing them with double trigger change in control vesting provisions.
▪
Strong Compensation Governance Attributes: Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy, align with compensation-related governance best practices and further our compensation objectives. See the section entitled “Strong Compensation Governance Attributes” on page 86 of this proxy statement.

2023 Advisory Vote on 2022 Executive Compensation. At the 2023 Annual Meeting, shareholders supported our executive compensation program, with approximately 79% of the votes cast in favor of our say-on-pay proposal. Excluding the shares voted “against” this proposal by the shareholder that initiated a contested director election at our 2023 Annual Meeting and has since liquidated its shareholdings in the Company, the support level would have been approximately 87% of the votes cast on this proposal. As noted above under “Extensive Shareholder Engagement,” we value, and frequently solicit, shareholder feedback on our executive compensation programs, and shareholders have generally acknowledged the Board and Compensation Committee’s responsiveness and significant enhancements to our executive compensation programs in recent years.

ALKERMES PLC 2024 Proxy Statement 13

Corporate Responsibility, Sustainability and ESG Matters

Corporate responsibility is inherent in our mission and our values as an organization. We actively work to support people living with complex neurological and psychiatric disorders, including opioid dependence, alcohol dependence, schizophrenia and bipolar I disorder, and to help break down barriers that prevent access to care. As we do this important work, we are committed to operating and growing our business in a manner that promotes transparent governance and strong ethics; maintains extensive patient, employee and other stakeholder engagement; and helps us grow our organization strategically, sustainably and responsibly, including with respect to our ESG impacts.

Our ESG Pillars

The following pillars are deeply integrated into our business, and we incorporated goals related to these pillars into the Company’s 2023 corporate objectives and corresponding 2023 short-term incentive plan:

Environmental

We are committed to responsible environmental stewardship. We have implemented enterprise-wide Environmental, Health, Safety and Security initiatives and management strategies designed to mitigate or reduce risk, protect employee health and safety, minimize our environmental impacts and enhance the sustainability of our operations.

Social

We strive to foster a diverse, inclusive and collaborative workplace culture in which employees are engaged and have access to resources and support to help them thrive both personally and professionally.

Our patient-centered approach drives our external-facing efforts such as patient engagement and advocacy activities, and corporate grant programs, which seek to support patient communities in our therapeutic areas of focus.

Governance

We govern the Company with strong ethics and corporate governance practices, comprehensive management and Board oversight of our business and operations, compliance with applicable laws and engagement with our stakeholders.

Our policies are designed to support risk mitigation, enhance the security of our people and information, and maintain our commitment to product quality and patient safety.

Our ESG Oversight Structure

Our Board and its committees are responsible for overseeing ESG initiatives and risks and opportunities tied to our overall business strategy.

Nominating and Corporate Governance Committee Responsible for overseeing our corporate governance practices and policies, including those related to:
☑	Corporate responsibility and sustainability, and environmental, health and safety matters	☑	Management and leadership development and executive succession planning
☑	Employee matters, including DIB	☑	Director overboarding and conflicts of interest
☑	Board evaluation, composition and refreshment	☑	Political contributions and lobbying activities

Audit and Risk Committee

Responsible for overseeing our broader enterprise risk management process, which integrates risks related to various ESG matters, including those presented below, and our mitigation activities related to such risks, and for overseeing the integration of ESG-related disclosures into the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), as appropriate.

☑	Environmental, health, safety and security programs	☑	Cybersecurity, information technology and data privacy
☑	Environmental stewardship and sustainability matters, including climate change

Compensation Committee

Responsible for recommending to our Board the incorporation, as appropriate, of ESG considerations into our annual corporate objectives and executive and Company-wide incentive compensation plans, including in respect of environmental sustainability, social responsibility, employee engagement and DIB, and for ensuring that the Company’s compensation and benefits programs and practices are supportive of our human capital management initiatives, including those related to:

☑	Talent and leadership development, recognition and retention	☑	DIB objectives

ALKERMES PLC 2024 Proxy Statement 14

General Information about the Meeting and Voting

Why am I receiving these proxy materials?

We are making this proxy statement available to you on or about April 15, 2024 on the Internet or by delivering printed versions to you by mail, because our Board is soliciting your proxy to vote your ordinary shares, $0.01 par value per share, of Alkermes plc (referred to in this proxy statement as “shares” or “ordinary shares”) at the Annual Meeting scheduled to be held on May 31, 2024. This proxy statement contains information about the Company and the items being voted on at the Annual Meeting.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) are also available through the Investors section of our website at www.alkermes.com or at http://www.proxydocs.com/ALKS. The information contained on or connected to our website is not incorporated by reference into, and should not be considered part of, this proxy statement. Shareholders may also request a printed copy of these documents free of charge, by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

Who can vote at the Annual Meeting?

If you owned ordinary shares of the Company as of the close of trading on the Nasdaq Global Select Market on March 18, 2024 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 169,184,183 ordinary shares issued and outstanding and entitled to be voted.

Am I a shareholder of record or a beneficial owner?

Shareholders of Record. If, as of the Record Date, your ordinary shares were registered in your name (and not in the name of a bank, broker or other nominee) with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record.

Beneficial Owners. If, as of the Record Date, your ordinary shares were not registered in your name, but rather were held in an account at a bank, brokerage firm or other nominee in the name of your bank, broker, or other nominee, then such shares are held in “street name” and you are the beneficial owner of such shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

When and where is the Annual Meeting scheduled to be held?

The Annual Meeting is scheduled to be held on May 31, 2024 at 2:00 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. Admission to the Annual Meeting is restricted to shareholders as of the Record Date and/or their proxy holders.

ALKERMES PLC 2024 Proxy Statement 15

How do proxies work and how will shares be voted?

You may choose to designate another person as your ‘proxy’ to vote the shares you own on your behalf. If you designate someone as your proxy in a written document, that document is also called a ‘proxy’ or a ‘proxy card’. Any proxy that you designate must attend the Annual Meeting in person for your shares to be voted. Any proxy card that is properly executed and received by the Company will be voted in accordance with the instructions provided on the proxy card. Our Board is asking for your proxy to authorize the Company’s named proxy holders to vote your shares at the Annual Meeting in the manner you direct. We encourage you to promptly vote on each of the Company’s proposals to be voted on at the Annual Meeting.

If you return a validly executed proxy card without indicating how your shares should be voted on one or more specific proposals to be voted on at the Annual Meeting and you do not revoke your proxy, your shares will be voted in accordance with the Board’s recommendations set forth in this proxy statement for each proposal for which you did not indicate a vote as follows:

•
Election of Directors: “FOR” the election of each of the Board Nominees;
•
Non-Binding, Advisory Vote on Executive Compensation: “FOR” the approval, in a non-binding, advisory vote, of the compensation of our named executive officers;
•
Non-Binding, Advisory Vote on Frequency of Advisory Vote on Executive Compensation: For the approval, in a non-binding, advisory vote, of the “1 YEAR” option for the frequency of future advisory votes on the compensation of our named executive officers;
•
Independent Auditor and Accounting Firm: “FOR” the ratification, in a non-binding vote, of the appointment of PwC as the independent auditor and accounting firm of the Company, and the authorization, in a binding vote, of the Audit and Risk Committee to set PwC’s remuneration;
•
Alkermes plc 2018 Stock Option and Incentive Plan, as amended: “FOR” the approval of the Alkermes plc 2018 Stock Option and Incentive Plan, as amended;
•
Board Authority to Allot and Issue Shares under Irish Law: “FOR” the renewal of the Board’s authority to allot and issue shares under Irish law;
•
Board Authority to Disapply Statutory Pre-Emption Rights under Irish Law: “FOR” the renewal of the Board’s authority to issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption rights that would otherwise apply under Irish law; and
•
As to any other matter that may properly come before the Annual Meeting, in the named proxy holders’ discretion.

Shares represented by valid proxies received and not subsequently revoked before the Annual Meeting that do not specify instructions on any particular matter to be voted on at the Annual Meeting will be voted at the Annual Meeting in the manner set forth above with respect to such matter. You can revoke your proxy and change your vote as described in the section entitled “Can I change my vote after submitting my proxy?” on page 20 of this proxy statement. If your shares are held through a bank, broker or other nominee, please follow the instructions provided by such bank, broker or other nominee.

Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, ordinary shares represented by all proxy cards received by the Company will be voted at the discretion of the named proxy holders as set forth on the proxy card.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record, you may vote by Internet or submit your proxy by telephone prior to 11:59 p.m. Eastern Standard Time on May 30, 2024 (4:59 a.m. Irish Standard Time on May 31, 2024), or, if you elect to vote by mail, your validly executed proxy card must be received by the judge of elections at the Annual Meeting prior to the closing of the polls at the Annual Meeting.

If you are a beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to determine whether you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee and whether any deadlines apply for submission of such voting instructions.

ALKERMES PLC 2024 Proxy Statement 16

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person. You may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting, on each proposal to be voted on at the Annual Meeting, with the exception of Proposal 3, for which you may choose the “1 YEAR,” “2 YEAR,” or “3 YEAR” options or you may “ABSTAIN” from voting.

Shareholders of Record. As a shareholder of record, there are four ways to vote:

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

Internet: By going to the Internet website indicated on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

 Mail: By completing, signing, dating and returning a printed proxy card (or proxy form set out in section 184 of the Companies Act) via the postage-paid envelope provided with your proxy card (which will be forwarded to the Company’s registered address) or by delivery to the Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland D04 C5Y6.

In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to the Annual Meeting, please contact our Investor Relations team at investor_relations@alkermes.com. We will distribute ballots at the Annual Meeting to anyone who wishes to vote in person.

If you are a shareholder of record and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Companies Act, of Christopher McLaughlin, Carol McNelis, Richie Paul and Thomas Riordan as your named proxy holders, each with power to act without the other and with full power of substitution, to vote your shares on your behalf in accordance with your telephone instructions.

Beneficial Owners. If you are a beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can mark, sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request and submit a legal proxy from your bank, broker or other nominee.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•
indicate when voting by Internet or submitting your proxy by telephone that you wish to vote as recommended by the Board, or
•
date, sign and return a proxy card without giving specific voting instructions,

then the Company’s named proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and such proxy holders may determine in their discretion how to vote your shares in respect of any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares held in “street name” through a bank, broker or other nominee and you do not instruct your bank, broker or other nominee as to how to vote your shares, your bank, broker or other nominee may still be able to vote your shares in its discretion on certain proposals. Under the rules of the New York Stock Exchange (the “NYSE Rules”), banks, brokers and other securities intermediaries that are subject to the NYSE Rules (as are the vast majority of the banks, brokers and other securities intermediaries who hold shares on behalf of beneficial owners of our shares) ordinarily may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under the NYSE Rules. However, such banks, brokers or other securities intermediaries may not use their discretion to vote your “uninstructed” shares with respect to matters considered to be “non-routine” under the NYSE Rules, resulting in such circumstances in what are commonly referred to as “broker non-votes”. We believe Proposals 1, 2, 3 and 5 are considered “non-routine” matters under the NYSE Rules, meaning that your broker therefore may not vote your shares on such proposals in the absence of your voting instructions, resulting in “broker non-votes” for such proposals. We believe Proposals 4, 6 and 7 are considered to be

ALKERMES PLC 2024 Proxy Statement 17

“routine” matters under NYSE rules, meaning that if you do not return voting instructions to your bank, broker or other nominee by its deadline, your shares may ordinarily be voted by your broker in its discretion on such proposals. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other securities intermediary by the deadline provided in the materials provided by your broker, bank or other securities intermediary.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, as permitted by the rules of the SEC. Accordingly, unless a shareholder has instructed us otherwise, we are mailing only the Notice to our shareholders, which Notice contains instructions on how to access the rest of our proxy materials on the Internet or to request printed versions by mail. In addition, you may request to receive, on an ongoing basis, future proxy materials in printed form, either by mail or electronically by email.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If your shares are held in more than one account, you will receive more than one proxy card or voting instruction form. You can, and are urged to, vote all of your shares by completing, signing, dating and returning every proxy card you receive from the Company. If you choose to vote via the Internet, please vote using the details on each proxy card you receive to ensure that all of your shares are voted. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

Which ordinary shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the ordinary shares in each account that you own as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, if some of your shares are registered directly in your name with the Company’s transfer agent, or if some of your shares are held in street name through a bank, broker or other nominee. Please vote the shares on each proxy card or voting instruction form in order to ensure that all of your shares are counted at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies for the Annual Meeting, including expenses relating to the preparation, filing and mailing to shareholders of this proxy statement and/or other proxy materials. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies. We will also reimburse banks, brokers and nominees for their reasonable out-of-pocket costs incurred in connection with forwarding proxy materials to, and soliciting voting instructions from, beneficial owners who hold ordinary shares in “street name” in the name of such bank, broker or other nominee. Proxies may also be solicited by our directors and certain of our officers and regular employees, whether in person, by mail, by telephone or by email or other electronic means. Our directors, officers and employees will not be paid any additional compensation for any such solicitation efforts.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. Under our Articles of Association, a quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. On the Record Date, there were 169,184,183 ordinary shares issued and outstanding and entitled to vote. Thus, the holders of 84,592,092 ordinary shares must be present in person or represented by proxy at the Annual Meeting for a quorum to exist.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.

ALKERMES PLC 2024 Proxy Statement 18

What vote is required to approve each proposal? How are abstentions and broker non-votes treated?

Proposal	Vote Required for Approval	Effect of Abstentions / Broker-Non-Votes
PROPOSAL 1 Election of Directors	Each Board Nominee must, by separate resolution, receive the affirmative vote of a majority of the votes cast on the resolution in person or by proxy.	Abstentions and broker non-votes will have no effect on the election of the Board Nominees, as they are not considered to be votes cast.
PROPOSAL 2 Non-Binding, Advisory Vote on Executive Compensation	This proposal is advisory and non-binding; the affirmative vote of a majority of the votes cast on the resolution in person or by proxy is required for the advisory approval of this proposal.	Abstentions and broker non-votes will have no effect on the outcome of this advisory proposal, as they are not considered to be votes cast.
PROPOSAL 3 Non-Binding, Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	This proposal is advisory and non-binding; the affirmative vote of a majority of the votes cast on the resolution in person or by proxy is required for the advisory approval of this proposal.	Abstentions and broker non-votes will have no effect on the outcome of this advisory proposal, as they are not considered to be votes cast.
PROPOSAL 4 Non-Binding Ratification of PwC as Independent Auditor and Accounting Firm; Binding Authorization of Audit and Risk Committee to Set PwC’s Remuneration

The ratification component of this proposal asks for a non-binding, advisory vote, whereas the authorization component of this proposal is binding.

The binding authorization component of this proposal requires the affirmative vote of a majority of the votes cast on the resolution in person or by proxy.

Abstentions and broker-non votes (if any) will have no effect on the outcome of this proposal, as they are not considered to be votes cast.
PROPOSAL 5 Approval of Alkermes plc 2018 Stock Option and Incentive Plan, as amended	Affirmative vote of a majority of the votes cast on the resolution in person or by proxy.	Abstentions and broker non-votes will have no effect on the outcome of this proposal, as they are not considered to be votes cast.
PROPOSAL 6 Renewal of Board Authority to Allot and Issue Shares under Irish Law	Affirmative vote of a majority of the votes cast on the resolution in person or by proxy.	Abstentions and broker non-votes (if any) will have no effect on the outcome of this proposal, as they are not considered to be votes cast.
PROPOSAL 7 Renewal of Board Authority to Disapply the Statutory Pre-emption Rights under Irish Law

Affirmative vote of at least 75% of the votes cast on the resolution in person or by proxy.

In addition, approval of Proposal 7 is conditioned upon prior approval of Proposal 6, because Irish law requires that a general authority to issue shares be granted before an authority can be granted to issue shares for cash on a non-pre-emptive basis.

Abstentions and broker non-votes (if any) will have no effect on the outcome of this proposal, as they are not considered to be votes cast.

How will voting on any other business be conducted?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons identified as the named proxy holders (or any other person designated as your proxy) are entitled to vote on each such matter in their discretion.

ALKERMES PLC 2024 Proxy Statement 19

Can I change my vote after submitting my proxy?

Shareholders of Record. If you are a shareholder of record, you may revoke your proxy by taking any of the following actions:

•
providing written notice of revocation to the Company’s Secretary (at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary), by mail or by facsimile to +353 1 772‑8001, which notice must be received by the judge of elections prior to the closing of the polls at the Annual Meeting;
•
signing and delivering a printed proxy card (in the form mailed to you or the form set forth in Section 184 of the Companies Act) relating to the same shares and bearing a later date, that is received by the judge of elections prior to the closing of the polls at the Annual Meeting;
•
transmitting a subsequent vote over the Internet or submitting a subsequent proxy by telephone, which vote or proxy must be received prior to 11:59 p.m. Eastern Standard Time on May 30, 2024 (4:59 a.m. Irish Standard Time on May 31, 2024); or
•
attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a previously submitted proxy unless you vote at the Annual Meeting or specifically request that your previously submitted proxy be revoked. Changing your vote prior to the Annual Meeting is most easily accomplished if you submit your proxy via telephone or over the Internet, as your vote may then be changed by simply submitting a new vote via telephone or over the Internet.

Beneficial Owners. If you are a beneficial owner, you must contact the bank, broker or other nominee that holds your shares in order to revoke your proxy. If you are a beneficial owner and you wish to vote in person at the Annual Meeting, you must request and submit a legal proxy from your bank, broker or other nominee.

Who will count the votes and how are votes counted?

Votes will be counted by the judge of elections appointed by the Board for the Annual Meeting, who, for each resolution in Proposals 1, 2, 4, 5, 6 and 7 will separately count votes “FOR,” “AGAINST,” abstentions and, if applicable, broker non-votes, and for the resolution set forth in Proposal 3, will separately count votes for the “1 YEAR,” “2 YEAR,” and “3 YEAR” options and abstentions and broker non-votes.

What do I need for admission to the Annual Meeting?

All shareholders attending the Annual Meeting in person will be required to show valid government-issued picture identification. If your ordinary shares are held in street name by a bank, broker or other nominee, you will also need to bring evidence of your ordinary share ownership as of the Record Date, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification and, if applicable, proof of your share ownership, you may not be admitted to the meeting.

Do shareholders have any appraisal or dissenters’ rights on the matters to be voted on at the Annual Meeting?

No, shareholders will not have rights of appraisal or dissenters’ rights with respect to any matter identified in this proxy statement to be acted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting. We plan to report final voting results in a Current Report on Form 8‑K (“Form 8-K”) to be filed with the SEC within four business days after the conclusion of the Annual Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the Annual Meeting, we intend to file a Form 8‑K with preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to report the final results. You will be able to find a copy of any such Form 8‑K on the Internet electronic data system of the SEC, referred to as EDGAR, available at www.sec.gov or through the Investors section of our website at www.alkermes.com.

ALKERMES PLC 2024 Proxy Statement 20

What are the Irish statutory financial statements and where can I access them?

As an Irish company, the Company is required to prepare statutory financial statements under the Companies Act and to deliver those financial statements, together with reports of our directors and auditors thereon, to shareholders of record in connection with our annual general meetings of shareholders.

These statutory financial statements cover our results of operations and financial position for the year ended prior to each annual general meeting of shareholders and are approved each year by the Board. There is no requirement under Irish law that such financial statements be approved by the Company’s shareholders, and no such approval will be sought at the Annual Meeting.

The Company’s Irish statutory financial statements for the year ended December 31, 2023, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting in accordance with the requirements of the Companies Act. These financial statements and the related reports are available on the Annual Reports page of the Investors section of the Company’s website at www.alkermes.com. Shareholders may also request a printed copy of these statements and reports free of charge, by writing to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C576, Attention: Company Secretary.

Who do I contact if I have questions about the Annual Meeting?

If you have any questions or require any assistance with voting your shares, please contact the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022 or (212) 750-5833.

We also invite shareholders to reach out to our Investor Relations team at investor_relations@alkermes.com.

Important Notice Regarding the Internet and Electronic Availability of Proxy Materials for the Annual Meeting:

All shareholders have the ability to access this proxy statement and the Company’s Annual Report at http://www.proxydocs.com/ALKS or through the Investors section of our website at www.alkermes.com. Shareholders may also request a printed set of these materials free of charge, by writing to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary.

In addition, any shareholder may request to receive, on an ongoing basis, future proxy materials in printed form, by mail or electronically by email. A shareholder’s election as to the format for its receipt of proxy materials will remain in effect until such shareholder revokes such election.

Note Regarding Trademarks

We are the owner of various United States (“U.S.”) federal trademark registrations (“®”) and other trademarks (“TM”) and service marks (“SM”), including ALKERMES®, ALKERMES INSPIRATION GRANTS®, ALKERMES PATHWAYS RESEARCH AWARDS®, ARISTADA®, ARISTADA INITIO®, LYBALVI® and VIVITROL®. INVEGA® is a registered trademark of Johnson & Johnson or its affiliated companies and VUMERITY® is a registered trademark of Biogen MA Inc., used by the Company under license. Other trademarks, trade names and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names in this proxy statement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Note Regarding Product References

Except as otherwise suggested by the context, (a) references in this proxy statement to “products” or “our products” include our marketed products, marketed products using our proprietary technologies, our licensed products, our product candidates, and product candidates using our proprietary technologies and (b) references in this proxy statement to the “biopharmaceutical industry” are used interchangeably with references to the “biotechnology industry” and/or the “pharmaceutical industry.”

ALKERMES PLC 2024 Proxy Statement 21

PROPOSAL 1

ELECTION OF DIRECTORS

(Ordinary resolutions)

Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the following Board Nominees for election to the Board, in each case for a one-year term expiring at the close of the Company’s 2025 annual general meeting of shareholders or until their respective successor is appointed or their earlier resignation or removal:

Name	Age+	Director Since	Committee Memberships / Leadership	Independent	Outside Public Boards*
Emily Peterson Alva	49	2021	Financial Operating; Nominating and Corporate Governance	✓	1
Shane M. Cooke	61	2018	Audit and Risk	✓	2
David A. Daglio, Jr.	57	2020	Audit and Risk; Financial Operating	✓	0
Richard B. Gaynor, M.D	74	2019	Compensation (C)	✓	1
Cato T. Laurencin, M.D., Ph.D.	65	2021	Nominating and Corporate Governance	✓	1
Nancy S. Lurker**	66	2024	None	✓	1
Brian P. McKeon	62	2020	Compensation; Financial Operating (C)	✓	0
Richard F. Pops	62	2011	Chairman; Financial Operating	✗	1
Nancy L. Snyderman, M.D.	72	2016	Audit and Risk; Nominating and Corporate Governance (C)	✓	2
Andy Wilson	65	2019	Lead Independent Director; Audit and Risk (C); Financial Operating	✓	2
Christopher I. Wright, M.D., Ph.D.	58	2022	Compensation; Nominating and Corporate Governance	✓	0

(C) = Chair of the committee; + Ages presented are as of April 1, 2024.

* Represents the number of public company boards on which the director serves in addition to our Board.

** Ms. Lurker was initially identified as a director candidate by an independent director search firm and was appointed to the Board in March 2024. As such, she is standing for election by our shareholders for the first time at the Annual Meeting.

Board Declassification. Our Board was historically divided into three classes of directors, each elected to serve a staggered three-year term. In June 2021, our shareholders approved amendments to our Articles of Association that served to declassify our Board over a three-year period. Per our Articles of Association (as so amended), starting with our 2022 annual general meeting of shareholders, each class of directors that is up for election is eligible for a one-year term. Accordingly, each Board Nominee elected pursuant to this Proposal 1 will be elected to serve a one-year term expiring at our 2025 annual general meeting of shareholders. As of the Annual Meeting, our Board will be fully declassified.

Recommendation. The Board recommends that you vote FOR the election of each of the Board Nominees. As described in detail below, each of the Board Nominees has considerable professional and business expertise. Our Board’s recommendation is based on its carefully considered judgment that the experience, qualifications, attributes and skills of the Board Nominees qualify them to serve on our Board. The Board has been informed that each of the Board Nominees has consented to serve as a nominee, to serve as a director if elected pursuant to this Proposal 1, and to be named as a nominee in this proxy statement. If, however, any Board Nominee should, prior to the Annual Meeting, decline to serve or become unavailable for election at the Annual Meeting, an event which the Board does not anticipate, the named proxy holders intend to vote for such other director nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors which comprise the Board accordingly.

Majority Voting Standard. Each Board Nominee that receives a majority of the votes cast on their respective resolution in person or by proxy (meaning the number of shares voted “FOR” such Board Nominee exceeded the number of shares voted “AGAINST” such Board Nominee) will be elected to serve on the Board.

ALKERMES PLC 2024 Proxy Statement 22

Abstentions and broker non-votes will have no effect on the election of the Board Nominees because they are not considered to be votes cast.

If, at the Annual Meeting, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any one or more Board Nominee(s) to receive a majority of the votes cast, then the director nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors.

Board Composition and Diversity

Our Board Nominees are, collectively, diverse in terms of age, self-identified gender and race/ethnicity, and represent a mix of newer and longer-tenured directors, providing an appropriate balance of experience, institutional knowledge, fresh perspectives and skillsets.

In September 2019, the Board codified our practice in respect of Board nominees, which requires that diverse candidates, including candidates who are women and candidates from underrepresented communities, be included in any pool from which the Nominating and Corporate Governance Committee considers and selects director nominees.

Consistent with this policy, diversity of membership, including in respect of gender and race/ethnicity, is considered when the Nominating and Corporate Governance Committee evaluates director candidates for our Board, and each of the four new directors appointed to our Board since 2021 is diverse in terms of gender or race/ethnicity, and also contributes significantly to the diversity of experience and skills of our Board.

The following graphics reflect the composition and attributes of the Board, as currently constituted.

The following table provides certain self-identified personal characteristics of our Board members, in accordance with Rule 5605(f) of the Nasdaq listing standards:

Board Diversity Matrix	As of April 5, 2024
Total Number of Directors: 11
	Female	Male	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity
	3	8	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	2	—	—
White	3	5	—	—
Did not disclose demographic background	—	1	—	—

ALKERMES PLC 2024 Proxy Statement 23

The text of the resolutions in respect of this Proposal 1 is as follows:

“RESOLVED, by separate resolutions, to elect each of the following director nominees for a term expiring at the close of the Company’s 2025 annual general meeting of shareholders and until their respective successor is appointed or their earlier resignation or removal:

(a)
Emily Peterson Alva
(b)
Shane M. Cooke
(c)
David A. Daglio, Jr.
(d)
Richard B Gaynor, M.D.
(e)
Cato T. Laurencin, M.D., Ph.D.
(f)
Nancy S. Lurker
(g)
Brian P. McKeon
(h)
Richard F. Pops
(i)
Nancy L. Snyderman, M.D.
(j)
Frank Anders Wilson
(k)
Christopher I. Wright, M.D., Ph.D.”

The Board unanimously recommends that you vote FOR election of each of the Board Nominees

ALKERMES PLC 2024 Proxy Statement 24

Board of Directors

Board Size and Structure

In accordance with our Articles of Association, the Board reviews the appropriateness of the size of the Board from time to time and increases or decreases the number of director seats on the Board as it deems appropriate. In December 2023, the Board decreased the size of the Board from 11 directors to 10 directors, effective upon the retirement from the Board of former director Nancy J. Wysenski, and in March 2024, the Board increased the size of the Board to 11 to accommodate the appointment of Nancy S. Lurker.

Board Declassification. In accordance with our Articles of Association, our Board was historically divided into three classes of directors and each class of directors was elected to serve a staggered three-year term. In June 2021, our shareholders approved amendments to our Articles of Association that served to declassify our Board over a three-year period. Accordingly, beginning with our 2022 annual general meeting of shareholders, each class of directors that is up for election is eligible for a one-year term. As of the Annual Meeting, our Board will be fully declassified.

Chairperson of the Board. The chairperson of the Board presides at meetings of the shareholders and the Board and is primarily responsible for overseeing the development of the Company’s strategic goals and objectives. Mr. Pops has served as Chairman of the Board since 2011.

In deciding to appoint Mr. Pops to the combined role of CEO and Chairman, the Board recognized Mr. Pops’ ability to provide effective, consistent and continuous leadership to both the Board and the Company, his ability to align the strategic objectives of both management and the Board, his extensive knowledge of the Company’s operations and the industry and markets in which the Company operates and competes, and his ability to promote communication and synchronize activities between the Board and senior management.

Lead Independent Director. Recognizing the equal importance of effective independent oversight of the Company, the independent members of the Board annually elect an independent non-employee director to serve as Lead Independent Director of the Board, whose leadership responsibilities include, among others:

▪
presiding at meetings of the Board at which the chairperson of the Board is not present, including all executive sessions of the independent directors and/or the non-employee directors;
▪
approving meeting agenda items and frequency, and facilitating director input on such items, to ensure all items of interest are addressed and that there is sufficient time for discussion of all agenda items, and advising the chairperson on, and approving the quality, quantity and timeliness of, information provided to Board members;
▪
serving as the principal liaison between the chairperson of the Board and the independent and/or non-employee directors;
▪
facilitating the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
▪
calling meetings of the independent directors and/or the non-employee directors of the Board, if and as needed, and ensuring that the independent and/or the non-employee directors of the Board have adequate opportunities to discuss issues in meetings without management present;
▪
ensuring directors have adequate resources to support their decision-making and effectively and responsibly perform their duties; and
▪
engaging with shareholders, as appropriate.

A current copy of our Charter of the Lead Independent Director is available on the Corporate Governance page of the Investors section of our website at www.alkermes.com.

Effective December 2023, the Board appointed Andy Wilson to serve as Lead Independent Director. In this capacity, Mr. Wilson has played an active and engaged leadership role in activities and meetings of the Board, including executive sessions of the independent directors, and participated alongside Company management in shareholder engagement activities. From July 2022 to December 2023, former director Nancy J. Wysenski served as Lead Independent Director.

Assessment of Board Leadership Structure. The Board periodically reviews its composition and

ALKERMES PLC 2024 Proxy Statement 25

leadership structure. The Board believes that its current leadership structure provides an efficient and effective balance between management and independent leadership and is the most appropriate Board leadership structure for the Company at this time.

Committees of the Board. The Board delegates substantial responsibilities to its three standing committees—Audit and Risk, Compensation, and Nominating and Corporate Governance—each of which is comprised solely of independent directors and led by an independent chair, and to other committees that the Board may establish from time to time, including the currently constituted Financial Operating Committee. These committees and their respective oversight responsibilities are discussed in detail below in the section entitled “The Role of the Board and its Committees” beginning on page 34 of this proxy statement.

As discussed below, the composition and functioning of our Board and each of its committees complies with all applicable rules and regulations of the Nasdaq Stock Market (“Nasdaq” and such rules and regulations, the “Nasdaq Rules”) and requirements of the Exchange Act and other SEC regulations.

Independence of Members of the Board

In accordance with our Corporate Governance Guidelines, not less than a majority of the Board must meet the independence requirements set forth in the Nasdaq Rules. The Board annually makes a determination as to whether each director is “independent” as set forth in the applicable provisions of the Nasdaq Rules and the Exchange Act and the rules promulgated thereunder. To assist in making its determination, the Board periodically reviews each director’s status as an independent director, including soliciting information from each director regarding whether such director, or any member of their immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company, received personal benefits outside the scope of such person’s normal compensation for service as a director or has any other relationship with the Company that, in the judgment of the Board, would interfere with such director’s exercise of independent judgment in carrying out such director’s responsibilities as a director.

Based on the information provided by each of the Company’s directors, the Board has determined that, with the exception of Richard F. Pops (our CEO), each of our current directors and each director who served on our Board during any part of 2023, and each member of each standing committee of our Board—Audit and Risk, Compensation and Nominating and Corporate Governance—is (or was at the time of their service on our Board) “independent” (as defined in the applicable provisions of the Nasdaq Rules and the Exchange Act and the rules promulgated thereunder). There are no family relationships among any of our directors or executive officers.

Director Diversity, Qualifications and Experience

The Nominating and Corporate Governance Committee strives to ensure that the composition of the Board reflects an appropriate diversity of tenure, viewpoints, financial expertise, industry experience and skills, and personal characteristics such as age, gender, race, ethnicity and geographic or cultural backgrounds, and periodically reviews and updates the Company’s criteria and desired qualifications for nomination to the Board to reflect this goal.

Consistent with this approach, in 2019, the Board codified in our Corporate Governance Guidelines our practice, also known as the “Rooney Rule”, of requiring that diverse candidates, including candidates who are women and candidates from underrepresented communities, be included in any pool from which nominees for a director opening are selected. Consistent with this policy, diversity of membership, including in respect of gender and race/ethnicity, is considered when the Nominating and Corporate Governance Committee evaluates director candidates for our Board. For additional discussion of our director criteria and nomination processes, see the section entitled “Policies Governing Director Nominations, Evaluations and Tenure” on page 41 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 26

Board Skills Matrix

The following table highlights the specific skills, qualifications, and other attributes of our Board Nominees. The lack of a mark for a particular item for a director does not mean the director lacks that skill or qualification; rather, a mark indicates a specific area of focus or expertise of such director on which the Board relies. Additional information about each director’s background, business experience and other matters, including a description of how each individual’s experience qualifies him or her to serve on the Board, is provided below, beginning on the following page of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 27

Board Nominee Biographical Information

The following descriptions set forth additional information regarding the Board Nominees, each of whom contributes significantly to the diversity of specific experience, skills and characteristics of our Board.

Emily Peterson Alva

Experience: Ms. Alva is an experienced financial, strategic and business advisor to founders, boards and leadership teams of notable companies globally. Over more than two decades, she has advised large public and private companies facing complex strategic decisions, and has led the resulting mergers and acquisitions (“M&A”) and transactions that followed. Ms. Alva previously served as an investment banker at Lazard, a global leader in financial and M&A advisory work, where she worked from 1997 to 2013, most recently as an M&A Partner. During her Lazard tenure and in the years since, Ms. Alva has worked with boards experiencing growth, transition or turmoil and led them through business, financial and strategic evaluations and complex transactions ranging from M&A, capital structure optimization, capital deployment and balance sheet management, capital raising, financial restructurings and turnarounds, asset and portfolio evaluations and business repositionings aligned with value creation and risk mitigation for stakeholders. Ms. Alva currently serves on the boards of directors of Amneal Pharmaceuticals, a public pharmaceutical company, and the Mission Society of New York City, a landmark nonprofit. Ms. Alva previously served on the board of directors of Robotic Research, LLC, a private autonomous technology company, from October 2021 to October 2023. Ms. Alva received a B.A. in Economics from Barnard College, Columbia University.

Qualifications and Skills: Ms. Alva brings to our Board M&A expertise with unique experience leading complex transactions and evaluations for boards and leadership teams of companies. The Board benefits from her financial, business development, transactional and strategic expertise, her experience serving on public and private company boards and her experience and insights in a variety of corporate governance matters.

INDEPENDENT

Director since: May 2021*

Committee Memberships: Financial Operating; Nominating and Corporate Governance

Current Public Company Boards:

Amneal Pharmaceuticals, Inc. (NYSE: AMRX) since May 2018

*Ms. Alva was appointed to the Board in May 2021 in connection with an agreement entered into between the Company and Elliott Investment Management L.P. and its affiliates (“Elliott”) in December 2020.

Shane M. Cooke

Experience: Mr. Cooke served as our President and as President of Alkermes Pharma Ireland Limited (“APIL”), a wholly-owned subsidiary of the Company, from September 2011 until his retirement in March 2018. He became a member of our Board upon his retirement. In addition, Mr. Cooke has been chairman of the board of directors of APIL since September 2011. Mr. Cooke served as Executive Vice President of Elan Corporation, plc (“Elan”) and Head of Elan Drug Technologies from May 2007 to September 16, 2011 and as the Chief Financial Officer of Elan from July 2001 until May 2011. Mr. Cooke served as a director of Elan from May 2005 to September 16, 2011. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company, and prior to that, he held a number of senior finance positions in the banking and aviation industries. Mr. Cooke previously served on the board of directors of UDG Healthcare plc, a then publicly-traded healthcare company, from February 2019 to August 2021. He is a chartered accountant.

Qualifications and Skills: Mr. Cooke is an Irish citizen, resident in Ireland. His depth of experience in managing Irish corporate entities and his extensive network within the Irish business and finance community, as well as his familiarity with Irish policy and regulation, are highly beneficial to the Company as an Irish-incorporated entity. In addition to Mr. Cooke’s global experience in the pharmaceutical industry, he also has significant experience in business development and transactional activities. Mr. Cooke’s substantial experience as an executive in the biopharmaceutical industry, including having served as a chief financial officer and as a president of publicly-traded companies, brings strategic leadership attributes and expertise in operations, finance, and commercial management to our Board.

INDEPENDENT

Director since: March 2018

Committee Memberships: Audit and Risk

Current Public Company Boards:

Prothena Corporation plc (Nasdaq: PRTA) since 2012

Endo International plc (Nasdaq: ENDP) since 2014

ALKERMES PLC 2024 Proxy Statement 28

David A. Daglio, Jr.

Experience: Mr. Daglio most recently served as a non-executive director of Mellon Investments Corporation, a global investment manager (“Mellon”), from 2019 to January 2020 and as Executive Vice President, Chief Investment Officer and Executive Director of Mellon from 2017 to 2019. He also served as Mellon’s head of Opportunistic Value Strategies. Since joining Mellon in 1998, Mr. Daglio worked with institutional clients and boards around the world, managed numerous investors and grew portfolio assets by more than five-fold, and helped to design, launch, and manage a unique equity investing approach. Prior to his investing career, Mr. Daglio was a management consultant at Deloitte and an engineer for The Dannon Company. He previously served as a director of The Boston Company and Mellon. Mr. Daglio also previously served on the board of directors of Total Brain Ltd., a publicly-traded neuroscience software company, from January 2020 to December 2022 prior to its acquisition by SonderMind Inc. Mr. Daglio earned a bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration from New York University’s Stern School of Business.

Qualifications and Skills: Mr. Daglio brings to our Board a seasoned institutional investment management perspective and strong management and leadership experience. The Board benefits from his experience in portfolio management, value creation, and transactional matters, and from his service on other boards of directors, including his prior service on the board of directors and remuneration committee of Total Brain Ltd.

INDEPENDENT Director since: December 2020 Committee Memberships: Audit and Risk; Financial Operating Current Public Company Boards: None Appointed with support of shareholder Elliott

Richard B. Gaynor, M.D.

Experience: Since May 2020, Dr. Gaynor has served as President, Chief of Research and Development at BioNTech US Inc. (f/k/a Neon Therapeutics, Inc. (“Neon”)), a wholly-owned subsidiary of BioNTech SE focused on the development of novel neoantigen-targeted T cell therapies. Dr. Gaynor had previously served as President of Research and Development at Neon since November 2016. Prior to joining Neon, Dr. Gaynor held roles in clinical development and medical affairs at Eli Lilly and Company (“Lilly”) from August 2002 to October 2016, including serving as Senior Vice President, Clinical Development and Medical Affairs of Lilly Oncology. During his time at Lilly, Dr. Gaynor chaired the Lilly Oncology Research and Development Committee and helped oversee various collaborations, including with General Electric, AstraZeneca, Merck and Bristol-Myers Squibb. Dr. Gaynor started his career in academia, initially serving on the faculty at UCLA School of Medicine, followed by eleven years at the University of Texas Southwestern Medical School, during which he spent time as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center. Dr. Gaynor holds an M.D. from the University of Texas Southwestern Medical School and completed fellowship training in hematology-oncology at UCLA School of Medicine. Dr. Gaynor is on the editorial board of several scientific journals and has published extensively, including over 140 scientific articles. He previously served on the board of directors of Infinity Pharmaceuticals, Inc., a formerly publicly-traded biotechnology company, from March 2020 to March 2024. He currently serves on the board of directors of the Damon Runyon Cancer Research Foundation and on the scientific advisory committee of Stand Up to Cancer, each a not-for-profit organization. Dr. Gaynor is a licensed physician with board certifications in oncology and hematology.

Qualifications and Skills: Dr. Gaynor brings to our Board a deep scientific and medical background, having practiced in academic medicine, conducted extensive scientific research and held leadership roles at various biopharmaceutical companies. The Board benefits from his technical expertise and business experience in research and development, drug development, clinical development and business development across multiple therapeutic areas and his insights from years as an academic and practicing physician.

INDEPENDENT Director since: September 2019 Committee Memberships: Compensation (Chair) Current Public Company Boards: Zai Lab Limited (Nasdaq: ZLAB) since November 2021

ALKERMES PLC 2024 Proxy Statement 29

Cato T. Laurencin, M.D., Ph.D.

Experience: Dr. Laurencin is the University Professor and Albert and Wilda Van Dusen Distinguished Endowed Professor of Orthopaedic Surgery at the University of Connecticut (“UConn”), where he also serves as Professor of Chemical and Biomolecular Engineering, Professor of Materials Science and Engineering and Professor of Biomedical Engineering. He has been a professor at UConn since 2008. Dr. Laurencin is a practicing surgeon and serves as the Chief Executive Officer of The Cato T. Laurencin Institute for Regenerative Engineering. Dr. Laurencin previously served as Vice President for Health Affairs and Dean of the School of Medicine at UConn. Dr. Laurencin is a pioneer in the field of regenerative engineering, and an expert in biomaterials science, stem cell technology and nanotechnology. He currently serves on the board of directors of MiMedx Group, Inc., a public company focused on advanced wound care and therapeutic biologics. Dr. Laurencin received his B.S.E. degree in chemical engineering from Princeton University, his Ph.D. in biochemical engineering and biotechnology from the Massachusetts Institute of Technology, and his M.D. from Harvard Medical School. Dr. Laurencin is NACD Directorship Certified®.

Qualifications and Skills: Dr. Laurencin brings to our Board extensive experience across a wide range of medical and scientific disciplines, strong administrative skills, and a focus on public health that is consistent with the Company’s values and business strategy. The Board benefits from his vast medical and scientific knowledge, his leadership and administrative experience, his involvement in mentoring and other activities that promote diversity and excellence in science, and his dedication to social justice research and addressing health disparities.

INDEPENDENT Director since: November 2021* Committee Memberships: Nominating and Corporate Governance Current Public Company Boards: MiMedx Group, Inc. (Nasdaq: MDXG) since November 2020

* Dr. Laurencin was appointed to the Board in November 2021 in connection with an agreement between the Company and Sarissa Capital Offshore Master Fund LP (together with its affiliates and associates, “Sarissa”) in April 2021.

Nancy S. Lurker

Experience: Ms. Lurker most recently served as Chief Executive Officer of EyePoint Pharmaceuticals, Inc. (“EyePoint”), a publicly traded specialty biopharmaceutical company, from September 2016 to July 2023, at which time she transitioned to her current role as Executive Vice Chair of EyePoint’s board of directors. She also served as President of EyePoint from September 2016 to January 2023. Prior to that, she served as President and Chief Executive Officer of PDI, Inc., a publicly traded healthcare commercialization company (now named Interpace Diagnostics Group, Inc.), from 2008 to 2015 and as Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation from 2006 to 2007. Prior to that, Ms. Lurker held various executive and other senior roles at leading pharmaceutical companies, including ImpactRx, Inc., a privately held healthcare information company, Pharmacia Corporation (now a part of Pfizer, Inc.), and Bristol-Myers Squibb Company. In addition to EyePoint, Ms. Lurker currently serves on the boards of directors of Altasciences, LLC, a private contract research organization, and National Sanitation Foundation, a not-for-profit organization dedicated to improving human health through quality standards. Ms. Lurker previously served on the boards of directors of Aquestive Therapeutics, Inc., a publicly traded specialty pharmaceutical company, from 2018 to April 2022, the Cancer Treatment Centers of America from 2016 to 2020 and, at various times from 2004 to 2018, current and formerly publicly-traded companies X4 Pharmaceuticals, Inc., Auxilium Pharmaceuticals, Inc., Mallinckrodt plc, PDI, Inc., Elan Corporation, plc and ConjuChem Biotechnologies. Ms. Lurker received a B.S. in Biology from Seattle Pacific University and an M.B.A. from the University of Evansville.

Qualifications and Skills: Ms. Lurker brings to our Board broad-ranging experience in the biopharmaceutical industry, including executive leadership, governance and strategic planning, and expertise in product development and commercialization, with a track record of successful U.S. and global product launches. The Board benefits from her extensive public company management and board leadership experience, industry knowledge and valuable insights with respect to strategy, operations and the development, launch and commercialization of pharmaceutical products.

INDEPENDENT Director since: March 2024 Committee Memberships: None Current Public Company Boards: EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT) since September 2016

ALKERMES PLC 2024 Proxy Statement 30

Brian P. McKeon

Experience: Since 2014, Mr. McKeon has served as the Executive Vice President, Chief Financial Officer, and Treasurer of IDEXX Laboratories, Inc. (“IDEXX”), a public multinational corporation providing products and services in the veterinary, livestock and poultry, dairy and water testing markets. He leads IDEXX’s finance and investor relations functions and, since June 2019, has overseen IDEXX’s livestock, water and human diagnostics businesses. Mr. McKeon served on the board of directors of IDEXX from 2003 to 2013, including serving as Chair of its Audit Committee and as a member of its Compensation Committee. Prior to joining IDEXX, Mr. McKeon served as Executive Vice President and Chief Financial Officer of Iron Mountain Incorporated from 2007 to 2013 and as Executive Vice President and Chief Financial Officer of Timberland Company from 2000 to 2007. Prior to these roles, he held several finance and strategic planning roles at PepsiCo Inc., serving most recently as Vice President, Finance, at Pepsi-Cola, North America. Mr. McKeon previously served as a director of athenahealth, Inc. from September 2017 to February 2019. Mr. McKeon holds a bachelor’s degree in accounting from the University of Connecticut and an MBA with high distinction from Harvard University.

Qualifications and Skills: Mr. McKeon brings to our Board strong financial and management expertise as well as public company executive and director leadership experience. The Board benefits from his experience in finance, strategic planning, corporate development and investor relations, and from his prior service on public company boards of directors, including as a member of audit and compensation committees.

INDEPENDENT Director since: December 2020 Committee Memberships: Compensation; Financial Operating (Chair) Current Public Company Boards: None Appointed with support of shareholder Elliott

Richard F. Pops

Experience: Prior to assuming his current positions, Mr. Pops served as Chief Executive Officer of Alkermes, Inc. from February 1991 to April 2007 and as Chief Executive Officer and President from September 2009 to September 2011. Mr. Pops serves on the board of directors of BIO and the Pharmaceutical Research and Manufacturers of America (“PhRMA”). He previously served on the boards of directors of Acceleron Pharma, Inc., a publicly-traded biopharmaceutical company, from 2004 to December 2019, Epizyme, Inc., a publicly-traded biopharmaceutical company, from 2008 to October 2020, and the National Health Council, a nonprofit organization, from 2016 to December 2019. Mr. Pops also previously served on the advisory board of Polaris Venture Partners and as a member of the Harvard Medical School Board of Fellows through June 2012.

Qualifications and Skills: Mr. Pops’ qualifications for our Board include his leadership experience, business judgment and deep industry knowledge. As a senior executive of Alkermes, he provides in-depth knowledge of the Company derived from leading our day-to-day operations. His ongoing involvement as a board member of BIO and PhRMA brings to the organization extensive knowledge of the current state of the pharmaceutical industry and the policy issues impacting healthcare today. As a Co-Chair of BIO’s Regulatory Environment Committee, and a member of its Health Section Governing Board, and as a member of PhRMA’s FDA and Biomedical Research Committee, Mr. Pops is an influential industry leader on FDA regulatory policy issues, including recent Prescription Drug User Fee Act reauthorizations. Mr. Pops has also played a leadership role in the industry in identifying pathways to allow patient voices to be incorporated into the drug development and approval process, which is a fundamental principle on which we operate our business.

Director since: September 2011 Leadership: Chairman Committee Memberships: Financial Operating Current Public Company Boards: Neurocrine Biosciences, Inc. (Nasdaq: NBIX) since 1998

ALKERMES PLC 2024 Proxy Statement 31

Nancy L. Snyderman, M.D.

Experience: Dr. Snyderman is an oncologic surgeon and clinical researcher. She was a consulting professor at Stanford University Center for Innovation in Global Health from July 2019 to July 2022, served as Chief Medical Editor at NBC News from 2006 until 2015 and was a clinical professor of Otolaryngology at the University of Pennsylvania from August 2003 to December 2015. Dr. Snyderman was Senior Vice President Corporate Communications at Johnson & Johnson, a publicly-traded pharmaceutical company, from January 2003 to September 2006. She practiced as an Otolaryngologist at UC San Francisco and the California Pacific Medical Center from July 1994 to June 2003 and acted as Medical Editor for ABC News from 1987 until May 2003. Dr. Snyderman previously served on the board of directors of Future Health ESG Corp., a publicly-traded special purpose acquisition company, from September 2021 to March 2024. Dr. Snyderman is a Kellogg Fellow, a Fellow in the American College of Surgeons and co-founder of the Stanford University-NBC News Global Media Fellowship. During Dr. Snyderman’s tenure as a medical journalist at NBC News and ABC News, she received Emmy Awards, Edward R. Murrow Awards, a Columbia University DuPont Award, and a Gracie Award for her reporting. Dr. Snyderman attended medical school at the University of Nebraska and completed residencies in Pediatrics and Otolaryngology at the University of Pittsburgh.

Qualifications and Skills: Dr. Snyderman’s experiences as a surgeon and clinical researcher, a veteran healthcare journalist, and an executive at a pharmaceutical company, as well as her roles in academia and as advisor to policy organizations, make her uniquely qualified for our Board. The Board benefits from her expert insight into the intersection of healthcare policy, public relations and journalism from the perspective of both a practitioner and an academic.

INDEPENDENT Director since: May 2016

Committee Memberships: Audit and Risk; Nominating and Corporate Governance (Chair)

Current Public Company Boards:

Axonics, Inc. (Nasdaq: AXNX) since April 2019

Lyra Therapeutics, Inc. (Nasdaq: LYRA) since October 2020

Frank Anders “Andy” Wilson

Experience: Mr. Wilson most recently served as Chief Financial Officer and Senior Vice President of PerkinElmer, Inc., a life sciences diagnostics, discovery and analytical solutions company, from 2009 to 2018, with responsibility for oversight of the organization’s growth strategy. Prior to PerkinElmer, Mr. Wilson held key business development and finance roles at Danaher Corporation, a global science and technology conglomerate, from 1997 to 2009, including the position of Corporate Vice President of Investor Relations. Earlier in his career, Mr. Wilson worked at AlliedSignal, Inc., now Honeywell International Inc., where he served as Vice President of Finance and Chief Financial Officer for the Commercial Avionics Systems division. Prior to that, Mr. Wilson’s work included financial and controllership positions of increasing responsibility at PepsiCo, Inc., as well as roles at E.F. Hutton and Company and KPMG Peat Marwick. He was previously a member of the board of directors of Sparton Corporation, a provider of complex and sophisticated electromechanical devices, from 2015 to early 2019, where he last served as chairman of the board. Mr. Wilson is a certified public accountant.

Qualifications and Skills: Mr. Wilson’s financial expertise and decades of experience in strategic planning, investor relations and business development for global public companies provide valuable insight for our Board as the Company’s strategic priorities expand and evolve. His background as a chief financial officer and certified public accountant provides significant expertise to our Board in matters relating to finance, value creation and commercial growth.

INDEPENDENT

Director since: September 2019

Leadership: Lead Independent Director

Committee Memberships: Audit and Risk (Chair); Financial Operating

Current Public Company Boards:

Cabot Corporation (NYSE: CBT) since September 2018

Novanta Inc. (Nasdaq: NOVT) since May 2021

ALKERMES PLC 2024 Proxy Statement 32

Christopher I. Wright, M.D., Ph.D.

Experience: Since February 2023, Dr. Wright has served as Chief Medical Officer, Head of Translational Research at Ring Therapeutics (“Ring”), a company focused on revolutionizing gene therapy with its commensal virome platform. Prior to joining Ring, Dr. Wright served as Senior Vice President, Chief Medical Officer of AavantiBio, Inc., a company focused on development of precision gene therapies for the treatment of debilitating diseases, from May 2021 through its acquisition by Solid Biosciences Inc. in December 2022. From April 2019 to March 2021, Dr. Wright served as Senior Vice President, Chief Medical Officer of Cyclerion Therapeutics, Inc. (“Cyclerion”), a publicly-traded spin-off from Ironwood Pharmaceuticals, Inc. (“Ironwood”), where he led global development functions across therapeutic areas. From March 2017 to April 2019, Dr. Wright served as Senior Vice President, Chief Development Officer of Ironwood. Prior to that, Dr. Wright served as Senior Vice President, Chief Medical Officer of Axcella Health Inc. and Senior Vice President of Global Medicines Development and Affairs at Vertex Pharmaceuticals Incorporated, where he led global development functions across therapeutic areas. Dr. Wright was previously an Associate Professor of Neurology at Harvard Medical School and was a practicing neurologist at Brigham and Women’s Hospital for 20 years. He previously served as a Scientific Advisor for Cyclerion. Dr. Wright earned his A.B. in Biochemical Sciences from Harvard University, his M.D. in Medicine and Neuroscience from Harvard Medical School, his Ph.D. in Neuroanatomy from Vrije Universiteit and his MMSc. in Clinical Investigation from Harvard Medical School.

Qualifications and Skills: Dr. Wright is a highly accomplished scientific and medical leader in the academic and biopharmaceutical communities with nearly three decades of drug development, clinical and medical research experience in diseases of the central nervous system. The Board benefits from his significant expertise in the field of neuroscience, his extensive service in executive leadership positions at publicly-traded companies overseeing global drug development functions across therapeutic areas, including regulatory affairs, clinical development and operations, pharmaceutical development, and securing approval of new therapies, and his background as a practicing neurologist.

INDEPENDENT Director since: May 2022 Committee Memberships: Compensation; Nominating and Corporate Governance Current Public Company Boards: None

Retired Director

Nancy J. Wysenski

“On behalf of Alkermes and the Board, I would like to express our most sincere appreciation to Nancy Wysenski for her years of dedicated service and invaluable contributions to the Board. The Company has benefitted greatly from her expertise and commitment to the Company’s growth and success over the last decade.”

-- Richard Pops, Chairman and CEO

Director from May 2013 – December 2023 Former Lead Independent Director Former Chair of Compensation Committee

ALKERMES PLC 2024 Proxy Statement 33

The Role of the Board and its Committees

The Company’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the CEO and other officers of the Company, review of materials provided to them, visits to the Company’s facilities and participation in meetings of the Board and its committees and the Company’s annual general meetings of shareholders.

The Board has delegated to the CEO, working with the other executive officers of the Company, the authority and responsibility for managing the business of the Company in a manner consistent with the standards, values and practices of the Company, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice, and in appropriate situations, the approval, of the Board with respect to certain actions to be undertaken by the Company.

The Board’s Role in Oversight of Risks and Opportunities

Assessing and managing risks and opportunities is the responsibility of our management, and our Board oversees and reviews various aspects of the Company’s processes for management of such risks and opportunities. The Board executes this oversight responsibility directly and through its committees, including as set forth below:

▪
Strategy Sessions: Each year, the Board holds multiple meetings with the CEO and Chairman of the Board and with other members of management to discuss and review the Company’s mid- to long-term operating plans and overall corporate strategy, including discussion of opportunities and risks, and ways to mitigate such risks, related to such plans and strategy. The involvement of the Board in reviewing, and providing feedback on, the Company’s business strategy is critical to the determination of the types of activities and appropriate levels of risk undertaken by the Company. In addition, as part of the Board’s regularly scheduled meetings, the Board is provided an update on the Company’s progress against its corporate objectives and execution of its strategy, and discusses and provides feedback regarding the strategic direction of the Company and issues and opportunities facing the Company in light of trends and developments in the industry and the general global and business environment.
▪
Profitability Targets: The Financial Operating Committee is responsible for overseeing the Company’s initiatives in support of achievement of the Company’s stated profitability targets and any risks and opportunities related to such activities or the Company’s ability to achieve such targets.
▪
Environmental, Social and Governance Matters: The Board is responsible for oversight of ESG risks and opportunities tied to the Company’s overall business strategy, and has delegated to each of its standing committees significant oversight responsibilities in respect of such matters, including:
o
The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance practices and policies, including those related to: Board evaluation, composition and refreshment; management and leadership development; DIB; human resource management and support; environmental, health, safety, security and corporate responsibility and sustainability matters, including progress and reporting in respect of such matters; our succession plans for the CEO and other key executive officers; political lobbying activities and political contributions; compliance with our Code of Conduct, Corporate Governance Guidelines and Share Ownership and Holding Guidelines; conflicts of interest; and director overboarding. The Nominating and Corporate Governance Committee also reviews and advises on shareholder interactions, nominations and proposals and related risks and opportunities.
o
The Audit and Risk Committee is responsible for oversight of the Company’s broader enterprise risk assessment process, which integrates risks related to ESG matters such as cybersecurity, data privacy, information technology, environmental stewardship and sustainability matters, including climate change, and our environmental, health, safety and security programs and practices, and mitigation activities related to such risks. The Audit and Risk Committee is also responsible for overseeing integration of ESG disclosures into the Company’s SEC filings, as appropriate, including disclosure in respect of the Company’s human capital management.

ALKERMES PLC 2024 Proxy Statement 34

o
The Compensation Committee is responsible for ensuring that the Company’s compensation and benefits programs and practices are supportive of the Company’s human capital management initiatives, including in respect of talent and leadership development, recognition and retention, and DIB objectives. The Compensation Committee is also responsible for recommending to the Board the incorporation, as appropriate, of ESG considerations, including in respect of environmental sustainability, social responsibility, employee engagement and DIB, into the Company’s annual corporate objectives and executive and Company-wide incentive compensation plans.
▪
Compensation Practices and Policies: The Compensation Committee is responsible for reviewing and evaluating risks and opportunities related to our compensation practices and policies, including as they may impact our human capital development and management initiatives. In addition, the Compensation Committee and the Board oversee risks and opportunities relating to our equitable pay assessments and practices. For additional discussion of the Company’s compensation-related risk assessment, see the section entitled “Risk Assessment Concerning Compensation Practices and Policies” on page 110 of this proxy statement.
▪
Enterprise Risk Management and Assessment: The Audit and Risk Committee is primarily responsible for oversight of our enterprise risk management. Our Chief Risk Officer is responsible for our risk management processes and provides—himself or through a designee—an annual overview of such processes and the results of the Company’s annual enterprise risk management assessment, performed in conjunction with the Company’s management team, to the Audit and Risk Committee and the full Board. The Audit and Risk Committee regularly reviews the Company’s enterprise risk management processes and discusses and evaluates, on an as-needed basis, any risks identified by such processes or otherwise, including cybersecurity risks and other risks related to information technology, and any mitigation opportunities or actions taken in response to such risks. Members of the Audit and Risk Committee have direct access to our Chief Risk Officer on an ongoing basis.
▪
Audit of Internal Controls and Procedures: The Audit and Risk Committee is responsible for overseeing the Company’s financial, accounting and enterprise risk management programs and policies. As part of fulfilling these responsibilities, the Audit and Risk Committee meets regularly with PwC, our independent auditor and accounting firm, and members of management and other Company employees, including our Chief Financial Officer and members of our legal and financial compliance departments, to assess the integrity of our financial reporting processes and internal controls, including actions taken to monitor and address risks related to such processes and controls. The Audit and Risk Committee also regularly meets with PwC in executive session, without management present. The Board and the Audit and Risk Committee receive regular assessments from management as to our policies and internal procedures designed to promote compliance with laws and regulations affecting our business and the results of our internal auditing and monitoring practices in this regard.
▪
Irish Law Compliance Policy Statement: The Board has adopted a Compliance Policy Statement, pursuant to Section 225 of the Companies Act. On an annual basis, our directors review the Company’s arrangements and structures intended to secure material compliance with the Company’s relevant obligations under applicable Irish corporate and tax laws.

In performing their oversight functions, the Board and each Board committee has full access to management, including our Chief Risk Officer and our Chief Compliance Officer, and the ability to engage outside advisors.

The Committees of the Board

The Board has three standing committees: Audit and Risk, Compensation, and Nominating and Corporate Governance, each of which is comprised entirely of independent directors. The Board may also, from time to time, form new committees or subcommittees, such as the currently constituted Financial Operating Committee, based on Company circumstances or when a desire for a more focused committee is identified. The Board may also disband current committees or subcommittees as it deems appropriate.

Each of the standing committees of the Board, and the Financial Operating Committee, has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. Each standing committee of the Board undertakes an annual review of its charter and works with the Board to make such revisions as it and the Board consider appropriate. Current copies of the charters for each of the standing committees and the Financial Operating Committee are available on the Corporate Governance page of the Investors section of our website at www.alkermes.com.

The Board is responsible for the appointment of committee members and relies on the Nominating and Corporate Governance Committee to recommend to the Board candidates for such appointments, and for

ALKERMES PLC 2024 Proxy Statement 35

service as the chairs of the committees. Each committee of the Board has the authority to engage outside experts, advisors and counsel, or to establish subcommittees, in each case to the extent it considers appropriate to assist the committee in its work.

The chair of each Board committee, in consultation with the Chairman of the Board and appropriate members of management, determines the frequency and length of each committee meeting and works with management to develop the agenda for each meeting. The agendas and meeting minutes of the Board committees are available to the full Board, and all Board members are welcome to attend Board committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any standing Board committee. Each Board committee regularly reports to the Board concerning its activities.

Audit and Risk Committee

The Audit and Risk Committee’s responsibilities include:

•
appointing, compensating and retaining, and overseeing the work performed by, the Company’s independent auditor and accounting firm;
•
assisting the Board in fulfilling its responsibilities by reviewing our financial reports to be furnished to or filed with the SEC, the Company’s internal financial and accounting controls and all related-party transactions;
•
overseeing the Company’s procedures designed to improve the quality and reliability of the disclosure of its financial condition and results of operations;
•
reviewing and discussing the Company’s anticipated funding needs, material financing plans and investment policies with management and the Board;
•
assessing and overseeing the Company’s enterprise risk management framework and the major risk exposures to the Company’s business, including strategic, legal, financial, accounting, operational, regulatory, compliance, privacy, security, cybersecurity, and information technology risk exposures, and the steps management has taken to monitor and address such risk exposures;
•
reviewing the Company’s material financing plans and investment policies and any transactions with related parties;
•
preparing an annual Report of the Audit and Risk Committee for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations;
•
discussing with management, the independent auditor and accounting firm and the Board the legal and regulatory requirements applicable to the Company, and the Company’s compliance with such requirements; and
•
reviewing procedures of the Company designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, auditing matters or other compliance matters, in consultation with other Board committees as needed; and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting, auditing or other compliance matters.

Frank Anders Wilson

(Chair)

Shane M. Cooke*

David A. Daglio, Jr.

Nancy L. Snyderman, M.D.

Meetings held in 2023: 7

Committee Independence+: 100%

* Appointed to the committee in February 2024

+ Independence as defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards and the applicable requirements of the Exchange Act

Audit Committee Financial Expert: Andy Wilson**

** In compliance with the Sarbanes-Oxley Act of 2002, the Board has determined based on available facts and circumstances that Mr. Wilson is an “audit committee financial expert” as defined by the SEC

The Audit and Risk Committee engages and determines compensation for advisors as necessary and directs the distribution of funding provided by the Company to such advisors. The Audit and Risk Committee evaluates the performance of the independent auditor and accounting firm, ensures regular rotation of the audit partners from the independent auditor and accounting firm and considers the discharge of the independent auditor and accounting firm when circumstances warrant. Additionally, the Audit and Risk Committee is responsible for review and approval, in advance, of any and all audit and non-audit services to be performed by the independent auditor and accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit and Risk Committee. All services provided by PwC during 2023 were pre-approved by the Audit and Risk Committee.

ALKERMES PLC 2024 Proxy Statement 36

Compensation Committee

The Compensation Committee’s responsibilities include:

•
discharging the Board’s responsibilities relating to the compensation of the Company’s executives;
•
establishing and reviewing the Company’s compensation philosophy and programs in light of its strategies and objectives and in conjunction with review of compensation trends and practices of comparable companies to assess the competitiveness of the Company’s compensation programs;
•
adopting, reviewing, amending or terminating, and administering, the Company’s incentive compensation and equity plans, the Company’s Clawback Policy and Recoupment Policy and/or any other compensation recovery policy, and all compensation-related agreements or arrangements with the Company’s executive officers;
•
producing an annual Compensation Committee Report for inclusion in the Company’s proxy statement and/or annual report on Form 10-K in accordance with applicable rules and regulations;
•
reviewing and discussing with management the Company’s executive compensation disclosure, including its “Compensation Discussion and Analysis” disclosure, included in reports, proxy statements and registration statements filed with the SEC;
•
directing the appointment and compensation, and overseeing the work, of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee, with the Company required to provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any such compensation consultant, legal counsel or other advisor;
•
reviewing and assessing risks and opportunities arising from the Company’s compensation program and practices, including as they may impact human capital development and management initiatives;
•
evaluating and recommending to the Board appropriate compensation for the Company’s non-employee directors and ensuring proper disclosure of any payments to the Company’s non-employee directors; and
•
reviewing and considering the results of any advisory vote on executive compensation and any feedback from the Company’s engagement with shareholders and proxy advisory firms on executive compensation matters.

Richard B. Gaynor, M.D.

(Chair)

Brian P. McKeon

Christopher I. Wright, M.D., Ph.D.

Meetings held in 2023: 14

Committee Independence+: 100%

+ Independence as defined in Rule 5605(a)(2) of the Nasdaq listing standards

Limited Compensation Sub-Committee: Richard B. Gaynor, M.D.

In determining the members of the Compensation Committee, the Board considers whether the members qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation Committee Interlocks and Insider Participation: The directors who served as members of the Compensation Committee during 2023 were Richard B. Gaynor, M.D., Brian P. McKeon, Nancy J. Wysenski and Christopher I. Wright, M.D., Ph.D., none of whom is currently, or ever has been, an officer or employee of the Company, or had any relationship that is required to be disclosed in this proxy statement as a transaction with a related party. During 2023, none of our executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on our Compensation Committee or Board.

Compensation Consultant Fees: The Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to provide consulting services in 2023 related to executive and non-employee director compensation. The aggregate Aon fees for such consulting services were approximately $328,000, a significant portion of which were related to the independent, publicly-traded company into which the Company separated its oncology business.

ALKERMES PLC 2024 Proxy Statement 37

In 2023, the Company also engaged Aon for additional compensation advisory services, including equity valuation, broad-based compensation planning and compensation and human resources-related surveys and assessments. The aggregate amount paid to Aon for these additional services in 2023 was approximately $371,000, a significant portion of which related to the independent, publicly-traded company into which the Company separated its oncology business. Aon maintains policies and practices to protect the independence of the executive compensation consultants engaged by the Compensation Committee.

Limited Compensation Sub-Committee: The Compensation Committee has established procedures for the grant of equity awards, including grants of equity awards to eligible new employees. Effective December 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, the appointment of Richard B. Gaynor, M.D. as the sole member of the Limited Compensation Sub-Committee of the Board. Prior to that, former director Nancy J. Wysenski served as the sole member such sub-committee from June 2021 to December 2023. The Compensation Committee has delegated to such sub-committee the authority to make individual grants of equity awards, up to certain specified award values, to certain newly hired employees of the Company. The Limited Compensation Sub-Committee typically grants equity awards to eligible new hires on the first Wednesday following the first Monday of each month (or the first business day thereafter if such first Wednesday is a holiday), referred to as the “New Hire Grant Date”, for all equity-eligible new hires who began their employment the prior month. The Limited Compensation Sub-Committee’s current approval authority is for new hire employees whose job level is below the level of Senior Vice President and for equity awards of up to $550,000 in aggregate award value per individual. New hire grants that exceed the authority of the Limited Compensation Sub-Committee must be granted by the full Compensation Committee, either on the New Hire Grant Date or as soon as practicable thereafter. All actions taken by the Limited Compensation Sub-Committee in 2023 were by written consent.

Key Contributor Award Committee: The Compensation Committee has established a Key Contributor Award Committee, consisting solely of the Company’s CEO, Richard F. Pops, and delegated to such committee the authority to make periodic grants of equity awards outside of the annual and new hire equity grant cycles of the Company to employees whose job level is below the level of Senior Vice President (such awards, “Key Contributor Awards”). The Compensation Committee also has established guidelines and procedures for grants of such Key Contributor Awards. Recipients of Key Contributor Awards are periodically selected by Mr. Pops, in consultation with other members of management and the Company’s human resources department. Key Contributor Awards are intended to reward and retain key contributors to critical Company programs. The Compensation Committee periodically reviews and confirms the Key Contributor Award Committee’s authority to continue to grant such Key Contributor Awards and the overall parameters of any proposed periodic grants of such awards, and receives detailed reports following each such grant.

Financial Operating Committee

The Financial Operating Committee was formed in December 2020.

The Financial Operating Committee’s responsibilities include:

•
reviewing and providing advice, and overseeing risks and opportunities, with respect to:
o
achievement by the Company of its profitability targets;
o
implementation of the Company’s cost structure optimization activities; and
o
evaluation of potential options related to the Company’s non-core assets, including potential monetization and divestiture opportunities; and
•
retaining independent advisors (including financial and legal advisors) as the committee deems necessary, to assist the committee in performing its responsibilities.

Brian P. McKeon

(Chair)

Emily Peterson Alva

David A. Daglio, Jr.

Richard F. Pops

Frank Anders Wilson

Meetings held in 2023: 4

Committee Independence+: 80%

+Independence as defined in Rule 5605(a)(2) of the Nasdaq listing standards

ALKERMES PLC 2024 Proxy Statement 38

The Financial Operating Committee plays an active role in the Company’s capital allocation decisions and in its evaluation of strategic and financial transactions related to its non-core assets, including the recently completed separation of the Company’s oncology business into a new, independent publicly-traded company and the recently announced entry into an agreement to sell the Company’s development and manufacturing facility in Athlone, Ireland.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•
periodically reviewing and evaluating the size, composition and organization of the Board and its committees to comply with regulatory requirements, to ensure the Board members continue to possess the proper skills, diversity, expertise and personal and professional backgrounds for service as a director of the Company, and to assess the effectiveness of the Board and its committees;
•
establishing criteria for Board and Board committee membership, including descriptions of any specific qualifications, qualities or skills that the Nominating and Corporate Governance Committee believes director nominees or committee members should possess;
•
identifying qualified director candidates, including with the assistance of third-party consultants, as appropriate, and recommending that the Board nominate qualified individuals for election by the Company’s shareholders;
•
periodically reviewing, and monitoring compliance with, the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees, its Share Ownership and Holding Guidelines, and its Corporate Governance Guidelines and related matters;
•
facilitating annual Board self-assessments with respect to the performance and effectiveness of individual directors, the Board as a whole and each Board committee, and making recommendations to the Board regarding composition and leadership of each Board committee;
•
periodically monitoring and reviewing the Company’s governance objectives, practices and policies and initiatives, and overseeing related risks and opportunities, including in respect of director overboarding and conflicts of interest; political activities and contributions; human capital management initiatives, including talent assessment and leadership development, employee engagement, workforce retention and DIB; and environmental, health, safety and security and other corporate responsibility matters;
•
reviewing and discussing corporate succession plans for key employees with the Board; and
•
monitoring shareholder outreach and engagement, reviewing all shareholder proposals and nominations properly submitted to the Company and recommending appropriate action to the Board.

Nancy L. Snyderman, M.D.

(Chair)

Emily Peterson Alva

Cato T. Laurencin, M.D., Ph.D.

Christopher I. Wright, M.D., Ph.D.

Meetings held in 2023: 6

Committee Independence+: 100%

+ Independence as defined in Rule 5605(a)(2) of the Nasdaq listing standards

ALKERMES PLC 2024 Proxy Statement 39

Other Corporate Governance and Board Matters

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of the Company’s directors, employees and officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics meets the requirements of a “code of ethics” (as defined in the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) and a “code of conduct” (as defined in the Nasdaq Rules). A current copy of this Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investors section of our website at www.alkermes.com. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, on our website. A copy of our Code of Business Conduct and Ethics may also be obtained, free of charge, upon request directed to: Alkermes Investor Relations, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6.

Members of the Board shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which is applicable to each director in connection with their activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection and proper use of the Company’s assets, ethical conduct in business dealings and respect for, and compliance with, applicable law. Any request for a waiver of any of the requirements of the Code of Business Conduct and Ethics with respect to any individual director or any executive officer shall be reported to the Board or its designee and subject to its or their approval.

Insider Trading Policy and Hedging and Pledging Prohibitions

We maintain an Insider Trading Policy that prohibits our officers, directors, employees (including temporary employees) and independent contractors from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of “put” or “call” options or other derivative securities directly linked to our equity; short sales of our equity; the use of our equity as a pledge or as collateral in a margin account; and trading in straddles, equity swaps, or other hedging transactions directly linked to our equity, even if such persons do not possess material, nonpublic information at the time of any such proposed transaction. A current copy of our Insider Trading Policy is available on the Corporate Governance page of the Investors section of our website at www.alkermes.com.

Talent Development and Succession Planning

The Nominating and Corporate Governance Committee and the Board annually review with management the Company’s succession planning and talent assessment to ensure that the performance, development, retention and succession plans for leadership roles within the Company, including the CEO, chief financial officer, other named executive officers and current members of management, are structured to meet the short and long-term strategic objectives of the Company and to support successor development and readiness. As part of this annual assessment, management also reviews with the Board the process undertaken by the Company annually, and at times more frequently, to review and assess performance, retention risk and leadership and development potential for employees of the Company at non-executive levels. This process incorporates the Company’s focus on diversity and inclusion, and includes as one of its objectives an increase in the representation of women and individuals from underrepresented communities at the Company, particularly at senior levels within the Company.

ALKERMES PLC 2024 Proxy Statement 40

Policies Governing Director Nominations, Evaluations and Tenure

Director Qualifications and Consideration of Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing, and recommending to the Board from time to time, the appropriate background and experience, qualities, skills and expertise, and characteristics desired of Board members in the context of the then-current make-up of the Board and its alignment with the Company’s values, strategy and business needs.

This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all current directors and all individuals nominated for a director position:

•
high ethical character and shared belief in, and embodiment of, the values of the Company, including as reflected in the Company’s Code of Business Conduct and Ethics;
•
personal and professional reputation consistent with the image and reputation of the Company;
•
a commitment to delivering value to the Company’s shareholders, customers, employees, suppliers and community and to promoting long-term growth;
•
an ability to exercise sound business judgment; and
•
substantial business or professional experience and an ability to offer advice and guidance to the Company’s management based on that experience.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating all current directors and individuals nominated for a director position, such as:

•
experience in the biopharmaceutical industry;
•
understanding of the fiduciary duties required of a director;
•
experience in corporate governance, finance, accounting, complex business transactions, public policy and public affairs, human resource management, corporate responsibility and sustainability and information security;
•
leadership experience with public companies or other significant organizations;
•
international experience in business, particularly within the biopharmaceutical industry or related fields; and
•
diversity of age, gender, culture, race and ethnicity, viewpoints and professional background.

These factors and others are considered useful by the Board and are reviewed periodically by the Nominating and Corporate Governance Committee in the context of an assessment of the perceived needs of the Board at particular points in time. The Board has full authority to modify these criteria from time to time as it deems necessary or advisable.

Rooney Rule. When identifying potential director candidates, the Nominating and Corporate Governance Committee includes, and instructs any search firm that it engages to include, a diverse slate of candidates, including candidates who are women and candidates from underrepresented communities, in any pool from which individuals are selected for nomination. In 2019, this practice, also known as a “Rooney Rule”, was codified by our Board in our Corporate Governance Guidelines.

Board Process for Evaluating and Recommending Director Nominees for Election

The Board is responsible for the nomination of directors for election to the Board. The Board delegates the evaluation and nomination of director nominees to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate. In evaluating and nominating director nominees, the Nominating and Corporate Governance Committee considers the diversity of specific experience, skills and characteristics (including, without limitation, areas of expertise, culture, age, race and ethnicity, viewpoints, tenure and gender) necessary for the optimal functioning of the Board over both the short and long term.

ALKERMES PLC 2024 Proxy Statement 41

Once a candidate has been identified, the Nominating and Corporate Governance Committee evaluates the candidate to confirm that the candidate meets all of the minimum director qualifications established by the Board and any additional qualifications, skills or characteristics that the Nominating and Corporate Governance Committee and the Board deem appropriate at such time and, based on the results of this evaluation, the Nominating and Corporate Governance Committee will decide whether to recommend such candidate to the Board for election. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

The Board retains the ultimate authority to appoint directors to the Board, to recommend director nominees for election by the Company’s shareholders, to fill any vacancy on the Board and to appoint directors to the committees of the Board.

Procedure for Recommendations by Shareholders of Director Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders for nomination by the Board for election at an annual general meeting of shareholders. The Nominating and Corporate Governance Committee will evaluate such recommended director candidates using the same criteria that it uses to evaluate other candidates. A shareholder who wishes to recommend individuals for consideration by the Nominating and Corporate Governance Committee and the Board may do so only by delivering a written recommendation to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary, with the director candidate’s name, biographical information and qualifications, and a document providing evidence of the director candidate’s willingness to serve if elected.

Procedure for Nomination by Shareholders of Director Nominees

The above procedure applies to recommendations by shareholders of director candidates to be nominated by the Board. Shareholders who instead desire to nominate on their own behalf one or more persons for election to the Board at an annual general meeting of shareholders must comply with the deadlines and other requirements set forth in our Articles of Association in respect of shareholder nominations, including the applicable notice, information and consent provisions. Pursuant to our Articles of Association, nominations by our shareholders of persons for election to the Board at our 2025 annual general meeting of shareholders must be received by our Company Secretary between October 17, 2024 and December 16, 2024; provided, however, that in the event that the date of our 2025 annual general meeting of shareholders is changed by more than 30 days from the first anniversary date of the Annual Meeting, notice must be delivered no earlier than 180 days prior to, nor later than 120 days prior to, our 2025 annual general meeting of shareholders or, if later, the 10th day following the day on which public announcement of the date of our 2025 annual general meeting of shareholders is first made.

In addition to the applicable notice requirements under our Articles of Association described in the preceding paragraph, in order to comply with the SEC’s universal proxy rules, shareholders who desire to nominate one or more persons for election to the Board at our 2025 annual general meeting of shareholders must provide notice to the Company by the same deadline noted in the preceding paragraph and such notice must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Other Shareholder Communications with the Board

Generally, shareholders who have suggestions, comments or inquiries should contact our Investor Relations team at investor_relations@alkermes.com. However, our Board believes that shareholders should also have an opportunity to communicate with the Board directly. Shareholders interested in communicating with the Board or an individual director or directors (including the Chairman or the Lead Independent Director) may do so by sending written communication by mail to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, or by facsimile to +353 1 772-8001, in each case to the attention of either the Chairman of the Board, the Lead Independent Director, or the individual director(s), as applicable. Each communication should set forth the shareholder’s name and address as it appears on the records of our transfer agent, Computershare Trust Company, N.A. (and, if the shares are held by a bank, broker or other nominee, the name and address of the shareholder who beneficially owns the shares), and the number of shares that are owned or beneficially owned, as applicable, by such shareholder. The Company will forward any such shareholder communications to the Chairman of the Board or the Lead Independent Director, as representatives of the Board, and/or to the individual director(s) to whom the communication is addressed, by certified mail to an address specified by the applicable director and/or the Chairman of the Board or Lead Independent Director for such purposes or by secure electronic transmission.

ALKERMES PLC 2024 Proxy Statement 42

Annual Board Evaluation and Self-Assessment

The Board recognizes the value and importance of annually assessing the composition and effectiveness of the Board, its committees and its members in order to align with the current and expected future business and stakeholder needs of the Company. The Nominating and Corporate Governance Committee is responsible for overseeing the annual Board evaluation. As part of this process, the Nominating and Corporate Governance Committee:

▪
Evaluates the skillsets, diversity, expertise and effectiveness of the Board and its committees against the desired composition, diversity and qualifications of the Board in support of the Company’s current and anticipated strategic priorities, considering the experience and qualifications that individual members are expected to bring to the Board and the committee(s) on which they serve;
▪
Reviews the suitability and effectiveness of the Board’s director nomination qualifications and diversity-enhancing policies; and
▪
Facilitates an annual Board self-assessment process, which consists of director assessments of their individual performance and of the structure, composition, functioning and performance of the Board as a whole and of each committee on which they serve.

2023 Further Enhancements to Board Self-Assessment Process: In 2023, the Nominating and Corporate Governance Committee engaged an independent third-party advisor (the “independent facilitator”) to facilitate the Board self-assessment process, as described in the following graphic:

Feedback Incorporated
Based on feedback from recent years, our current and former Lead Independent Directors have worked with management to, among other things:
• Change the structure of Board meetings to facilitate more time for full Board and independent director discussions focused on Company strategy, execution, risks and opportunities;
• Hold frequent Board update calls and other communications outside of regularly-scheduled meetings to keep the Board informed, engaged and in regular communication with management; and
• Engage in ongoing Board refreshment, with a focus on enhancing the diversity of the Board and adding new perspectives and skillsets in support of the Company’s strategy.

ALKERMES PLC 2024 Proxy Statement 43

Board Refreshment and Tenure

The Board does not believe that establishing term limits on directors’ service or a mandatory retirement age would be in the best interests of the Company or its shareholders. Such limitations on service may result in losing the contributions of directors who, through their tenure, have developed valuable insight into the Company and its operations and provide valuable contributions to the Company, its shareholders and the Board. The Board believes that the Company and its shareholders benefit from the balance of experience and institutional knowledge of longer-serving Board members and the fresh perspectives and evolving skillsets of newer Board members.

If, as a result of the Nominating and Corporate Governance Committee’s annual evaluation of the composition of, and desired skillsets for, the Board and/or the Board’s annual self-assessment process, the Board identifies specific qualifications, attributes or areas of expertise that may be additive to the Board in light of the Company’s evolving business strategy and areas of focus, the Board may identify, or engage an external recruitment firm to identify, new director candidates with attributes, experience and expertise in the identified areas.

Ongoing Board Refreshment: 2019—Present: The Board has an active Board refreshment program and has engaged in significant Board refreshment activities since 2019 in order to further strengthen the Board’s expertise in targeted areas of importance to the Company’s business strategy. As part of these refreshment activities, the average tenure of our Board members has decreased significantly since 2019.

Details of the Board’s refreshment activities and changes to average tenure since 2019 are as follows:

Focus on diversity in director candidate searches: The Board recognizes the immense value of a diverse and inclusive membership that includes not only diversity of qualifications, tenure, viewpoints and professional background, but also diversity of age, gender, race and ethnicity, and recognizes the importance of setting an example at the Board level for the diverse and inclusive culture and talent that the Company seeks to foster and attract. As the Board has engaged in active refreshment efforts, it seeks to identify new director candidates who can further contribute to the diversity of the Board, and considers diversity in its evaluation of director candidates. All four directors appointed since 2021 are diverse in terms of gender or race/ethnicity.

As a result of these refreshment activities and our commitment to Board diversity, our Board and Board committees have a strong representation of diverse directors:

ALKERMES PLC 2024 Proxy Statement 44

Expectations of Board Members

Director Orientation and Continuing Education

The Board believes that each director should be aware of corporate governance issues, legal duties and obligations and best practices involved in serving on a public company board of directors. The Company’s Chief Legal Officer and Chief Financial Officer are responsible for the orientation and onboarding of new directors, and for periodically providing materials or briefing sessions for directors on subjects that may assist them in exercising their duties. The Company also provides frequent opportunities for the Board or individual directors to engage with team leaders in different functional areas of the Company and visit Company facilities in order to support greater understanding of the Company’s business, strategy and operations.

The Nominating and Corporate Governance Committee considers potential continuing education topics for the Board and provides recommendations to the Board as it deems appropriate. From time to time, external advisors are invited to present to, and discuss with, the Board or a delegated subset of the Board, developments in corporate governance best practices, changes in regulations applicable to the Company and significant changes in institutional investor sentiment and/or proxy advisory firm policies.

Service on Other Boards

Board members are expected to ensure that their existing and planned future outside commitments do not materially interfere with their service as an effective member of our Board. Any existing outside commitments are considered by the Nominating and Corporate Governance Committee and the Board when reviewing any director candidates for nomination for election to the Board. In addition, Board members must seek approval from the Nominating and Corporate Governance Committee before accepting an invitation to serve on any new board of directors, and service on boards and board committees of other companies must be consistent with the Company’s conflict of interest policies set forth in our Code of Business Conduct and Ethics.

Overboarding Policy

In May 2022, the Board revised its policy regarding outside directorships to further limit the number of public company boards on which our directors may serve (our “overboarding policy”). In accordance with our overboarding policy, unless otherwise agreed by the Nominating and Corporate Governance Committee, our directors may serve on public company boards as follows:

Non-Employee Directors	Maximum of three outside public company boards (in addition to our Board) at any given time
Named Executive Officer/ Employee Directors (including CEO)	Maximum of one outside public company board (in addition to our Board) at any given time

In calculating the number of public company boards on which a director serves, simultaneous service on a board or committee of a public company parent and its substantially owned non-public subsidiary counts as service on a single public company board or committee. Each member of our Board is currently, and was at all times during 2023, in compliance with our overboarding policy.

Meetings of the Board

Meetings of the Board are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company or as requested by the Board. Each director may propose the inclusion of items on the agenda, request the presence of, or a report by, any member of Company management, or raise subjects at any Board meeting that are not on the agenda for that meeting. The Company Secretary solicits feedback from all members of the Board on the proposed agenda, and the Lead Independent Director reviews and approves the agenda in advance of each Board meeting. The meetings of the Board are typically hosted at the Company’s headquarters in Dublin, Ireland, but may be hosted at other locations or conducted by audio or video conference at the discretion of the Board.

ALKERMES PLC 2024 Proxy Statement 45

Frequency and Format of Board Meetings

We held four regularly-scheduled meetings of the Board during 2023. In addition, in recognition of evolving demands on the Company and the Board’s oversight of such demands and other matters of importance to the Company, including the separation of the Company’s oncology business, we also held numerous (at least monthly, and more frequently as needed) Board update calls in 2023 to keep the Board informed, engaged and in regular communication with management.

In addition, our independent directors and in particular, our then Lead Independent Director and members of our Nominating and Corporate Governance Committee, devoted additional time and efforts in 2023 in connection with the contested director election at our 2023 Annual Meeting.

Attendance at Board and Committee Meetings

Absent extenuating circumstances, directors are expected to prepare for, attend and participate in all Board meetings and meetings of the committees on which they serve. Attendance rates are taken into account by the Nominating and Corporate Governance Committee and the Board in connection with their assessments of current Board members for re-nomination as directors. In 2023, each of the Company’s directors attended more than 75% in the aggregate of all regularly-scheduled meetings of the Board and the committee(s) on which they served, held during the period in which they were a director or committee member, as applicable.

Meetings of Non-Employee Directors

The Board’s policy is to hold meetings of the non-employee directors of the Board (currently consisting of all directors other than Mr. Pops) following each regularly scheduled in-person Board meeting. The Lead Independent Director is responsible for chairing such meetings. Meetings of the non-employee directors were held following each regularly-scheduled Board meeting during 2023. At times when the subset of non-employee directors on the Board includes any directors who are not independent, the Board’s policy is to hold executive sessions of the independent directors of the Board from time to time, as the Board deems appropriate.

Action by Written Consent

In accordance with our Articles of Association, the Board may, from time to time, take action by unanimous written consent in lieu of a meeting. The Board did not take any actions by written consent in 2023.

Attendance at Annual General Meetings of Shareholders

All directors and director nominees are encouraged to attend the Company’s annual general meetings of shareholders, and all of the Company’s then-current directors attended the 2023 Annual Meeting.

ALKERMES PLC 2024 Proxy Statement 46

Director Compensation

Directors who are employees of the Company do not receive additional compensation for Board membership over and above their regular employee compensation.

Non-Employee Director Compensation Program

Our non-employee director compensation program is intended to be current, competitive and fair, and is designed to attract and retain optimal talent and expertise on our Board and provide compensation commensurate with the time and effort that our directors are required to devote to the Company given the size and complexity of our operations and the Board’s significant oversight and advisory responsibilities.

The Compensation Committee is responsible for evaluating and recommending to the Board for its approval an annual non-employee director compensation program. In this context, the Compensation Committee annually reviews and evaluates, in consultation with its independent compensation consultant, recent trends in director compensation, related corporate governance best practices, and comparable market data, including data from the same peer group that the Compensation Committee uses for executive compensation purposes. The Compensation Committee makes its recommendations for non-employee director compensation to the Board based on such review and evaluation. The Board retains the ultimate authority to determine the form and amount of non-employee director compensation.

Key Features of Non-Employee Director Compensation
☑	Program reviewed annually in comparison to peers and to align with best practices
☑	Consists of a mix of cash and equity-based compensation
☑	Directors subject to stock ownership guideline of 3x their annual retainer (other than CEO, with a guideline of 6x base salary)
☑	Prohibition on hedging and pledging by directors under the Company’s Insider Trading Policy
☑	General policy that no perquisites be provided to directors

Annual Cash Retainers

Each non-employee director receives an annual cash retainer for their service on the Board and an additional annual cash retainer if they serve as Lead Independent Director of the Board or as a member or chair of a standing committee of the Board or the Financial Operating Committee.

No changes to existing retainers. In May 2023, following review of the non-employee director annual cash retainers approved in May 2022, and determination that such cash compensation remained aligned, and competitive, with the Company’s peer group, the Compensation Committee recommended to the Board that no changes be made to any existing annual cash retainer fee amounts for the coming year (each “year” for purposes of our director compensation program refers to the approximately 12-month period between our annual general meetings of shareholders). The Board subsequently approved this recommendation, resulting in the following annual retainers for non-employee directors’ leadership and service roles on the Board and its committees for the coming year, each paid pro-rata on a quarterly basis:

Service	Retainer Fee
Board Member	$74,000	*
Lead Independent Director	40,000
Audit and Risk Committee Chair	25,000
Audit and Risk Committee Member	15,000
Compensation Committee Chair	25,000
Compensation Committee Member	15,000
Financial Operating Committee Chair	18,000
Financial Operating Committee Member	10,000
Nominating and Corporate Governance Committee Chair	18,000
Nominating and Corporate Governance Committee Member	10,000

* This amount includes compensation for attendance at the first five regularly-scheduled Board meetings held each year. An additional fee of $3,500 is paid to each non-employee director for their attendance at any regularly-scheduled Board meeting in excess of the fifth regularly-scheduled Board meeting occurring in such year.

ALKERMES PLC 2024 Proxy Statement 47

In 2023, in recognition of continuing and evolving demands on the Company, and the Board’s oversight of such demands and other matters of importance to the Company, including the separation of the Company’s oncology business, we conducted numerous Board update calls to keep the Board informed, engaged and in regular communication with management. None of the directors received any additional compensation for their participation in such calls.

Equity Compensation

Each non-employee director is also granted equity for their Board service, in the form of an annual award (the “Annual Grant”) that is typically granted to all continuing non-employee directors each year on the date of the Company’s annual general meeting of shareholders, following the election of directors at such meeting. Any newly appointed non-employee director who joins the Board after the annual general meeting of shareholders is granted a prorated portion of the Annual Grant, typically granted to such director proximate to the date of such director’s election to the Board, with the value of the award prorated based on the number of days remaining until the one-year anniversary of the Company’s prior annual general meeting of shareholders, divided by 365 (each such grant, a “Pro-Rata Annual Grant”). In addition, each newly appointed non-employee director is granted an initial award for joining the Board (each, a “New Director Grant”), typically granted to such director proximate to the date of such director’s election to the Board, with the award value equal to 1.5 times the approved award value of the Annual Grant.

Vesting. Per our non-employee director equity grant procedures, Annual Grants and Pro-Rata Annual Grants vest in full on the one-year anniversary of the applicable grant date, and New Director Grants vest in three equal annual installments, commencing on the one-year anniversary of the applicable grant date.

No changes to award values in 2023. Each year, prior to the Company’s annual general meeting of shareholders, the Compensation Committee recommends to the Board for its approval equity award values and terms for the Annual Grant and any New Director Grant for the coming year. In May 2023, following review of the target equity compensation value of $375,000 for the Annual Grant and $562,500 for the New Director Grant approved in 2022, and determination that such equity compensation values remained aligned to and competitive with the Company’s peer group, the Compensation Committee recommended to the Board that no changes be made to the non-employee director equity award values for the coming year and the Board subsequently approved this recommendation.

Equity mix and share number calculation methodology. All grants to our non-employee directors in 2023 consisted of 50% restricted stock unit awards and 50% stock options, with the number of shares underlying each restricted stock unit award calculated by dividing the approved aggregate value of such awards by the closing price of the Company’s ordinary shares on the Nasdaq Global Select Market as of the close of trading on the applicable grant date (the “Grant Date Closing Share Price”), and the number of shares underlying each stock option calculated utilizing the Grant Date Closing Share Price and the Black-Scholes valuation model, in each case with the resulting share number rounded up to the nearest whole number of shares.

Our non-employee directors are not granted any equity other than the Annual Grant (or Pro-Rata Annual Grant, as applicable) each year and a one-time New Director Grant upon joining the Board. For a description of our share ownership and holding guidelines applicable to our directors, see the section entitled “Share Ownership and Holding Guidelines” on page 108 of this proxy statement.

Conflicts of Interest

Independent directors do not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director from being considered an “independent” director in accordance with the applicable provisions of the Nasdaq Rules and the Exchange Act and the rules promulgated thereunder. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers, partners or collaborators will undertake to ensure that their compensation from such providers, partners or collaborators does not include amounts connected to payments by the Company.

Reimbursement of Expenses and Insurance

We reimburse each non-employee director for necessary business expenses incurred in the performance of their Board service and extend coverage to each non-employee director under our travel accident and directors’ and officers’ indemnity insurance policies.

ALKERMES PLC 2024 Proxy Statement 48

2023 Director Compensation Table

Each of Emily Peterson Alva, Shane M. Cooke, David A. Daglio, Jr., Richard B. Gaynor, M.D., Cato T. Laurencin, M.D., Ph.D., Brian P. McKeon, Nancy L. Snyderman, M.D., Frank Anders Wilson and Christopher I. Wright, M.D., Ph.D. served as non-employee directors during all of 2023. Nancy J. Wysenski served as a non-employee director in 2023 until her retirement from the Board in December 2023. Nancy S. Lurker was appointed to the Board in March 2024, and as such did not receive any compensation in 2023 and is not included in the table below. Richard F. Pops, CEO and Chairman of the Board, was an employee during all of 2023. As an employee, Mr. Pops does not receive any cash or equity compensation for his Board service.

The following table presents and summarizes the cash retainer fee amounts earned or paid to our non-employee directors for service during 2023, and the equity compensation granted to our non-employee directors in 2023:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)(4)	(d)(3)(5)	(h)
Emily Peterson Alva	94,000	187,510	187,530	469,040
Shane M. Cooke	74,000	187,510	187,530	449,040
David A. Daglio, Jr.	99,000	187,510	187,530	474,040
Richard B. Gaynor, M.D.	89,652	187,510	187,530	464,692
Cato T. Laurencin, M.D., Ph.D.	84,000	187,510	187,530	459,040
Brian P. McKeon	107,000	187,510	187,530	482,040
Nancy L. Snyderman, M.D.	107,000	187,510	187,530	482,040
Frank Anders Wilson	111,609	187,510	187,530	486,649
Christopher I. Wright, M.D., Ph.D.	88,076	187,510	187,530	463,116
Nancy J. Wysenski	129,935	187,510	187,530	504,975

Notes to 2023 Director Compensation Table

(1) The amounts in column (b) represent fees earned by or paid to our non-employee directors for service during 2023, including annual cash retainer fees for service on the Board and additional cash retainer fees for service on a committee of the Board, for service as a chair of a committee or for service as Lead Independent Director of the Board. The annual cash retainer fees for Ms. Wysenski were prorated based on the date of her retirement from the Board. In addition, certain of the annual cash retainer fees for service as a committee member or in a leadership position were prorated, as applicable, based on each director’s respective date of appointment to, or resignation from, the relevant position.

(2) The amounts in column (c) reflect the aggregate grant date fair value of restricted stock unit awards granted in 2023, excluding estimates of forfeitures, if any, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718—Stock Compensation, or ASC 718. For information on the assumptions used to calculate the value of the restricted stock unit awards, refer to footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report under the heading “Share-Based Compensation”. These restricted stock unit awards vest in full on the one-year anniversary of the grant date. Additionally, in accordance with their terms, any unvested portion of these restricted stock unit awards granted to our non-employee directors in 2023 vests upon termination of a non-employee director’s service relationship with us.

(3) The amounts in column (d) reflect the aggregate grant date fair value of stock options granted during 2023, as computed in accordance with ASC 718. For information on the assumptions used to calculate the value of the stock options, refer to footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report under the heading “Share-Based Compensation”. These stock options granted to non-employee directors in 2023 were granted under the 2018 Plan, vest in full on the one-year anniversary of the grant date and expire upon the earlier of ten years from the grant date or three years following termination of a director’s service relationship with the Company. Additionally, any unvested portion of these stock

ALKERMES PLC 2024 Proxy Statement 49

options shall vest upon termination of the director’s service relationship with the Company. There can be no assurance that these stock options will be exercised or that the value realized upon their exercise will equal their grant date fair value.

(4) As of December 31, 2023, our non-employee directors who served on the Board during 2023 held outstanding restricted stock unit awards representing the following number of ordinary shares, as adjusted in connection with the separation of the Company’s oncology business in November 2023: Ms. Alva, 9,975 shares; Mr. Cooke, 6,104 shares; Mr. Daglio, 10,637 shares; Dr. Gaynor, 6,104 shares; Dr. Laurencin, 10,267 shares; Mr. McKeon, 10,637 shares; Dr. Snyderman, 6,104 shares; Mr. Wilson, 6,104 shares; Dr. Wright, 12,706 shares; and Ms. Wysenski, 0 shares.

(5) As of December 31, 2023, our non-employee directors who served on the Board during 2023 held outstanding stock options representing the following number of ordinary shares, as adjusted in connection with the separation of the Company’s oncology business in November 2023: Ms. Alva, 65,112 shares; Mr. Cooke, 363,699 shares; Mr. Daglio, 72,092 shares; Dr. Gaynor, 140,039 shares; Dr. Laurencin, 52,006 shares; Mr. McKeon, 72,092 shares; Dr. Snyderman, 165,233 shares; Mr. Wilson, 140,039 shares; Dr. Wright, 43,627; and Ms. Wysenski, 184,613 shares.

ALKERMES PLC 2024 Proxy Statement 50

Corporate Responsibility and Sustainability

We are committed to operating and growing our business in a sustainable and responsible manner, including in respect of our ESG impacts, and in a manner that promotes transparent governance and strong ethics.

Our most recent Corporate Responsibility Report, published in September 2023, highlights:

•
our DIB strategy and initiatives, employee wellness programs and career development activities;
•
our investment in, and engagement with, the communities in which we work; and
•
our environmental, health and safety performance data and risk management and mitigation activities.

The report is available on the Responsibility section of our website at www.alkermes.com.

We actively engage with our stakeholders, including our shareholders, employees, customers, vendors, patients and caregivers, policy makers and members of our local communities, in order to understand the ESG matters of interest to them, guide our advocacy efforts and help inform our approach to the development and commercialization of our medicines. Feedback received from our stakeholders is communicated to our management team, the full Board and committees of the Board, as appropriate.

Human Capital Management

Our employees are the foundation upon which our business is built. As of the Record Date, we had approximately 2,055 full-time employees, of which approximately 1,645 were based in the U.S. and approximately 410 were based in Ireland.

Corporate Culture and Employee Development

We strive to foster and maintain a culture that embodies collaboration, respect for all, an emphasis on diversity, inclusion and belonging, and an unwavering commitment to, and passion for, our work.

The expertise, intelligence and creativity of our employees drive our innovation, and their passion and commitment to excellence are the cornerstone of our success. We are committed to supporting our employees’ well-being in a transparent, diverse, inclusive and collaborative environment, and to providing them with access to training, support and resources intended to help them succeed professionally while appropriately balancing their personal and professional lives.

We encourage our employees to seek out professional learning opportunities both within Alkermes and externally, through part-time education and tuition reimbursement programs, and frequent offerings of Company-hosted trainings that cover topics including performance management, problem-solving, leadership development, diversity, communication and mentorship, and as appropriate, more specialized skills-based programs. We also conduct ongoing health and safety trainings in compliance with applicable U.S. federal and state, Irish and local regulations.

Employee Engagement

We encourage active employee engagement to help ensure that employees feel part of our mission and that they have a voice in the Alkermes community. Since 2017, we have conducted periodic engagement surveys to understand employee sentiment regarding, and satisfaction with, their work and experience. We have used, and plan to continue to use, the data collected to help inform and evolve our human capital management strategy and initiatives. In 2023, we continued the function- and site-specific mentoring programs implemented in 2022, and conducted open forums with leaders, among other company events.

In recent years, we’ve adapted our remote work policies to allow more flexibility to our employees. As many of our employees have adopted hybrid work models, employee engagement has remained a top priority for the Company. In 2023, we continued to enhance our internal interactive communication channels and increased the number of in-person trainings, employee town halls and social events to keep employees feeling connected, motivated, supported and informed.

ALKERMES PLC 2024 Proxy Statement 51

Diversity, Inclusion & Belonging

We recognize that diversity, inclusion and belonging must be at the core of all that we do and are among the drivers of our success as an organization. We seek to create an environment that fosters equality and compassion, and in which all voices are respected and valued. Over the past several years, we have actively evolved our DIB strategy and programs to reflect the needs of our employees and our business. We strive to attract, retain and develop employees from diverse backgrounds and experiences.

In support of this strategy, in 2019, we created a global, cross-functional DIB Steering Committee, comprised of representatives from all of our locations, including field-based employees, to create connections, foster conversations, help support alignment of our efforts with the diverse range of perspectives within our organization and develop and advance practices, tools and resources that can be used to strengthen the sense of belonging among our employees.

Since 2020, we have launched five Employee Resource Groups (“ERGs”): Limitless, a network to support people impacted by disabilities or illness; Mosaic, a multicultural network; Operation Salute, a network to support active duty military members and veterans; Pride@Work, an LGBTQ+ and allies network; and Women Inspired Network (WIN), a women’s network. Our ERGs are employee-led and participation is voluntary and open to all employees. These ERGs share a common purpose of supporting and enhancing the inclusiveness of our company culture and providing opportunities for professional development, networking, learning and building deeper connections within Alkermes.

In 2021, we established a DIB Executive Committee, which includes our CEO and other senior leaders, that meets quarterly to refine our DIB strategy and champion its implementation and impact across the business. Our DIB committees work with our ERGs to set goals, establish and execute strategic initiatives, measure our progress and promote a culture of understanding and inclusion throughout our organization. In 2023, members of our ERGs worked alongside our Human Resources team to identify and participate in new career fairs and conferences, and partner with established organizations that support workforce diversity.

In addition, as part of our continued focus on social and racial justice, diversity and inclusion, and in response to global events throughout the last few years, we held company-wide town hall conversations, sponsored social, educational and recognition events, supported mentoring and internship opportunities and enhanced our Company’s diversity education and training. In 2023, we held more than 20 DIB-related education, awareness and training programs with aggregate attendance of approximately 1,800 employees from across the organization. For the second consecutive year, an annual performance goal focused on DIB was included in individual performance objectives for our senior leaders (employees at our vice president level and above).

Health, Safety and Wellness

We ask our employees to help us promote and sustain workplace environments that are safe, productive and protective of the health and well-being of our people and in compliance with applicable laws, rules and regulations. We maintain extensive Environment, Health, Safety and Security (“EHSS”) corporate policies, adhere to all health and safety standards set by regulators in the locations in which we operate, and routinely assess workplace risks, conduct employee trainings and monitor our sites to reduce the risk of workplace accidents. These efforts contributed to our ability to maintain rates of workplace accidents resulting in recordable injuries, and of accidents resulting in lost employee work time, below U.S. Bureau of Labor Statistics industry averages in 2023.

ALKERMES PLC 2024 Proxy Statement 52

We are proud to have received external recognitions for our employee health, safety, well-being and benefits programs. In 2023, for the second consecutive year, Alkermes was awarded the Platinum Bell Seal for Workplace Mental Health, presented by Mental Health America. In 2020, our newly-built site in Waltham, Massachusetts was awarded a three-year Fitwel® certification in recognition of its facility design intended to foster a healthy and productive workplace. Our site in Wilmington, Ohio was named a Healthiest Employers® of Ohio by Healthiest Employers in both 2022 and 2023. In 2023, our sites in Ireland were recertified to the Irish Business Employers Confederation (IBEC)’s KeepWell Mark™, an evidence-based workplace well-being accreditation awarded to companies who meet or exceed industry standards for well-being, health and safety, and Alkermes was included in the IBEC’s listing of Ireland’s Leading in Wellbeing Top 100 Companies 2023, which recognizes companies that have implemented well-being best practices for employees and local business communities.

Environmental Impact and Sustainability

At Alkermes, our goal is to conduct our business activities in a manner that minimizes the environmental impacts of our operations and promotes effective stewardship of environmental resources. We are committed to complying with applicable laws, rules and regulations and operating with the highest standards of conduct. All Alkermes facilities are subject to routine regulatory inspections, including in respect of EHSS, to confirm compliance with applicable laws and regulations. We work collaboratively across internal stakeholder groups and functions to identify ways to reduce our environmental impact, mitigate EHSS risk and increase operational efficiencies. These efforts and our environmental performance metrics are discussed in detail in our Corporate Responsibility Report. As a testament to these efforts, in 2021, our manufacturing facility in Athlone, Ireland successfully completed certification to the Business Working Responsibly Mark, an independently audited standard for corporate social responsibility and sustainability based on ISO26000.

In recent years, we further strengthened our governance related to environmental sustainability matters through the establishment of cross-functional steering teams and oversight committees tasked with development and implementation of our environmental sustainability strategy. In support of this strategy, in 2023, we continued to work with third-party environmental service providers to support our efforts to enhance our environmental performance and our measurement and reporting of such performance, and to refine our environmental sustainability risk assessments and mitigations.

Product Quality and Patient Safety

Across our business, we maintain an unwavering focus on product quality and safety. All Alkermes facilities are subject to routine regulatory inspections in respect of product quality and safety to confirm compliance with applicable laws and regulations. We have robust policies and procedures in place designed to promote safe and sustainable research, development, manufacture and commercialization of products, including a comprehensive quality management system that is designed to ensure that products we manufacture, store, test or distribute consistently meet applicable product specifications, safety and efficacy standards, “good practice” GxP quality guidelines and regulations (e.g., GCP, GMP, GLP) and other regulatory requirements.

We are committed to ensuring the authenticity of our medicines and guarding against counterfeit products (those not equivalent in quality, safety and efficacy, or not containing the correct amount of active ingredient and/or containing impurities) in the marketplace. We have standard operating procedures for the timely and efficient removal from the market of any commercial drug product suspected or found to not meet our product quality or patient safety standards, which include notification of and consultation with applicable regulatory authorities, conduct of a health hazard assessment, and communications to customers, partners, healthcare providers and patients as directed by regulators or our internal policies.

Responsibility in Manufacturing and Supply Chain

We are committed to meeting our manufacturing objectives reliably and responsibly through the establishment and maintenance of a safe, sustainable and ethical supply chain. We contract with a growing network of third-party manufacturers to formulate certain products and produce components of products or product packaging for clinical and commercial use. All service providers involved in the manufacture and packaging of our products are subject to inspection by the FDA or comparable agencies in other jurisdictions and we require that our contract manufacturers adhere to current Good Manufacturing Practices (“GMP”) in the manufacture of these products and product components. All contract manufacturers and GxP suppliers must undergo an assessment and/or inspection by our quality personnel to assess their compliance with applicable standards and regulations prior to initiating work for Alkermes.

ALKERMES PLC 2024 Proxy Statement 53

We are also committed to minimizing the environmental and social impacts associated with our supply chain. In 2022, we established a global, cross-functional steering team to develop and inform our strategy for a sustainable procurement program, and in 2023, we engaged a third-party sustainability consultant to assist us in identifying and assessing our key suppliers against key pillars of sustainability and responsibility.

Social Responsibility and Community Impact

We are committed to caring for the people and the environment in the local communities where we work. Since 2008, many of our employees have volunteered each year as part of our ALKERMES IN ACTION volunteer program. In 2023, we celebrated the 15th anniversary of this volunteer program with in-person events across our sites to support local organizations focused on education, caring for veterans, maintaining outdoor community spaces and providing for families in need.

We also support research and advocacy efforts to raise awareness of patient needs in the disease areas that our medicines are designed to treat, and to increase access to medicines and other forms of treatment in support of patient health and well-being. We proudly support not-for-profit organizations and independent researchers working in our therapeutic areas of focus through our two grant programs:

•

Since 2016, our ALKERMES INSPIRATION GRANTS program has awarded more than $5 million in funding to innovative programs that support the needs of people impacted by addiction, serious mental illness and cancer. In 2023, grants were awarded to 11 nonprofit organizations working to address the needs of people living with these complex conditions and who are focused on addressing unmet needs in historically under-resourced or underrepresented communities with longstanding and widespread health disparities.

•	Since 2018, our Alkermes Pathways Research Awards® program has provided funding to 23 researchers working to advance our understanding of diseases in the field of neuroscience.

Early Access Policy

We endeavor to make safe and effective medicines by conducting rigorous clinical trials and obtaining marketing approval from regulatory authorities, including the FDA. Participation in one of our clinical trials is the optimal way for patients to gain access to our investigational medicines prior to regulatory approval. However, we understand that some patients may not be able to participate in a clinical trial. If early data from our clinical trials suggest that an investigational treatment might offer benefits for patients facing serious or life-threatening conditions, we have a policy under which patients may be eligible to receive access to an investigational medicine outside the context of a clinical trial. Additional details, including eligibility criteria, can be found in the Alkermes Early Access Policy, a copy of which is available on the Early Access page of the Research and Development section of our website at www.alkermes.com.

Patient Advocacy and Community Engagement

Patient advocacy and community engagement are core to our mission. We regularly engage with policymakers and leaders in the patient advocacy community to better understand their perspectives and goals and the complex systems of care for individuals living with complex neurological and psychiatric disorders. Learnings from these interactions help to inform our business activities, including design of our clinical development and lifecycle management programs for our investigational and marketed medicines with specific patient outcomes in mind, and the nature and substance of our policy and advocacy efforts.

ALKERMES PLC 2024 Proxy Statement 54

PROPOSAL 2

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Ordinary resolution)

Our Compensation Discussion and Analysis, which begins on page 82 of this proxy statement, describes our executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers for 2023. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As required pursuant to Section 14A of the Exchange Act, our Board is asking that our shareholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and related compensation tables and narrative discussion.”

Non-Binding, Advisory Vote. Our Board is asking that shareholders support this Proposal 2. This proposal is advisory and non-binding; as an ordinary resolution, approval of this proposal requires the affirmative vote of a majority of the votes cast on the resolution in person or by proxy. Although the vote you are being asked to cast is advisory, and therefore non-binding, we value the views of our shareholders, and the Compensation Committee will consider the outcome of the vote when designing our future compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the results of those deliberations because they are not considered to be votes cast.

Prior Say-on-Pay Vote – 2022 Executive Compensation. At the 2023 Annual Meeting, shareholders supported our executive compensation programs, with approximately 79% of the votes cast in favor of our say-on-pay proposal related to our 2022 executive compensation program. Excluding the “against” votes from the shareholder engaged in a proxy contest with us at the time, which generally voted “against” all of our 2023 proxy proposals and has since liquidated its holdings in the Company, the support level for our say-on-pay proposal would have been approximately 87% of the votes cast on such proposal. We believe this say-on-pay support reflects, in part, the meaningful changes that our Compensation Committee has made to our executive compensation programs since 2020 in response to shareholder feedback.

Continued Shareholder Engagement and Board Responsiveness. Before, and following, our 2023 Annual Meeting, we actively engaged with our shareholders to solicit their feedback regarding our executive compensation programs, our governance practices and other matters of interest to our shareholders. Following our 2023 Annual Meeting, we requested engagement meetings with shareholders who collectively held approximately 70% of our outstanding shares and held meetings with shareholders who collectively held approximately 50% of our outstanding shares. Our Lead Independent Director and other members of our Board participated in certain of these meetings alongside representatives of management. During these engagements, shareholders generally acknowledged the Board and Compensation Committee’s responsiveness to shareholder feedback and the significant enhancements to our executive compensation programs in recent years.

Enhancements to Executive Compensation Program. We have made meaningful enhancements to our executive compensation program to further align the interests of our CEO and other named executive officers with those of our shareholders. For additional information, see the section entitled “Board Responsiveness –Enhancements to Compensation Practices” beginning on page 84 of this proxy statement.

The Board unanimously recommends that you vote FOR Proposal 2

ALKERMES PLC 2024 Proxy Statement 55

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Ordinary resolution)

Background. Proposal 2 above asks that shareholders cast a non-binding, advisory vote on the compensation paid to our named executive officers for 2023, as described in this proxy statement. Such advisory votes are commonly referred to as “say-on-pay” votes. Section 14A of the Exchange Act and the related rules of the SEC require that, every six years, we provide shareholders with an opportunity to vote, in a non-binding, advisory manner, on how frequently we hold say-on-pay votes in the future. Such advisory votes are commonly referred to as “say-on-frequency” votes. Shareholders can vote for the Company to hold say-on-pay votes every one, two or three years, or can abstain from voting. We last submitted a vote on the frequency of future say-on-pay votes to our shareholders in 2018, at which time, in keeping with the recommendation of our Board, our shareholders supported holding future say-on-pay votes on an annual basis. Consistent with such advisory vote, our Board has held a say-on-pay vote annually since 2018.

Recommendation. Our Board believes that say-on-pay votes should continue to be held on an annual basis and therefore recommends that shareholders vote for the ‘1 YEAR’ option for this Proposal 3. The Board believes that holding an annual advisory say-on-pay vote gives shareholders an opportunity to provide regular input to our Compensation Committee on our executive compensation programs and practices as disclosed in the Company’s proxy statement each year, and increases our Board’s accountability for compensation decisions and ability to regularly incorporate shareholder feedback into such decisions.

Non-Binding, Advisory Vote. This proposal is advisory and non-binding; as an ordinary resolution, approval of this proposal requires the affirmative vote of a majority of the votes cast on the resolution in person or by proxy. In the event no option receives a majority of the votes cast, the Board intends to adopt the option that receives the highest number of votes. Although the vote you are being asked to cast is advisory, and therefore non-binding, we value the views of our shareholders, and our Board will consider the outcome of the vote when determining how frequently to hold say-on-pay votes in the future. Abstentions and broker non-votes will have no effect on the results of those deliberations because they are not considered to be votes cast.

The text of the resolution in respect of this Proposal 3 is as follows:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the ‘1 year’ option as the frequency of future advisory votes on the compensation paid to the Company’s named executive officers.”

The Board unanimously recommends that you vote for the ‘1 YEAR’ option for Proposal 3

ALKERMES PLC 2024 Proxy Statement 56

PROPOSAL 4

NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

AND ACCOUNTING FIRM AND BINDING AUTHORIZATION OF AUDIT AND RISK COMMITTEE

TO SET INDEPENDENT AUDITOR AND ACCOUNTING FIRM’S REMUNERATION

(Ordinary resolution)

PwC served as our independent auditor and accounting firm for 2023. The Audit and Risk Committee reviewed and discussed the performance of PwC as the Company’s independent auditor and accounting firm for 2023 and, following such review and discussion, has retained PwC to serve as the Company’s independent auditor and accounting firm for 2024. Although we are not required to submit the appointment of PwC for shareholder approval, as a matter of good corporate governance, the Board has determined, upon the recommendation of the Audit and Risk Committee, to submit the selection of PwC for ratification by the Company’s shareholders and to ask that the Company’s shareholders authorize the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration. Even if the selection of PwC is ratified, the Audit and Risk Committee, in its discretion, may still select a different independent auditor and independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Majority Voting Standard. The resolution in respect of the authorization component of this Proposal 4 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast on the resolution in person or by proxy (meaning the number of shares voted “FOR” this Proposal 4 must exceed the number of shares voted “AGAINST” this Proposal 4). Abstentions and broker non-votes (if any) will have no effect on the outcome of this Proposal 4 because they are not considered to be votes cast.

One or more representatives of PwC is expected to attend the Annual Meeting. Such representative(s) will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The text of the resolution in respect of this Proposal 4 is as follows:

“RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of Alkermes plc and to authorize, in a binding vote, the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration.”

The Board unanimously recommends that you vote FOR Proposal 4

ALKERMES PLC 2024 Proxy Statement 57

PROPOSAL 5

APPROVAL OF

ALKERMES PLC 2018 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Ordinary resolution)

Overview

Our Board is requesting shareholder approval of amendments to the current Alkermes plc 2018 Stock Option and Incentive Plan. We refer to the current Alkermes plc 2018 Stock Option and Incentive Plan as the “2018 Plan” and to the 2018 Plan, as it is proposed to be amended pursuant to this Proposal 5, as the “Amended 2018 Plan.” The proposed amendments would make the following material changes to the 2018 Plan:

▪
increase the number of ordinary shares authorized for issuance thereunder by 6,300,000 new ordinary shares (subject to adjustment for stock splits, stock dividends and similar events);
▪
increase the number of ordinary shares that may be awarded in the form of incentive stock options thereunder by 6,300,000 new ordinary shares (subject to adjustment for stock splits, stock dividends and similar events); and
▪
provide that, with respect to any awards granted on or after the date of the Annual Meeting and unless otherwise provided in the applicable award documentation, upon a Sale Event (as defined in the Amended 2018 Plan), (i) time-based awards will vest in full and performance-based awards will vest (as described in (ii) below) only if the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, and (ii) in the event of such acceleration, performance-based awards will vest at the greater of the target or actual level of performance and, further (iii) such acceleration will only be provided for any awards held by grantees whose service with us has not terminated prior to the Sale Event. Under the 2018 Plan as currently in effect, unless otherwise provided in the applicable award documentation, upon a Sale Event, the vesting of all time-based awards are accelerated in full and the vesting of all performance-based awards may be accelerated in the discretion of the Administrator (as defined below).

The proposed Amended 2018 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

If this Proposal 5 is approved by our shareholders, the Amended 2018 Plan will become effective as of the date of the Annual Meeting. In the event our shareholders do not approve this Proposal 5, the Amended 2018 Plan will not become effective and the 2018 Plan will continue to be effective in accordance with its current terms.

Why do we believe our shareholders should approve the Amended 2018 Plan (including the increased number of shares authorized for issuance thereunder)?

1. We believe the size of our share reserve increase request is reasonable.

The size of our share reserve increase request for the Amended 2018 Plan is equal to 6,300,000 new ordinary shares (subject to adjustment for stock splits, stock dividends and similar events). We expect our request will provide us with sufficient ordinary shares to support approximately one to two years of equity awards at our current market value. Equity awards are key to our ability to attract, retain and incentivize employees who are integral to the successful development of our pipeline candidates, the commercialization of our products and the accomplishment of transformative business transactions. Our compensation philosophy with respect to equity awards is to target around the 50th percentile by value of our comparable peer group, as determined using the Black-Scholes option pricing model for stock options and market prices for restricted stock unit awards, with the opportunity to increase or decrease the value of equity awards from the 50th percentile based upon individual performance and other factors. If our request is not approved, we may not have sufficient ordinary shares to support our next round of annual equity awards at our current market value.

ALKERMES PLC 2024 Proxy Statement 58

2. Equity awards are integral to our compensation program and to our success.

Equity awards, similar to those typically offered by our competitors, have been, and we believe will continue to be, an integral component of our overall compensation program, enabling us to attract qualified and skilled employees and directors, retain our existing employees, including our experienced management team, and provide incentives for our employees to exert maximum efforts for our success, ultimately contributing to the creation of shareholder value.

We have built, and continue to devote significant resources to further develop and enhance, a comprehensive cross-functional infrastructure designed to support product development from discovery through commercialization and lifecycle management. We have a portfolio of proprietary products that we manufacture, market and sell in the U.S. and we are currently developing a pipeline of potential new proprietary products. We also manufacture commercial products that incorporate our proprietary technologies under license that are owned and commercialized by other biopharmaceutical companies and for which we receive manufacturing and/or royalty revenues.

We seek to attract, hire, develop, retain and motivate qualified and highly-skilled personnel with experience in areas such as R&D, including early discovery, translational medicine, formulation development and clinical trial operations capabilities; intellectual property prosecution, enforcement and defense; medical affairs; manufacturing operations; U.S. federal and state government affairs; sales and marketing; and market access, among other areas. Competition for such personnel in our industry and the geographic regions in which we operate is intense, with numerous companies also developing, launching or marketing products, including products against which our products directly compete.

3. We manage our equity award use carefully.

We carefully and thoughtfully manage our equity award program, balancing attraction, retention and incentivization of our employees against dilution and burn rate considerations. As of the Record Date, our full dilution, which is calculated as (shares available for grant + shares subject to outstanding equity awards) / (shares outstanding + shares available for grant + shares subject to outstanding equity awards), is approximately 17.5%.

The following two tables provide certain additional information regarding our equity incentive program and include awards granted under all of our equity incentive plans.

As of the Record Date
Total number of ordinary shares subject to outstanding stock options	19,159,162
Weighted-average exercise price of outstanding stock options	$31.96
Weighted-average remaining term of outstanding stock options	6.36 years
Total number of ordinary shares subject to outstanding full value awards(1)	6,785,359
Total number of ordinary shares available for grant under the 2018 Plan(2)	9,988,746
Total number of ordinary shares outstanding	169,184,183
Per-share closing price of ordinary shares as reported on Nasdaq	$27.53

(1) A “full value award” is an award other than a stock option or stock appreciation right.

(2) As of the Record Date, there were no ordinary shares available for grant under any of our equity incentive plans other than the 2018 Plan.

	As of December 31,
	2023	2022	2021
Burn Rate (1)	3.98%	3.78%	5.02%

(1) Burn Rate is calculated as: (shares subject to stock options granted + shares subject to time-vesting full value awards granted + shares subject to performance-vesting full value awards vested)/weighted average ordinary shares outstanding. The share reserve under the 2018 Plan is reduced by 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. The burn rate figures reported in this table are based on the terms of equity awards granted under our equity incentive plans on the date they were granted and, in the case of equity awards that were granted prior to the separation of the Company’s oncology business in November 2023, do not reflect subsequent adjustments that were made to such equity awards in connection with this separation in accordance with the provisions of the 2018 Plan.

ALKERMES PLC 2024 Proxy Statement 59

The following table sets forth our historic use of equity in 2023, 2022 and 2021:

	Year
	2023		2022	2021
Stock options granted (1)	3,479,898		3,164,468	4,001,529
Time-vesting full value awards granted (1)	2,884,122		3,031,864	3,896,511
Performance-vesting full value awards vested	252,375	(2)	—	177,946	(3)
Weighted average ordinary shares outstanding	166,223,297		163,741,592	160,942,346

(1)
The share numbers reported in this table reflect the actual number of shares underlying equity awards granted under our equity incentive plans on the date they were granted, and, in the case of equity awards that were granted prior to the separation of the Company’s oncology business in November 2023, do not reflect subsequent adjustments that were made to such equity awards in connection with this separation in accordance with the provisions of the 2018 Plan.
(2)
Consists of performance-vesting restricted stock unit awards that vested based on the Company’s achievements against the pipeline goals and financial goals to which the performance-vesting restricted stock unit awards granted in February 2021 to our employees at senior vice president level and above were subject.
(3)
Consists of performance-vesting restricted stock unit awards that vested based on the Company’s achievement of two of the three pipeline goals to which the performance-vesting restricted stock unit awards granted in February 2020 to our employees at senior vice president level and above were subject.

Important Aspects of the Amended 2018 Plan Designed to Protect our Shareholders’ Interests

The Amended 2018 Plan contains certain provisions, including those set forth below, designed to protect our shareholders’ interests and to reflect corporate governance best practices. The descriptions of these provisions and of certain other features of the Amended 2018 Plan contained in this Proposal 5 are intended to be summaries only and are qualified in their entirety by the full text of the Amended 2018 Plan attached hereto as Appendix A.

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Shareholder approval is required for additional shares. The Amended 2018 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we desire to increase the share reserve, allowing our shareholders the ability to have a say on our equity compensation programs.
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Share counting provisions. The share reserve under the Amended 2018 Plan is reduced by one ordinary share for each ordinary share issued pursuant to a stock option or stock appreciation right and by 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. This helps to ensure that management and the Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award. The Amended 2018 Plan also prohibits liberal share recycling, which means that shares tendered or held back upon exercise of a stock option or stock appreciation right or settlement of an award to cover the exercise price or tax withholding for such option, right or award are not added back to the number of shares available for issuance under the Amended 2018 Plan.
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Flexibility in designing equity compensation scheme. The Amended 2018 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash-based awards and performance share awards. By providing this flexibility, we are positioned to quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.
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No right to vote or receive dividends. Until shares are delivered in accordance with the Amended 2018 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards.
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No option or SAR repricing. The Amended 2018 Plan explicitly prohibits repricing options and stock appreciation rights in any manner without shareholder approval, including cancelling awards in exchange for cash or for another award under the Amended 2018 Plan.

ALKERMES PLC 2024 Proxy Statement 60

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Minimum 1-year vesting requirement. Under the Amended 2018 Plan, options and stock appreciation rights do not vest and become exercisable, and restricted stock awards and restricted stock unit awards do not vest, until at least one year from the grant date.
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Equity Clawback. Equity awards granted to our named executive officers under the Amended 2018 Plan are subject to our Clawback Policy and our Recoupment Policy, as in effect from time to time, current copies of which can be found on the Corporate Governance page of the Investors section of our website at www.alkermes.com. For additional details, see the section entitled “Clawback Policy and Recoupment Policy” on page 108 of this proxy statement.

Majority Voting Standard

The resolution in respect of this Proposal 5 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast on the resolution in person or by proxy (meaning the number of shares voted “FOR” this Proposal 5 must exceed the number of shares voted “AGAINST” this Proposal 5). Abstentions and broker non-votes will have no effect on the outcome of this Proposal 5 because they are not considered to be votes cast.

The text of the resolution in respect of this Proposal 5 is as follows:

“RESOLVED, that the Alkermes plc 2018 Stock Option and Incentive Plan, as amended, be APPROVED.”

The Board unanimously recommends that you vote FOR Proposal 5

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Principal Features of the Amended 2018 Plan

The material features of the Amended 2018 Plan are as described below. These descriptions are intended to be summaries only and are qualified in their entirety by the full text of the Amended 2018 Plan attached hereto as Appendix A.

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The Amended 2018 Plan will be administered by either the Compensation Committee or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent, non-employee directors (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our ordinary shares. The Administrator may delegate its authority and duties with respect to the granting of awards to a subcommittee of one or more members of the Board, subject to applicable law and certain limitations and guidelines set forth in the Amended Plan.
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The award of stock options (both incentive and non-qualified), stock appreciation rights, restricted stock unit awards, restricted stock awards, cash-based awards and performance share awards is permitted.
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For purposes of determining the number of our ordinary shares available for issuance under the Amended 2018 Plan, (a) the grant of any full value award (i.e., an award other than a stock option or stock appreciation right) is deemed as an award of 1.8 ordinary shares for each such ordinary share actually subject to the award and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the Amended 2018 Plan, (b) the grant of a stock option or stock appreciation right is deemed as an award of one ordinary share for each such ordinary share actually subject to the award and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the Amended 2018 Plan, (c) any Prior Plans Returning Share (as defined in the Amended 2018 Plan and described below) subject to a full value award shall be added to the number of shares available for issuance as 1.8 ordinary shares, and (d) any Prior Plans Returning Share subject to a stock option or stock appreciation right shall be added to the number of shares available for issuance as one ordinary share. The term “Prior Plans Returning Share” generally means any ordinary share underlying any outstanding award granted under the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “2011 Plan”) or the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, as amended, in each case that, from and after May 20, 2020 (the date of the Company’s 2020 annual general meeting of shareholders), was or is forfeited, canceled, repurchased or otherwise terminated (other than by exercise).
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Our Board or the Administrator may at any time amend or discontinue the Amended 2018 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, except as otherwise provided in the applicable award certificate for a specific grant, no such action may adversely affect any rights under any outstanding award without the award holder’s consent. Additionally, no option or stock appreciation right may be repriced in any manner without shareholder approval. Amendments to the Amended 2018 Plan will be subject to approval by our shareholders to the extent required under the rules of any securities exchange or market system on which our ordinary shares are listed or any other applicable rules. Amendments shall also be subject to approval by our shareholders if and to the extent such approval is determined by the Administrator to be required by the Code in order to preserve the qualified status of incentive stock options.

The maximum number of ordinary shares that may be issued under the Amended 2018 Plan is equal to the sum of the following (subject to adjustment for stock splits, stock dividends and similar events): (i) 49,197,405 ordinary shares (which includes 497,405 ordinary shares resulting from adjustments made in accordance with the terms of the 2018 Plan in connection with the separation of our oncology business in November 2023); (ii) 1,199,965 ordinary shares, which is the number of 2011 Plan Available Shares (as defined in the 2018 Amended Plan and described below); and (iii) the Prior Plans Returning Shares, as such shares become available from time to time. For purposes of this limitation, shares underlying any awards granted under the Amended 2018 Plan that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) will be added back to the number of shares available for issuance under the Amended 2018 Plan. Shares tendered or held back upon exercise of an option or stock appreciation right or settlement of an award to cover the exercise price or tax withholding for such option, right or award are not added back to the number of shares available for issuance under the Amended 2018 Plan. Shares purchased in the open market with proceeds from the exercise of options or stock appreciation rights will not be added to the number of shares available for issuance under the Amended 2018 Plan. In addition, in the event that a stock appreciation right

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is settled in shares, the gross number of shares subject to the stock appreciation right will be deducted from the number of shares available for issuance under the Amended 2018 Plan. The shares issued under the Amended 2018 Plan may be issued from treasury or otherwise.

The term “2011 Plan Available Shares” generally means the 1,199,965 ordinary shares that remained available for grant under the 2011 Plan as of May 20, 2020 (the date of the Company’s 2020 annual general meeting of shareholders), which ordinary shares ceased to be available for grant under the 2011 Plan (and became available for issuance pursuant to Awards under the 2018 Plan) as of such date.

Summary of the Amended 2018 Plan

Plan Administration. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2018 Plan. The Administrator may also determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Amended 2018 Plan, of any award and accelerate the exercisability or vesting of all or any portion of any award, except that within the minimum vesting periods described below, vesting may be accelerated only in the case of a grantee’s death, disability or retirement or upon a Sale Event. Subject to applicable law, the Administrator may also delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, if applicable, and the vesting criteria.

Eligibility and Limitations on Grants. Persons eligible to participate in the Amended 2018 Plan will be those officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the Amended 2018 Plan will be to align the compensation of these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruitment and retention of these individuals. As of the Record Date, we (including our subsidiaries) had approximately 2,055 employees (including officers), 10 non-employee directors, and approximately 600 consultants. The maximum number of ordinary shares that can be awarded in the form of incentive stock options under the Amended 2018 Plan will not exceed 58,700,000 ordinary shares (subject to adjustment for stock splits, stock dividends and similar events).

Stock Options and Stock Appreciation Rights. The Amended 2018 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code, (2) stock options that do not so qualify and (3) stock appreciation rights. Options granted under the Amended 2018 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified options and stock appreciation rights may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The exercise price of each option and stock appreciation right will be determined by the Administrator but will not be less than 100% of the fair market value of our ordinary shares on the date of grant; provided, however, that for any incentive stock option granted to an employee who, at the time of grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any subsidiary (a “10% Owner”), such exercise price will not be less than 110% of the fair market value of our ordinary shares on the date of grant.

The term of each option and stock appreciation right will be fixed by the Administrator and will not exceed ten years from the date of grant; provided, however, that for any incentive stock option granted to a 10% Owner, such term will not exceed five years from the date of grant. Options and stock appreciation rights may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The Administrator will determine at what time or times each option and stock appreciation right may vest and becomes exercisable. Options and stock appreciation rights may vest and become exercisable in installments, provided they shall not vest or become exercisable for a period of at least one year from the date of grant. Options and stock appreciation rights may be exercised in whole or in part with written or electronic notice to the Company’s delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of ordinary shares issuable upon such exercise, based on the fair market value of

ALKERMES PLC 2024 Proxy Statement 63

our ordinary shares on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified check, bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of ordinary shares that are beneficially owned by the optionee based on the fair market value of our ordinary shares on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price. The appreciation distribution payable on the exercise of a stock appreciation right will not be greater than an amount equal to the excess of (i) the fair market value (on the date of exercise) of a number of shares equal to the number of share equivalents being exercised under the stock appreciation right, over (ii) the exercise price of such share equivalents. The appreciation distribution may be paid in ordinary shares, in cash, in any combination of the two or in any other form of consideration determined by the Administrator and set forth in the applicable award certificate.

To qualify as incentive stock options, options must meet additional U.S. federal tax requirements, including a $100,000 limit on the value of our ordinary shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Restricted Stock Unit Awards. The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of ordinary shares and may be subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. To the extent a restricted stock unit award is subject to Section 409A of the Code (“Section 409A”), it may contain such additional terms and conditions as the Administrator shall determine in order for such award to comply with the requirements of Section 409A.

The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a restricted stock unit award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our ordinary shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred.

Restricted Stock. The Administrator may award ordinary shares as restricted stock to participants, subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Cash-Based Awards. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in ordinary shares, as the Administrator determines. Except as may otherwise be provided by the Administrator, a grantee’s right in all cash-based awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason (including if a subsidiary ceases to be a subsidiary of the Company).

Performance Share Awards. The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the Amended 2018 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which will not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive ordinary shares.

Performance-Based Awards. The Administrator may grant performance-based awards under the Amended 2018 Plan (consisting of restricted stock awards, restricted stock unit awards, cash-based awards or performance share awards) that are payable upon the attainment of performance goals established by the Administrator. The Administrator will define the manner of calculating the performance criteria it selects to use

ALKERMES PLC 2024 Proxy Statement 64

for any performance goals, which may be expressed in terms of overall performance of the Company or the performance of a subsidiary, unit, division, group, or an individual. The performance criteria that may be used to establish such performance goals are the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of our ordinary shares, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, gross or net profit levels, operating margins, earnings (loss) per ordinary share, sales or market shares, and any other measures of performance selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The Administrator may adjust or modify the calculation of any performance goals to make adjustments deemed appropriate by the Administrator, including but not limited to, in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its subsidiaries, or the financial statements of the Company or its subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Tax Withholding. Participants in the Amended 2018 Plan are responsible for the payment of any U.S. federal, state or local taxes, and non-U.S. or other taxes that the Company is required by law to withhold upon any option or stock appreciation right exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due to a grantee, including the right to reduce the number of ordinary shares otherwise required to be issued to the grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company, or such other amount as may be permitted while still avoiding classification of the award as a liability for financial accounting purposes.

Change in Control Provisions. The following provisions will apply to outstanding awards granted on or after the date of the Annual Meeting under the Amended 2018 Plan in the event of a Sale Event, unless otherwise provided in the applicable award certificate, in any other written agreement between us or one of our subsidiaries and the grantee, or in any director compensation policy we adopt.

In the event of a Sale Event, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the Amended 2018 Plan, or may substitute similar awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to our shareholders pursuant to the Sale Event), and any reacquisition or repurchase rights held by us in respect of shares issued pursuant to any outstanding awards under the Amended 2018 Plan may be assigned by us to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Board or the Administrator.

In the event of a Sale Event in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2018 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by grantees whose service with us has not terminated prior to the effective time of the Sale Event (the “Current Grantees”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Sale Event) to a date prior to the effective time of the Sale Event (contingent upon the closing or completion of the Sale Event) as the Administrator will determine (or, if the Administrator does not determine such a date, to the date that is five days prior to the effective time of the Sale Event), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Sale Event in accordance with the exercise procedures determined by the Administrator, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the closing or completion of the Sale Event).

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In the event of a Sale Event in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Amended 2018 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by individuals other than the Current Grantees, such awards will terminate if not exercised (if applicable) prior to the effective time of the Sale Event in accordance with the exercise procedures determined by the Administrator; provided, however, that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Sale Event.

Notwithstanding the foregoing, in the event any outstanding award under the Amended 2018 Plan held by an individual will terminate if not exercised prior to the effective time of a Sale Event, the Administrator may provide that such individual may not exercise such award but instead will receive a payment, in such form as may be determined by the Administrator, equal in value to the excess, if any, of (i) the value of the property such individual would have received upon the exercise of such award immediately prior to the effective time of the Sale Event, over (ii) any exercise price payable by such individual in connection with such exercise.

Shareholder Rights. Until shares are delivered in accordance with the Amended 2018 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards, notwithstanding the exercise of a stock option or stock appreciation right or any other action by the grantee with respect to an equity award.

Amendments and Termination. Our Board or the Administrator may at any time amend or discontinue the Amended 2018 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in applicable law or for any other lawful purpose. However, except as otherwise provided in the applicable award certificate, no such action may adversely affect any rights under any outstanding award without the award holder’s consent. Amendments will be subject to approval by our shareholders to the extent such approval is required under the rules of any securities exchange or market system on which our ordinary shares are listed or any other applicable rules. Amendments shall also be subject to approval by our shareholders if and to the extent such approval is determined by the Administrator to be required by the Code in order to preserve the qualified status of incentive stock options. In addition, except in connection with a reorganization or other similar change in the capital shares of the Company or a merger or other transaction, without prior shareholder approval, the Administrator will not reduce the exercise price of an outstanding stock option or stock appreciation right, or effect a re-pricing of an outstanding stock option or stock appreciation right through cancellation or re-grants or through cancellation in exchange for cash or another award. Unless the Amended 2018 Plan is sooner terminated, awards of incentive stock options may be granted under the Amended 2018 Plan until March 29, 2028 (which is the tenth anniversary of the date the 2018 Plan was first approved by the Board).

Changes in Shares. If, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the Company’s outstanding ordinary shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such ordinary shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the Company’s outstanding ordinary shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Amended 2018 Plan, including the maximum number of shares that may be issued in the form of incentive stock options, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2018 Plan, (iii) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (iv) the price for each share subject to any then outstanding option and stock appreciation right, without changing the aggregate exercise price with which such option or stock appreciation right remains exercisable. The Administrator will also make equitable or proportionate adjustments in the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

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New Plan Benefits under the Amended 2018 Plan

Awards granted under the Amended 2018 Plan to our executive officers, directors and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our Board and Compensation Committee have not granted any awards under the Amended 2018 Plan subject to shareholder approval of this Proposal 5. Accordingly, the benefits or amounts that will be received by, or allocated to, the Company’s CEO, the Company’s other named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group under the Amended 2018 Plan, are not determinable.

Plan Benefits under the 2018 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of ordinary shares subject to awards that have been granted under the 2018 Plan as of the Record Date.

Number of Shares *
Named executive officers
Richard F. Pops	3,168,193
Chief Executive Officer and Chairman
Iain M. Brown	799,173
Senior Vice President, Chief Financial Officer
David J. Gaffin	1,026,562
Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Craig C. Hopkinson, M.D.	1,232,975
Executive Vice President, Research and Development and Chief Medical Officer
Blair C. Jackson	960,887
Executive Vice President, Chief Operating Officer and Chief Risk Officer; Interim Principal Financial Officer
All current executive officers as a group	8,491,241
All current directors who are not executive officers as a group	838,402
Each nominee for election as a director
Emily Peterson Alva	95,283
Shane M. Cooke	95,504
David A. Daglio, Jr.	105,767
Richard B. Gaynor, M.D.	95,504
Cato T. Laurencin, M.D., Ph.D.	84,772
Nancy S. Lurker	—
Brian P. McKeon	105,767
Richard F. Pops	3,168,193
Nancy L. Snyderman, M.D.	95,504
Frank Anders Wilson	95,504
Christopher I. Wright, M.D., Ph.D.	64,797
Each associate of any executive officer, current director or director nominee	—
Each other person who received or is to receive 5% of awards
Richard F. Pops	3,168,193
All employees (including all current officers who are not executive officers) as a group	16,743,398

* The share numbers reported in this table reflect the actual number of shares underlying equity awards granted under the 2018 Plan on the date they were granted, and, in the case of equity awards that were granted prior to the separation of the oncology business in November 2023, do not reflect subsequent adjustments that were made in connection with this separation in accordance with the provisions of the 2018 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended 2018 Plan. It does not describe all U.S. federal tax consequences under the Amended 2018 Plan, U.S. state or local tax consequences or tax consequences outside of the U.S. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code (“Section 162(m)”) and the satisfaction of our tax reporting obligations.

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Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for U.S. federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.

Non-Qualified Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying shares on the grant date, the participant will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise, and we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Other Awards. We will generally be entitled to a tax deduction in connection with an award under the Amended 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of a stock option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated award to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% U.S. federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

Under Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2018 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act of 2017. For more information regarding the deduction limit under Section 162(m), see the section entitled “Tax and Accounting Considerations” on page 110 of this proxy statement.

A copy of the Amended 2018 Plan is attached as Appendix A to this proxy statement.

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PROPOSAL 6

RENEWAL OF BOARD AUTHORITY TO ALLOT AND ISSUE SHARES UNDER IRISH LAW

(Ordinary resolution)

Background. Under Irish law, the directors of an Irish plc must have specific authority from the company’s shareholders to allot and issue any shares, including shares which are part of the company’s authorized but unissued share capital. Under Irish law, this authority can be granted by a company’s shareholders for up to the maximum of a company’s authorized but unissued share capital and for a period of up to five years, at which point such authority will lapse unless renewed by the company’s shareholders.

At our 2023 Annual Meeting, our shareholders approved our Board’s authority to allot and issue shares up to a maximum of 20% of our issued share capital, for a period of 18 months. Accordingly, our Board’s current authority to allot and issue shares will expire on December 29, 2024, unless sooner renewed, varied or revoked.

Renewal Request. Under this Proposal 6, we are asking our shareholders to renew our Board’s authority to allot and issue our authorized shares, up to a maximum of 20% of our issued share capital as at April 10, 2024 (the latest practicable date before the filing of this proxy statement), for a period of 18 months from the date of shareholder approval of the below resolution, unless sooner renewed, varied or revoked. Granting to a company’s board of directors authority to allot and issue shares is a routine matter for public companies incorporated in Ireland. We expect to propose renewal of the Board’s general authority to allot and issue shares at our 2025 annual general meeting of shareholders.

To be clear, we are not asking our shareholders to approve an increase to our authorized ordinary share capital or to approve a specific issuance of shares; rather, approval of this Proposal 6 will simply provide our Board with certain continued flexibility to allot and issue shares that are already within our authorized share capital on the terms set forth in this proposal, in order to advance our business and drive shareholder value, including, if applicable, in connection with capital-raising and potential strategic transactions.

Because we are a Nasdaq-listed company and considered a U.S. domestic reporting company under SEC rules, we are and will continue to be subject to applicable SEC disclosure and other regulations, and Nasdaq requirements to obtain shareholder approval prior to certain share issuances, and our Board will continue to exercise its fiduciary duties under Irish law to act in good faith and in the best interests of the Company and our shareholders.

This authorization is required as a matter of Irish law and is not required for other Nasdaq-listed companies not incorporated in Ireland with which we compete. Accordingly, failure to approve this proposal could put us at a distinct disadvantage compared to many of our peers who are not similarly required to obtain share issuance authorities from their shareholders.

If our shareholders approve this Proposal 6, our Board’s authority to allot and issue shares, as set forth in this Proposal 6, will be effective as of the date of such approval. If our shareholders do not approve this Proposal 6, our Board’s current authority will continue to apply until the date of expiry of the existing shareholder-approved share allotment and issuance authority, or December 29, 2024; however, after such date, our Board will generally not be able to allot and issue any shares (other than to certain employees pursuant to our employee equity plans or pursuant to a pre-existing contractual obligation), without first seeking and obtaining shareholder approval for each such issuance.

Majority Voting Standard. Under Irish law, the resolution in respect of this Proposal 6 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast on the resolution in person or by proxy (meaning the number of shares voted “FOR” this Proposal 6 must exceed the number of shares voted “AGAINST” this Proposal 6). Abstentions and broker non-votes (if any) will have no effect on the outcome of this Proposal 6 because they are not considered to be votes cast.

ALKERMES PLC 2024 Proxy Statement 69

The text of the resolution in respect of this Proposal 6 is as follows:

“RESOLVED, that the directors of the Company be and are hereby generally and unconditionally authorized pursuant to section 1021(1) of the Irish Companies Act 2014, with effect from the passing of this resolution, to exercise all powers of the Company to allot and/or issue relevant securities (within the meaning of section 1021(12) of the Irish Companies Act 2014) up to an aggregate nominal amount of $351,492 (equivalent to 35,149,202 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2024 (the latest practicable date before the filing of this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the date of passing of this resolution, unless sooner renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired and, in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board unanimously recommends that you vote FOR Proposal 6

ALKERMES PLC 2024 Proxy Statement 70

PROPOSAL 7

RENEWAL OF BOARD AUTHORITY TO DISAPPLY

THE STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW

(Special resolution)

Background. Under Irish law, the directors of an Irish plc must have specific authority from the company’s shareholders to allot and issue any shares (see Proposal 6 above) and, unless otherwise authorized by its shareholders, an Irish plc generally may not issue any such shares for cash without first offering those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the “statutory pre-emption rights”). Shareholders of an Irish plc can grant their boards of directors authority to “dis-apply” these statutory pre-emption rights for up to the maximum of a company’s authorized but unissued share capital and for a period of up to five years, at which point such authority will lapse unless renewed by the company’s shareholders.

At our 2023 Annual Meeting, our shareholders approved our Board’s authority to issue new shares for cash, up to the amount of approximately 20% of our issued share capital, without first offering them to existing shareholders on a pro-rata basis (referred to as the “pre-emption disapplication authority”), for a period of 18 months. Accordingly, our Board’s current pre-emption disapplication authority will expire on December 29, 2024, unless sooner renewed, varied or revoked. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration or pursuant to employee equity plans.

Renewal Request. Under this Proposal 7, we are asking our shareholders to renew our Board’s pre-emption disapplication authority in accordance with the terms described herein, for a period of 18 months from the date of shareholder approval of the below resolution, unless sooner renewed, varied or revoked.

Specifically, we are asking our shareholders to renew the Board’s authority to disapply the statutory pre-emption rights that would otherwise apply under Irish law in the event of issuances of shares for cash if the issuances (in the aggregate excluding issuances pursuant to employee equity plans) are limited to up to 20% of our issued share capital as at April 10, 2024 (the latest practicable date before the filing of this proxy statement), subject to renewal of the Board’s authority to allot and issue such shares as set forth in Proposal 6. Granting pre-emption disapplication authority to a company’s board of directors is a routine matter for public companies incorporated in Ireland. We expect to propose renewal of the Board’s pre-emption disapplication authority at our 2025 annual general meeting of shareholders.

To be clear, under this Proposal 7 we are not asking our shareholders to approve an increase to our authorized ordinary share capital or to approve a specific issuance of shares; rather, approval of this Proposal 7 will simply provide our Board with certain continued flexibility to issue shares for cash (subject to renewal of the Board’s authority to allot and issue such shares as set forth in Proposal 6) that are already within our authorized share capital for cash on a non-pre-emptive basis, in accordance with the terms described herein, to advance our business and drive shareholder value, including, if applicable, in connection with capital-raising and potential strategic transactions.

Furthermore, this authorization is required as a matter of Irish law and is not otherwise required for Nasdaq-listed companies not incorporated in Ireland with which we compete. Failure to approve this proposal could put us at a distinct disadvantage compared to many of our peers in competing for acquisitions, licensing and similar transactions, would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of transactional opportunities, would increase our costs and could otherwise might make it difficult for us to complete strategic transactions, thus potentially limiting our ability to deploy capital in support of our business strategy and in the best interests of our shareholders.

If our shareholders approve this Proposal 7, our Board’s pre-emption disapplication authority, as set forth in this Proposal 7, will be effective as of the date of such approval. If our shareholders do not approve this Proposal 7, our Board’s current authority will continue to apply until the date of expiry of the existing shareholder-approved pre-emption disapplication authority, or December 29, 2024; however, after such date, our Board will generally not be able to issue any shares for cash to any new shareholders without first offering such shares on the same or more favorable terms to our existing shareholders on a pro-rata basis (other than

ALKERMES PLC 2024 Proxy Statement 71

to certain employees pursuant to our employee equity plans or pursuant to a pre-existing contractual obligation), without first seeking and obtaining shareholder approval for each such issuance.

Supermajority Voting Standard. Under Irish law, the resolution in respect of this Proposal 7 is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast on the resolution in person or by proxy for approval. Abstentions and broker non-votes (if any) will have no effect on the outcome of this Proposal 7 because they are not considered to be votes cast.

In addition, approval of this Proposal 7 is conditioned upon approval of Proposal 6 above because Irish law requires that a general authority to issue shares be granted before a pre-emption disapplication authority in respect of any issuances of such shares can be granted. Therefore, if Proposal 6 is not approved by our shareholders, this Proposal 7 will fail and not be implemented, notwithstanding any approval of this Proposal 7 by our shareholders.

The text of the resolution in respect of this Proposal 7 is as follows:

“RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal 6 (Board authority to allot and issue shares) as set out above, and with effect from the date of the passing of this resolution, the directors of the Company be and they are hereby empowered pursuant to section 1023 of the Irish Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 6 as if sub-section (1) of section 1022 did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of $351,492 (equivalent to 35,149,202 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2024 (the latest practicable date before the filing of this proxy statement)); and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless sooner renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired and, in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board unanimously recommends that you vote FOR Proposal 7

ALKERMES PLC 2024 Proxy Statement 72

Report of the Audit and Risk Committee

No portion of this Report of the Audit and Risk Committee shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed ‘soliciting material’ or deemed to be ‘filed’ under either the Securities Act or the Exchange Act.

As more fully described in its charter, the Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. The Company’s independent auditor and accounting firm is responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit and Risk Committee any issues the independent auditor and accounting firm believes should be raised. The independent auditor and accounting firm is also responsible to the Audit and Risk Committee and the Board for testing the integrity of the financial accounting and reporting control systems, issuing a report on the Company’s internal control over financial reporting and such other matters as the Audit and Risk Committee and Board determine. In addition, the independent auditor and accounting firm performs audit-related and permissible non-audit services for the Company.

In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company’s independent auditor and accounting firm, the audited consolidated financial statements of the Company for 2023 which are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Audit and Risk Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit. The Audit and Risk Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination, judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and the Company’s disclosure control process and internal control over financial reporting.

The Audit and Risk Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit and Risk Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from management and the Company, and received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit and Risk Committee concerning independence.

The Audit and Risk Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, which it made in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit and Risk Committee also reviewed and discussed with PricewaterhouseCoopers LLP the Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 related to PricewaterhouseCoopers LLP’s audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

ALKERMES PLC 2024 Proxy Statement 73

The Audit and Risk Committee monitors the activity and performance of PricewaterhouseCoopers LLP. All services to be provided by PricewaterhouseCoopers LLP are pre-approved by the Audit and Risk Committee or where permitted, a delegate thereof. The Audit and Risk Committee’s evaluation of PricewaterhouseCoopers LLP included, among other things, consideration as to whether its provision of permissible non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

In reliance on these reviews and discussions, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit and Risk Committee*,

Frank Anders Wilson (Chair)

David A. Daglio, Jr.

Nancy L. Snyderman, M.D.

* Mr. Cooke was appointed to the Audit and Risk Committee on February 15, 2024 and did not participate in the review and discussion referred to in this report.

For more information about the Audit and Risk Committee and its charter, see the Corporate Governance page of the Investors section of our website at www.alkermes.com.

ALKERMES PLC 2024 Proxy Statement 74

Audit Fees

Aggregate Fees for 2023 and 2022

During 2023 and 2022, PwC provided various audit, audit-related, tax and other services to us. The Audit and Risk Committee understands the need for PwC to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of PwC, the Audit and Risk Committee has adopted policies and procedures which require it to review and pre-approve all audit and non-audit services performed by PwC. All of the services of PwC for 2023 and 2022 described below were pre-approved by the Audit and Risk Committee.

The aggregate fees of PwC for 2023 and 2022 were as follows:

	2023	2022
Audit fees(1)	$3,554,536	$2,587,100
Audit-related fees(2)	2,348,100	108,794
Tax fees(3)	1,803,000	1,140,065
All other fees(4)	6,650	26,650
Total	$7,712,286	$3,862,609

(1)
Consists of fees for services related to the audit of our annual consolidated financial statements, the audit of discontinued operations related to the separation of our oncology business, statutory audits and review of our quarterly consolidated financial statements, including audit of our internal controls over financial reporting. Included in these amounts for 2023 and 2022 are expenses of $16,536 and $22,100, respectively.
(2)
Consists of audit-related fees associated with the separation of our oncology business and assurance services related to employee benefit plan audits.
(3)
Consists of fees for tax compliance and tax advisory services related to both our routine business operations and the separation of our oncology business. No expenses are included in these amounts for 2023 or 2022.
(4)
Consists of fees for access to certain PwC online accounting resources.

ALKERMES PLC 2024 Proxy Statement 75

Ownership of the Company’s Ordinary Shares

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date by:

•
each of the Company’s current directors and nominees;
•
the Company’s CEO;
•
each of the Company’s other named executive officers, as set forth in the Summary Compensation Table on page 112 of this proxy statement; and
•
all of the Company’s current directors and executive officers as a group.

According to SEC rules, the Company has included in the column entitled “Number of Issued Ordinary Shares” all shares over which the person has sole or shared voting or investment power, and in the column entitled “Number of Ordinary Shares Issuable” all shares that the person has the right to acquire within 60 days after the Record Date through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each of the Company’s current non-employee directors and nominees is c/o Alkermes, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. The business address of each of the Company’s current executive officers is 900 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of Issued Ordinary Shares	Number of Ordinary Shares Issuable(1)	Total	Percent(2)
Emily Peterson Alva	19,722	44,388	64,110	*
Shane M. Cooke	96,977	258,913	355,890	*
David A. Daglio, Jr.	103,141	59,106	162,247	*
Richard B. Gaynor, M.D.	20,356	127,053	147,409	*
Cato T. Laurencin, M.D., Ph.D.	15,169	28,259	43,428	*
Nancy S. Lurker	—	—	—	*
Brian P. McKeon	33,141	59,106	92,247	*
Richard F. Pops	1,179,675	1,990,875	3,170,550	1.87%
Nancy L. Snyderman, M.D.	20,783	152,247	173,030	*
Frank Anders Wilson	20,356	127,053	147,409	*
Christopher I. Wright, M.D., Ph.D.	7,269	18,556	25,825	*
Iain M. Brown	116,344	449,815	566,159	*
David J. Gaffin	164,782	560,001	724,783	*
Craig C. Hopkinson, M.D.	109,709	670,490	780,199	*
Blair C. Jackson	157,802	523,389	681,191	*
All directors and executive officers as a group (17 persons)	2,412,867	5,862,799	8,275,666	4.89%

* Represents less than 1% of the Company’s outstanding ordinary shares.

(1) Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting by May 17, 2024, which is 60 days from the Record Date.

(2) Applicable percentage of ownership as of the Record Date is based upon 169,184,183 ordinary shares outstanding as of the Record Date.

ALKERMES PLC 2024 Proxy Statement 76

Ownership by Principal Shareholders

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date, or as of the date otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, it is believed that each shareholder identified in the table possesses sole voting and investment power over all of our ordinary shares shown as beneficially owned by that shareholder. The percentages of beneficial ownership listed in the table below are based on the most recent Schedule 13D and Schedule 13G filings made with the SEC as of the Record Date and based on 169,184,183 ordinary shares outstanding as of the Record Date.

	Number of Ordinary Shares Beneficially Owned	Percent
BlackRock, Inc.(1)	30,021,312	17.74%
50 Hudson Yards
New York, NY 10001
The Vanguard Group (2)	20,955,454	12.39%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP (3)	15,241,470	9.01%
280 Congress St.
Boston, MA 02210
State Street Corporation (4)	9,352,970	5.53%
1 Congress Street, Suite 1
Boston, MA 02114

(1) Based solely on a Schedule 13G/A filed January 8, 2024, BlackRock, Inc., in its capacity as a parent holding company or control person, beneficially owns 30,021,312 ordinary shares of Alkermes. BlackRock, Inc. has sole voting power over 29,491,637 ordinary shares of Alkermes and sole dispositive power over 30,021,312 ordinary shares of Alkermes. Of the various subsidiaries of BlackRock, Inc. that beneficially own ordinary shares of Alkermes, BlackRock Fund Advisors is the only subsidiary that beneficially owns 5% or greater of the total outstanding ordinary shares. Various other persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the ordinary shares of Alkermes. The interest of one such person, iShares Core S&P Small-Cap ETF, in the ordinary shares of Alkermes is more than 5% of the total outstanding ordinary shares.

(2)
Based solely on a Schedule 13G/A filed February 13, 2024, The Vanguard Group, in its capacity as investment adviser, may be deemed to beneficially own 20,995,454 ordinary shares of Alkermes. The Vanguard Group has shared voting power over 304,392 ordinary shares of Alkermes, sole dispositive power over 20,476,822 ordinary shares of Alkermes and shared dispositive power over 478,632 ordinary shares of Alkermes. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares of Alkermes. No one such other person’s interest in the ordinary shares of Alkermes is more than 5%.
(3)
Based solely on a Schedule 13G filed February 8, 2024 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”) or indirectly by Wellington Management. Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends

ALKERMES PLC 2024 Proxy Statement 77

from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of this class of securities, except for Vanguard Health Care Fund. Each of Wellington Management, Wellington Holdings and Wellington Advisors beneficially owns 15,241,470 ordinary shares of Alkermes and has shared voting power over 14,620,492 ordinary shares of Alkermes and shared dispositive power over 15,241,470 ordinary shares of Alkermes. Wellington Company beneficially owns 14,948,347 ordinary shares of Alkermes and has shared voting power over 14,508,224 ordinary shares of Alkermes and shared dispositive power over 14,948,347 ordinary shares of Alkermes.
(4)
Based solely on a Schedule 13G filed January 24, 2024, State Street Corporation, in its capacity as a parent holding company or control person, beneficially owns 9,352,970 ordinary shares of Alkermes. State Street Corporation has shared voting power over 8,742,082 ordinary shares of Alkermes and has shared dispositive power over 9,352,970 ordinary shares of Alkermes. The subsidiaries of State Street Corporation that beneficially own the ordinary shares of Alkermes are SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, and State Street Global Advisors, Australia, Limited.

Disclosure of Shareholder Interests under the Companies Act

Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or, if as a result of a transaction, a shareholder who was interested in more than 3% of our shares ceases to be so interested. When a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of its interest that brings its total holdings through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). When the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interest that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares that it holds shall not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

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Executive Officers

The following table sets forth our executive officers, their ages and the position held by each such person as of April 1, 2024, and the biographical descriptions that follow set forth additional information regarding each executive officer, including such officer’s business experience that is most relevant to his current position(s). Each of our executive officers is employed by Alkermes, Inc., our U.S. operating subsidiary.

Name	Age	Position
Richard F. Pops	62	Chief Executive Officer and Chairman of the Board
Iain M. Brown*	55	Senior Vice President, Chief Financial Officer
David J. Gaffin+	52	Executive Vice President, Chief Legal Officer and Chief Compliance Officer
Craig C. Hopkinson, M.D.	56	Executive Vice President, Research and Development and Chief Medical Officer
Blair C. Jackson	51	Executive Vice President, Chief Operating Officer and Chief Risk Officer; Interim Principal Financial Officer*
C. Todd Nichols	55	Senior Vice President, Chief Commercial Officer

+ Mr. Gaffin also serves as Secretary of the Company.

* Mr. Brown is currently on a medical leave of absence; his positions and responsibilities as principal financial officer and principal accounting officer of the Company have been reassigned as of February 1, 2024 on an interim basis.

Information about the number of our ordinary shares beneficially owned by our executive officers, directly and indirectly, appears in the section entitled “Ownership of the Company’s Ordinary Shares” beginning on page 76 of this proxy statement.

Biographical Information

Richard F. Pops Chief Executive Officer and Chairman of the Board
Appointment to Current Position(s): September 2011

Experience: Prior to assuming his current positions, Mr. Pops served as Chief Executive Officer of Alkermes, Inc. from February 1991 to April 2007 and as Chief Executive Officer and President from September 2009 to September 2011. Mr. Pops currently serves on the boards of directors of Neurocrine Biosciences, Inc., a publicly-traded biotechnology company, BIO and PhRMA. He previously served on the boards of directors of Acceleron Pharma, Inc., a publicly-traded biotechnology company, from 2004 to December 2019; Epizyme, Inc., a publicly-traded biotechnology company, from 2008 to October 2020; and the National Health Council, a nonprofit organization, from 2016 to December 2019. Mr. Pops also previously served on the advisory board of Polaris Venture Partners and as a member of the Harvard Medical School Board of Fellows through June 2012.

Iain M. Brown Senior Vice President, Chief Financial Officer
Appointment to Current Position(s): January 2021

Experience: Prior to assuming his current position, Mr. Brown served as our Senior Vice President, Finance and Chief Accounting Officer from May 2016 to January 2021 and as Vice President, Finance and Chief Accounting Officer from May 2015 to May 2016. From September 16, 2011 to May 2015, Mr. Brown was our Vice President, Finance. From June 2006 to September 16, 2011, Mr. Brown served as Vice President, Finance of Alkermes, Inc. From March 2005 to June 2006, Mr. Brown served as Director of Finance of Alkermes, Inc. From July 2004 to March 2005, Mr. Brown served as Director of Financial Planning and Analysis of Alkermes, Inc. Mr. Brown joined Alkermes, Inc. in June 2003 as Associate Director of Financial Planning and Analysis. Prior to joining Alkermes, Inc., Mr. Brown was Vice President of Finance, North America at Serono, Inc.

ALKERMES PLC 2024 Proxy Statement 79

David J. Gaffin Executive Vice President, Chief Legal Officer and Chief Compliance Officer; Secretary of Alkermes plc
Appointment to Current Position(s): July 2022

Experience: Prior to assuming his current positions, Mr. Gaffin served as Senior Vice President, Chief Legal Officer and Chief Compliance Officer of Alkermes, Inc. and Secretary of the Company from March 2018 to July 2022. Prior to that, Mr. Gaffin served as Senior Vice President and Chief Legal Officer of Alkermes, Inc. and Secretary of the Company from December 2017 to March 2018; Senior Vice President and Chief Legal Officer of Alkermes, Inc. from May 2016 to December 2017; Vice President, U.S. General Counsel of Alkermes, Inc., from January 2014 to May 2016; and Vice President, Deputy General Counsel of Alkermes, Inc. from October 2011 to January 2014; and prior to that in roles of increasing responsibility since joining Alkermes, Inc. in 2005. Prior to joining Alkermes, Mr. Gaffin held the role of Assistant General Counsel at Biogen Inc., where he provided legal counsel on product-related matters and collaboration and licensing transactions.

Craig C. Hopkinson, M.D. Executive Vice President, Research and Development and Chief Medical Officer
Appointment to Current Position(s): January 2020

Experience: Prior to assuming his current positions, Dr. Hopkinson was our Chief Medical Officer, and Senior Vice President of Medicines Development and Medical Affairs of Alkermes, Inc. from February 2018 to January 2020, and Chief Medical Officer and Senior Vice President of Clinical Development and Medical Affairs of Alkermes, Inc. from May 2017 to February 2018. Prior to joining Alkermes, Dr. Hopkinson served as Senior Vice President of Clinical Development and Head of Global Medical Affairs at Vertex Pharmaceuticals Incorporated, a global biopharmaceutical company, from July 2014 until May 2017. Prior to that, Dr. Hopkinson held various executive management positions at Eisai Pharmaceuticals, including President Eisai Value Maximization Systems from January 2013 to July 2014 and President and Chief Medical Officer of the Frontier Product Creation Unit from October 2011 to December 2012. Dr. Hopkinson has extensive experience in research and development, medical affairs, and interactions with the FDA. Dr. Hopkinson served on the board of directors of Albireo Pharma, Inc., a publicly-traded biopharmaceutical company, from December 2022 through its acquisition by Ipsen in March 2023.

Blair C. Jackson Executive Vice President, Chief Operating Officer and Chief Risk Officer; Interim Principal Financial Officer
Appointment to Current Position(s): April 2024

Experience: Prior to assuming his current positions, Mr. Jackson served as Executive Vice President, Chief Operating Officer from January 2021 to April 2024. Prior to that, Mr. Jackson served as Senior Vice President, Corporate Planning of Alkermes, Inc. from July 2018 to January 2021, responsible for our business development and alliance management, business planning, new product planning, data analytics and market research and corporate operations functions. From May 2016 to July 2018, Mr. Jackson served as Senior Vice President, Business Development of Alkermes, Inc. From 2006 to May 2016, Mr. Jackson served as Vice President, Business Development of Alkermes, Inc. Prior to that, Mr. Jackson held various scientific and corporate roles within Alkermes, Inc. since joining Alkermes in 1999. Mr. Jackson is a member of the board of directors of Synchronicity Pharma, Inc., a private clinical-stage biopharmaceutical company.

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C. Todd Nichols Senior Vice President, Chief Commercial Officer
Appointment to Current Position(s): May 2020

Experience: Prior to assuming his current position, Mr. Nichols served as Senior Vice President, Sales and Marketing of Alkermes, Inc. from May 2019 to May 2020. Prior to joining Alkermes, Inc., Mr. Nichols served as Vice President of Sales and Marketing, Inflammation and Immunology at Celgene Corporation, a global biopharmaceutical company, from 2018 to 2019 and as Vice President of Sales and Field Operations, Neurology and Hemophilia at Biogen, Inc., a global biopharmaceutical company, from 2014 to 2017. Prior to that, Mr. Nichols worked for Merck, serving as Vice President and Head of the US Vaccines Business Unit from 2011 to 2014 and as National Sales Leader, Specialty Commercial Operations-Women’s Health Care from 2009 to 2011. Prior to that, Mr. Nichols held a variety of positions at Schering-Plough Corporation (acquired by Merck in 2009), including Area Vice President, Sales and Regional Sales Director.

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Executive Compensation – Compensation Discussion and Analysis (“CD&A”)

Frequently viewed compensation information:

Executive Summary	Page 82	Executive Compensation Program Design and Key Elements	Page 92
2023 Performance Highlights	Page 82	2023 Executive Compensation Decisions > Base Salary	Page 93
Multi-Year Shareholder Engagement and Board Responsiveness	Page 84	> Annual Cash Performance Pay— Short-Term Incentive Plan	Page 93
Executive Compensation Program Highlights	Page 86	> Long-Term Equity Incentive Compensation—Annual Grant	Page 101
2023 CEO “At-Risk” Compensation	Page 87	2021 LTIP – Achievements and Payout	Page 104
Executive Compensation Philosophy and Objectives	Page 89	2022 LTIP – Discussion	Page 107
2023 Peer Group	Page 90	Stock Ownership Guidelines; Clawback Policy and Recoupment Policy	Page 108

Executive Summary

This CD&A discusses our executive compensation policies and arrangements as they relate to the following executive officers of the Company, referred to as our “named executive officers” or “NEOs”, for 2023:

Named Executive Officer	Position in 2023
Richard F. Pops	Chief Executive Officer and Chairman of the Board
Iain M. Brown	Senior Vice President, Chief Financial Officer
David J. Gaffin	Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
Craig C. Hopkinson, M.D.	Executive Vice President, Research and Development and Chief Medical Officer
Blair C. Jackson	Executive Vice President, Chief Operating Officer

Business Overview

We are a fully-integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to research, develop, manufacture and commercialize pharmaceutical products designed to help people living with complex and difficult-to-treat psychiatric and neurological disorders. We manufacture and commercialize VIVITROL for the treatment of alcohol dependence and opioid dependence, ARISTADA for the treatment of schizophrenia, ARISTADA INITIO for initiation onto ARISTADA for the treatment of schizophrenia and LYBALVI for the treatment of schizophrenia and bipolar I disorder. We also manufacture commercial products that incorporate our proprietary technologies under license and receive manufacturing revenues and/or royalties from these and other products that incorporate our proprietary technologies. Headquartered in Dublin, Ireland, we have an R&D center in Waltham, Massachusetts, an R&D and manufacturing facility in Athlone, Ireland, and a manufacturing facility in Wilmington, Ohio.

2023 Performance Highlights

Our 2023 business strategy focused on three main drivers of shareholder value creation: successful execution of our commercial strategy, advancement of our two primary pipeline programs, and separation of our oncology business. Underpinning these priorities and our business is our foundation of strong corporate governance, focus on operational efficiency and profitability, dedication to patients and to our employees, and commitment to operating in an ethical and responsible manner. 2023 was a year of important accomplishments and new developments for the Company.

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Our 2023 performance highlights included:

Successfully grew our revenue

•	Generated total revenues of $1.66 billion, driven by 18% year-over-year growth in proprietary product net sales ($920 million).
•	Increased net sales of LYBALVI by 100%, generating annual net sales of $192 million.
•	Eclipsed $400 million in VIVITROL annual net sales, representing a 6% year-over-year increase.
•	Achieved ARISTADA annual net sales of $328 million, representing an 8% year-over-year increase.
•

Prevailed in arbitration with Janssen, resulting in resumption of significant royalties; royalties from Janssen’s long-acting INVEGA products contributed approximately $486 million in revenue in 2023, including $195 million in back royalties and related interest on 2022 sales.

Significantly progressed our pipeline programs

•

Accelerated and advanced our phase 1 program for ALKS 2680, our orexin 2 receptor agonist; generated safety and tolerability data in healthy volunteers and presented initial data from the first cohort of patients with narcolepsy type 1.

•

Advanced enrollment in two potentially registrational studies for nemvaleukin alfa, an immunotherapy candidate for the treatment of mucosal melanoma and for the treatment of platinum-resistant ovarian cancer in combination with pembrolizumab, prior to the separation of our oncology business (including nemvaleukin alfa) into a new, independent publicly-traded company.

•

Generated topline results from a phase 3, open-label extension study that assessed the long-term safety, tolerability and durability of treatment effect of LYBALVI in patients who received up to four years of treatment.

Continued focus on profitability

•	Achieved GAAP net income of $356 million, significantly exceeding our most recent GAAP net income financial expectations.
•	Settled the patent litigation related to VIVITROL on favorable terms, delaying Teva generic entry until January 2027.
•

Completed the separation of our oncology business into a new, independent, publicly-traded company, which is expected to reduce our annual R&D expense by approximately $150 million and to enable us to focus our efforts and capital on our portfolio of commercial products and neuroscience pipeline opportunities.

•

Announced entry into a definitive agreement to sell our development & manufacturing facility in Athlone, Ireland, consistent with our focus on aligning our infrastructure and cost structure with the needs of our business going forward.

Strengthened our commitment to our people and our stakeholders

•

Published our 6th Corporate Responsibility Report, highlighting our DIB-related initiatives, employee wellness and career development programs, key environmental performance data and site-specific conservation and sustainability efforts.

•

Awarded grants totaling over $500,000 as part of our Alkermes Inspiration Grants® Program to 11 nonprofit organizations working to address the needs of people living with addiction, serious mental illness or cancer, with a focus on unmet needs in historically under-resourced or underrepresented communities with longstanding and widespread health disparities.

•	Maintained a DIB-related performance goal for senior leaders that was incorporated into their respective 2023 performance objectives.
•	Engaged with third-party sustainability consultants to support our efforts to enhance, measure and report our environmental performance.

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Multi-Year Shareholder Engagement and Board Responsiveness

Our Compensation Committee and Board are committed to implementing executive compensation policies and practices that support the Company’s strategic objectives and align with best practices and the creation of shareholder value. We regularly engage with our shareholders on a variety of topics, including our business and growth strategy, financial performance, corporate governance practices, ESG matters and our executive compensation programs.

Shareholder Outreach, Engagement and Feedback

For the past several years, the Board and Compensation Committee have been actively soliciting, and responding to, shareholder feedback. Following each of our annual meetings held from 2019 through 2022, we requested engagement meetings with shareholders who collectively held more than 60%-75% of our outstanding shares and held meetings each year with shareholders who collectively held approximately 55%-65% of our outstanding shares and, in response to shareholder feedback received during these engagements, the Compensation Committee and the Board implemented numerous enhancements to our executive compensation programs, including those mentioned below.

In 2023, we continued this regular engagement with our shareholders, soliciting feedback on our executive compensation programs, our corporate governance practices and other matters of interest to our shareholders. Shareholder feedback received during these engagements was communicated to management, the full Board and committees of the Board, as appropriate.

▪
Prior to our 2023 Annual Meeting, which included a contested director election, our then Lead Independent Director and numerous other members of our Board actively engaged with our institutional shareholders alongside representatives of management. During these meetings, shareholders were primarily focused on the contested director election and, recognizing the significant enhancements made to our executive compensation programs over the years, generally did not raise any specific concerns regarding these programs and practices.
▪
At the 2023 Annual Meeting, shareholders supported our executive compensation program, with approximately 79% of the votes cast in favor of our say-on-pay proposal. Excluding the “against” votes from the shareholder engaged in a proxy contest with us at the time, which generally voted “against” all of our 2023 proxy proposals and has since liquidated its holdings in the Company, the support level for our say-on-pay proposal would have been approximately 87% of the votes cast on such proposal.
▪
Following the 2023 Annual Meeting, we requested engagement meetings with shareholders who collectively held approximately 70% of our outstanding shares and held meetings with shareholders who collectively held approximately 50% of our outstanding shares. Our current and former Lead Independent Director participated in certain of these meetings alongside representatives of management. During these engagements, shareholders did not raise any specific concerns in respect of our executive compensation practices. They acknowledged the Compensation Committee’s and the Board’s responsiveness to their, and other shareholders’, prior feedback and, in this context, the significant improvements made in recent years to our executive compensation programs.

Board Responsiveness – Enhancements to Compensation Practices

Our Compensation Committee continually seeks to enhance our executive compensation program based on shareholder feedback, the evolving needs of our business and market trends in compensation practices. This year, and over the past few years, the Compensation Committee has implemented significant changes to our executive compensation program based on these considerations in order to enhance its performance-based nature and alignment with shareholder value creation, including:

Developed objective and measurable approach to the determination of STIP payouts

2023 STIP. Enhanced STIP design to include objective, measurable, pre-determined objectives, including financial and commercial (45% weighting), pipeline (30% weighting), separation of oncology business (15% weighting), and corporate responsibility (10% weighting). For additional information on the 2023 STIP, see the section entitled “2023 STIP Design In Line with Shareholder Feedback” on page 94 of this proxy statement.

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Enhanced disclosure around determination of STIP payouts

Enhanced our Compensation Discussion and Analysis disclosure to indicate the manner in which our company performance against the Company’s annual corporate objectives and each of our named executive officers’ (other than the CEO) individual performance translated into annual STIP payouts for our named executive officers.

Expanded use of performance-based equity

Structured our executive compensation to ensure that a majority of the total target value of our CEO’s annual equity grant consisted of performance-based restricted stock unit awards (“PRSUs”) and expanded use of PRSUs as part of the annual equity grants for all of our named executive officers.

Double Trigger Change in Control Vesting

Since 2023, eliminated single trigger change in control vesting provisions in all equity awards granted to our named executive officers, replacing them with double trigger change in control vesting provisions.

Tied long-term incentive plan (“LTIP”) metrics to shareholder value creation

2023 LTIP. Incorporated three-year financial (50% weighting) and pipeline (50% weighting) performance goals that are distinct from the annual corporate objectives utilized in our 2023 STIP and that align with our long-term business strategy. Included a relative total shareholder return (“TSR”) modifier that may increase or decrease the total number of vested shares underlying the PRSUs by up to 25%. For additional information on the 2023 LTIP, see the section entitled “2023 LTIP—PRSU Design In Line with Shareholder Feedback” on page 101 of this proxy statement.

Linked executive compensation to profitability

2023 STIP. Included an annual operational efficiency target designed to incentivize progress in 2023 toward achievement of the Company’s long-term profitability targets.

2023 LTIP. Included long-term financial performance goal (50% weighting) tied to the Company’s long-term profitability targets. See Appendix B for information regarding the non-GAAP financial targets underlying this performance goal.

For additional detail, see the sections entitled “2023 Corporate Objectives” beginning on page 94 of this proxy statement and “2023 LTIP—PRSU Design In Line with Shareholder Feedback” beginning on page 101 of this proxy statement.

Incorporated ESG and DIB matters into the Company’s short-term compensation plan

2023 STIP. Included two corporate responsibility objectives, one related to advancement of our ESG considerations and initiatives, with performance metrics focused on, among other things, environmental performance data collection and reporting, and the other related to DIB, with performance metrics focused on, among other things, evaluation of pay practices and diversity representation, education and awareness. For additional detail, see the section entitled “2023 Company Performance Assessment” beginning on page 95 of this proxy statement.

Utilized a peer group that reflects our company profile

Updated our peer group to align with our Company profile, including to eliminate certain companies whose market capitalization was significantly higher than ours. For additional detail, see the section entitled “Peer Group Selection and Review Process” on page 90 of this proxy statement.

Expanded scope of Clawback Policy Adopted new Recoupment Policy

In May 2021, we expanded our Clawback Policy to apply to certain cash-based incentive compensation in addition to equity-based incentive compensation.

In September 2023, we adopted our Recoupment Policy, which complies with the recently adopted Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608. For additional detail, see the section entitled “Clawback Policy and Recoupment Policy” beginning on page 108 of this proxy statement.

For information on additional actions taken by our Board in response to shareholder feedback on matters relating to corporate governance, see the section entitled “Recent Enhancements to Corporate Governance Policies and Practices” beginning on page 11 of this proxy statement.

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We remain committed to executive compensation best practices and regular engagement with our shareholders and other stakeholders to solicit and consider their views on these practices, our business strategy and performance, and our corporate governance and corporate responsibility and sustainability practices and initiatives. We invite stakeholders to email us at investor_relations@alkermes.com with any suggestions, comments or inquiries. Shareholder proposals, nominations and other notifications required under the Companies Act or our Articles of Association should not be sent to this e-mail address, but rather should be delivered as set forth in this proxy statement, our Articles of Association and/or in the Companies Act, as applicable.

Executive Compensation Program Highlights

Our executive compensation program is focused on attracting, retaining and incentivizing experienced and well-qualified executive officers to advance our critical business objectives and create long-term shareholder value.

Strong Compensation Governance Attributes

Our policies and practices are designed to enhance governance of our executive compensation program and further our compensation objectives. These policies and practices include:

Key Features of Our Executive Compensation Program
☑	Alignment of executive pay with performance	☑	No excessive perquisites
☑	Annual advisory vote on executive compensation program	☑	Share ownership and holding guidelines for executive officers and directors
☑	Annual use of performance-based equity awards for all executive officers	☑	Prohibition of hedging and pledging by executive officers and directors
☑	Significant portion of CEO and other executive compensation is “at-risk”	☑	Clawback policy and recoupment policy in respect of certain equity and cash compensation
☑	Incorporation of ESG and DIB considerations into STIP	☑	No guaranteed bonuses or base salary increases
☑	Incorporation of profitability and relative TSR metrics into LTIP	☑	No tax gross-ups on severance or change in control benefits for individuals hired after 2009
☑	Annual review of peer group companies	☑	No repricing of underwater stock options without prior shareholder approval

Focus on Pay for Performance; Alignment with Shareholder Interests

We believe in a pay-for-performance approach to executive compensation that supports our business strategy and aligns the interests of our named executive officers with those of our shareholders and other stakeholders. Our executive compensation program is focused on total direct compensation opportunity utilizing a balance of compensation elements, including:

▪
Base Salary: The Compensation Committee determines base salaries for our named executive officers based on a variety of factors, including level of responsibility within the Company, experience and performance in the role, and the Compensation Committee’s competitive positioning philosophy. For information about 2023 base salaries for our named executive officers, see the section entitled “Base Salary” beginning on page 93 of this proxy statement.
▪
Short-Term Cash Incentive Compensation: The Compensation Committee designs annual incentives that incorporate near-term corporate objectives—including financial, operating, strategic, pipeline, and/or ESG-related objectives—that will meaningfully advance our corporate strategy and contribute to the creation of shareholder value. For information about the annual cash performance pay awarded to our named executive officers for 2023, see the section entitled “Annual Cash Performance Pay—Short-Term Incentive Plan” beginning on page 93 of this proxy statement.
▪
Long-Term Equity Incentive Compensation: The Compensation Committee annually considers the appropriate mix of performance-vesting and time-vesting equity awards to encourage our named executive officers to focus on the Company’s ongoing and future activities and, in this context, ensures that a meaningful portion of the annual equity grants made to our named executive officers is conditioned on achievement of long-term performance goals that are aligned with our corporate strategy and the creation of long-term value for the Company and its shareholders. For information about long-term equity awards granted to our named executive officers in 2023, see the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement.

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2023 Executive Compensation At a Glance

Pay Mix – Significant Portion of Executive Compensation is “At-Risk”

A significant portion of the total direct compensation opportunity for each of our named executive officers, including our CEO, is comprised of “at-risk” compensation in the form of annual cash performance pay opportunities and long-term equity awards which are either performance-vesting awards tied to achievement of pre-determined corporate objectives designed to drive value creation for our shareholders, or time-vesting awards that, in the case of stock options, have value only if our share price increases from the price on the grant date or, in the case of RSUs, have value that fluctuates based on our share price performance.

The following chart represents the breakdown of 2023 total direct compensation for our CEO and the average breakdown for our other NEOs, and illustrates the predominance of long-term equity incentives, performance-based components, and compensation that is “at-risk” in our executive pay. Included in each chart are: (i) annual base salary for 2023; (ii) annual bonus award paid for 2023; and (iii) the approved target value of equity awards granted in 2023.

90% of 2023 CEO Compensation “At-Risk”

85% of 2023 Other NEO Compensation “At-Risk”

STIP and LTIP Designs Reflective of Shareholder Feedback

Our Compensation Committee approved 2023 STIP and 2023 LTIP designs that include short-term and longer-term, respectively, measurable, performance-based pre-determined goals that aligned with shareholder feedback and the Company’s short-term and long-term business priorities, respectively.

2023 STIP (Annual Bonus)	2023 LTIP (Performance-Based Equity)

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Annual Bonus Payouts Based on Pay-for-Performance Philosophy

2023 was a year of significant achievements that furthered our short- and long-term objectives and supported long-term value creation for our shareholders. Our 2023 corporate objectives were set at a level that our Compensation Committee considered rigorous and attainable only with strong performance, and emphasized the Company’s strategic business priorities, including, among others, profitability, separation of the oncology business, advancement of our pipeline, commercial execution and progression of our DIB and ESG initiatives. In recognition of the Company’s strong performance in 2023, the Compensation Committee approved a Company performance payout percentage of 120% under the 2023 STIP and, after assessing the individual performance of each named executive officer (other than our CEO, whose annual cash performance pay opportunity was based entirely on the Company’s performance), the Compensation Committee approved 2023 STIP cash performance payouts for our named executive officers that ranged from 120% to 130% of their performance pay targets, as described in more detail below.

Equity Grants Conditioned on Performance

The Compensation Committee conditioned greater than 50% of the total target value of our CEO’s 2023 annual equity grant and approximately 25% of the total target value of the 2023 annual equity grants made to each of our other named executive officers on the achievement over a three-year performance period of financial and pipeline objectives intended to increase shareholder value over the long-term and on relative total shareholder return over the same period to align executive compensation with shareholder experience. For additional detail regarding the equity grants made to our named executive officers in 2023, see the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement.

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Detailed Discussion and Analysis

Executive Compensation Philosophy and Objectives

Our executive compensation program is focused on attracting and retaining experienced and well-qualified executive officers who will help advance our critical business objectives, and rewarding them for performance that contributes meaningfully to the creation of shareholder value. We structure our executive compensation based on scope of job responsibility, external peer comparisons, individual performance and our overall Company performance. The Compensation Committee establishes our executive compensation program each year with the following objectives:

ALIGNMENT OF PAY AND PERFORMANCE	Structure a significant proportion of an individual’s compensation as performance-based
ALIGNMENT WITH SHAREHOLDER INTERESTS

Provide an overall compensation package that rewards individual and Company performance against our corporate objectives as a means to promote the creation and retention of value for the Company and its shareholders

BALANCE OF SHORT- AND LONG-TERM INCENTIVES	Align with the short- and long-term focus required for success in the biopharmaceutical industry
MARKET COMPETITIVENESS AND RETENTION	Attract and retain a highly-skilled workforce by providing a total compensation package that is competitive with other employers who compete with us for talent

How Target Compensation is Determined for our Named Executive Officers

Role of the Compensation Committee

The Compensation Committee reviews, oversees and administers our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers. The Compensation Committee’s full set of roles and responsibilities are set forth in the Compensation Committee’s written charter adopted by the Board, which is available on the Corporate Governance page of the Investors section of our website at www.alkermes.com.

Role of the Independent Compensation Consultant

For 2023, the Compensation Committee engaged Aon as its independent compensation consultant (the “Compensation Consultant”) to review market data and various incentive programs and to provide assistance in establishing our cash and equity-based compensation targets and awards, based, in large part, upon a peer group identification and assessment, and upon an analysis of the retention value of equity awards.

The Compensation Committee considered whether the work of the Compensation Consultant caused any conflict of interest and concluded that there was no conflict. The Compensation Committee, in its sole authority, has the right to hire or terminate its outside compensation consultants. Aon was the only compensation consultant engaged by the Compensation Committee for 2023.

Competitive Assessment of Compensation – Peer Companies and Market Data

We seek to attract and retain highly-qualified executive officers in an extremely competitive market. The Compensation Committee believes that it is important, when making compensation decisions, to be informed as to the current practices of comparable public companies with which we compete for executive talent.

Market Data

At the direction of the Compensation Committee, the Compensation Consultant periodically conducts peer group analyses to enable the Compensation Committee to compare our executive compensation program as a whole, and also the pay of individual executives, to that of the companies in our peer group. The Compensation

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Consultant also includes data from a broader survey group of public commercial-stage biopharmaceutical companies within a relevant revenue range in each of its analyses. The Compensation Consultant collects such data from public SEC filings and the Radford Global Life Sciences Survey, and applies a proprietary methodology to the data to construct a benchmark for comparison.

Peer Group Selection and Review Process

The Compensation Committee reviews the composition of our peer group at least annually and revises the group as needed to account for changes in our business and in the businesses of the companies in our peer group. As a fully-integrated, global biopharmaceutical company, we have built, and continue to devote significant resources to further develop and enhance, a comprehensive cross-functional organization designed to support product development from discovery through commercialization and lifecycle management. As part of this effort, we invest significantly in R&D, including early discovery, translational medicine, formulation and clinical development capabilities; intellectual property prosecution, enforcement and defense; medical affairs; manufacturing operations; U.S. federal and state government affairs; sales and marketing; and market access, among other areas.

There are a limited number of companies who are similar to us in terms of the diversity and complexity of our business. As such, the companies with which we compete directly for executive talent are not always similar to us in size, revenue or market capitalization. When developing the recommended lists of peer group companies to be used in connection with our 2023 compensation decisions for our named executive officers, the Compensation Consultant considered a mix of quantitative and qualitative factors, including the factors listed in the table immediately below.

Factor Considered	What We Look For
Similar industry	Biotechnology or pharmaceutical industry (GICS codes 352010 or 352020)
Commercial	Companies who market and sell commercial biopharmaceutical medicines
R&D expenditure as percentage of revenue	Significant investment in R&D to develop and advance products from discovery through to regulatory approval and commercialization
Revenue	Revenue of approximately 0.3 times to 3.0 times our then-projected revenue, resulting in a revenue range of $400 million to $4 billion as of July 2022
Market capitalization

Market capitalization of approximately 0.3 times to 3.0 times our then-current market value, resulting in a market capitalization range of $1.7 billion to $15 billion, based on our 30-day average market capitalization as of July 22, 2022

Number of employees	Employee headcount of approximately 0.3 times to 3.0 times our then-current headcount, resulting in a range of 800 to 7,000 employees as of July 2022
Geography/market competition	Companies with which we compete directly for executive talent, including those in geographic proximity to our sites of operation
Alkermes in peer group	Inclusion of Alkermes in a company’s peer group, as reported in the company’s proxy statement from the prior year

2023 Peer Group

In September 2022, when selecting our peer group for 2023, the Compensation Committee targeted a group of 10 to 20 peers. Since few companies align with us on all of the factors considered, the Compensation Committee included in our peer group companies meeting a majority of the quantitative and qualitative criteria described above, with a greater weight placed on companies with a similar business model to ours––namely, those that market and sell commercial biopharmaceutical products, generate substantial revenue from such commercial activities and invest significantly in R&D and manufacturing—and with less of a focus placed on market capitalization. In this context, the Compensation Committee excluded from our peer group those biopharmaceutical companies with business models that are dissimilar to ours, such as those that focus on over-the-counter and generic pharmaceuticals, medical diagnostics or veterinary pharmaceuticals, as we do

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not compete for senior executive talent with these companies and including them within our peer group could disadvantage us in attracting and retaining leadership talent. Following this review, the Compensation Committee determined that the Company was well-positioned in its then-current peer group and approved incremental refinements to the Company’s peer group to result in the final peer group used in making compensation decisions for 2023, as set forth in the table below under “2023 Peer Group”. In the second half of 2023, the Compensation Committee again reviewed the Company’s peer group and made incremental refinements in preparation for 2024 compensation decisions, as set forth in the table below under “2024 Peer Group”.

Use of Peer Group Data

At the direction of the Compensation Committee, the Compensation Consultant analyzes our peer group and other market data to prepare its executive compensation reports and recommendations each year. The table below shows the timing of the Compensation Committee’s decision-making with respect to compensation for each of our named executive officers.

December	Set performance pay targets and performance pay ranges for upcoming year
January	Review and adjust salaries for current year Determine prior year cash performance pay awards
February	Determine target equity award values and equity award mix for current year Determine performance and any resulting vesting under completed long-term incentive plan(s)

The Compensation Committee generally targets around the 50th percentile of the peer group for all elements of pay for our named executive officers. However, the comparative data provided by the Compensation Consultant is just one of many factors that the Compensation Committee takes into consideration in determining executive compensation. As discussed in detail in this CD&A, the Compensation Committee increases or decreases the variable elements of pay from the 50th percentile based upon actual individual and Company performance and other considerations.

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Executive Compensation Program Design and Key Elements

The Compensation Committee establishes the total compensation opportunity for each named executive officer. The Compensation Committee believes that a mix of fixed, short-term and long-term incentive compensation, and of cash and equity-based compensation, is appropriate to achieve our executive compensation program goals and corporate objectives. To align the named executive officers’ incentives with the interests of our shareholders and our business priorities, a significant portion of the compensation opportunity for our named executive officers is variable compensation, comprised of annual cash performance pay opportunities and long-term equity awards.

The table below describes the key elements of our 2023 executive compensation program.

	Purpose	Time Period	Payment Form	% of 2023 Total Compensation*
Base Salary (page 93)	▪ Provide a fixed level of compensation that is competitive within our industry and geographic locations to attract and retain executives	Annual	Cash
Annual Cash Performance Pay (page 93)
▪
Align executive officers with business strategy and motivates them to achieve short-term corporate objectives
▪
Reward executive officers based on performance against pre-determined targets during the year
		Annual	Cash
Long-Term Equity Incentives (page 101)
▪
Appropriately reward, recognize and retain key executive officers
▪
Align interests of executive officers with the Company’s long-term business strategy and the creation of shareholder value
▪
Provide executive officers with the opportunity to share in the future value of the Company that they are responsible for creating
		Annual vesting over four years	Time-Vesting Options
Time-Vesting RSUs
	▪ Align executive compensation with specific milestones expected to drive value for our shareholders	Three-year performance period	Performance-Vesting RSUs

* Total compensation includes annual base salary for 2023, annual bonus award paid for 2023, and the approved target value of equity awards granted in 2023; numbers may not sum due to rounding.

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Base Salary

In January 2023, the Compensation Committee reviewed and adjusted the base salaries of our named executive officers for 2023. In determining base salary adjustments, the Compensation Committee considered a number of factors, including peer group market data, the competitive market for executive talent in our industry and the geographic regions in which we operate, individual named executive officer responsibilities within the Company, the Compensation Committee’s competitive positioning philosophy and, for those named executive officers other than Mr. Pops, the recommendations of Mr. Pops regarding their respective performance assessments.

Based on this review, the Compensation Committee determined that each named executive officer should receive an increase of approximately 3.0% in their base salary for 2023, with the exceptions of Messrs. Brown and Jackson, who the Compensation Committee determined should receive an increase of approximately 4.5% and 8.3%, respectively, to align their respective base salaries closer to the 50th percentile of the base salaries of executives in similar positions at our peer group companies. As such, the following were the approved base salaries for each of our named executive officers for 2023. There were no adjustments to the below base salaries of our named executive officers during 2023.

Named Executive Officer	2022 Base Salary	2023 Base Salary	Approximate % Increase
Richard F. Pops	$1,144,631	$1,178,970	3.0%
Iain M. Brown	$550,000	$575,000	4.5%
David J. Gaffin	$620,000*	$639,000	3.1%
Craig C. Hopkinson, M.D.	$693,000	$714,000	3.0%
Blair C. Jackson	$600,000	$650,000	8.3%

*The 2022 base salary amount shown for Mr. Gaffin represents his 2022 annual base salary, as increased following his mid-year promotion in 2022. See the Summary Compensation Table on page 112 of this proxy statement for the base salary actually earned by Mr. Gaffin in 2022, which was lower than the amount shown above.

Annual Cash Performance Pay – Short-Term Incentive Plan (STIP)

Each of our named executive officers is eligible to receive an annual cash performance pay award, the amount of which is determined by the Compensation Committee based on pre-determined performance pay targets and performance pay ranges for each named executive officer. The Compensation Committee works with management and the Board to set annual corporate objectives—including financial, operating, pipeline, strategic and ESG-related objectives—on which the Board believes the Company should focus during the year to achieve its strategic goals. Annual cash performance payouts are based upon the Company’s performance against these annual corporate objectives and, for executive officers other than the CEO, their individual performance in contributing to the achievement of the Company’s annual corporate objectives.

2023 Cash Performance Pay Targets and Performance Pay Ranges

The Compensation Committee annually reviews and approves individual performance pay targets and performance pay ranges (in each case expressed as a percentage of base salary) for each of our named executive officers, taking into consideration comparable competitive market data for officers in similar positions at our peer group companies, and generally selecting performance pay targets around the 50th percentile of such market data.

In December 2022, the Compensation Committee determined that the performance pay targets and performance pay ranges for the 2023 performance period should remain at the same levels as the targets and pay ranges for the 2022 performance period for all named executive officers. As such, the following were the approved performance pay targets and performance pay ranges for each of our named executive officers for 2023:

Named Executive Officer	2023 Performance Pay Range as % of Base Salary	2023 Performance Pay Target as % of Base Salary
Richard F. Pops	0% to 200%	100%
Iain M. Brown	0% to 100%	50%
David J. Gaffin	0% to 120%	60%
Craig C. Hopkinson, M.D.	0% to 120%	60%
Blair C. Jackson	0% to 120%	60%

ALKERMES PLC 2024 Proxy Statement 93

2023 STIP Design In Line with Shareholder Feedback

We design our STIPs to incentivize employees to accomplish annual goals that will meaningfully advance our corporate strategy and create shareholder value. For both our employees and shareholders, the Compensation Committee recognizes the importance of establishing objective, measurable goals and metrics. In designing the 2023 STIP, the Compensation Committee:

●

established pre-determined objective quantitative and qualitative metrics to assess performance against each of the Company’s 2023 corporate objectives (see the section entitled “2023 Company Performance Assessment” beginning on page 95 of this proxy statement);

●

assigned relative percentage weightings (as set forth below) for each category of objectives, reflecting the Compensation Committee’s assessment of their relative importance in contributing to the Company’s overall business strategy and to shareholder value creation; and

●	assigned relative percentage weightings for corporate and individual performance for each named executive officer for use in the determination of their annual cash performance pay as follows:

2023 Corporate Objectives

In January 2023, the Compensation Committee determined, and the Board subsequently approved, ten 2023 corporate objectives (set forth in detail in the table beginning on page 95 of this proxy statement) against which to measure the performance of the Company and our employees, including our named executive officers. The 2023 corporate objectives included a specific goal tied to the separation of our oncology business, given the importance of this effort to our ability to significantly reduce our annual R&D expense and enable us to further focus our efforts and capital on our portfolio of commercial products and neuroscience pipeline opportunities.

The 2023 corporate objectives were set at a level that our Compensation Committee considered rigorous and attainable only with strong performance, and were designed to meaningfully advance our business strategy and contribute to the creation of shareholder value. Specifically, our 2023 business strategy focused on three main drivers of shareholder value creation: successful execution of our commercial strategy, advancement of our two primary pipeline programs and, for the reasons described above, separation of our oncology business. Underpinning these priorities and our business is our commitment to ESG and DIB initiatives. As a result, our 2023 corporate objectives were as follows:

Financial and Commercial (45% weighting)

▪
Profitability: achieve an annual non-GAAP net income (“NGNI”) range (as set forth in the Company’s first issuance of financial expectations in February 2023) and enhance operational efficiencies to support progress in 2023 toward achievement of the Company’s long-term profitability targets.
▪
Commercial: achieve annual net sales and prescriptions targets for our proprietary products and execute manufacturing activities in line with demand.

Pipeline (30% weighting)

▪
ALKS 2680: complete enabling activities for, and initiation of, a phase 1 first-in-human study.
▪
Nemvaleukin alfa: achieve enrollment targets for each of ARTISTRY-6 and ARTISTRY-7.

Separation of the Oncology Business (15% weighting)

▪
Separate the oncology business in the manner approved by the Board and implement related operating efficiency initiatives.

Corporate Responsibility (10% weighting)

▪
ESG: advance ESG considerations in support of the business, with performance metrics focused on, among other things, environmental performance data collection and reporting.
▪
DIB: progress an environment of diversity, inclusion and belonging, with performance metrics focused on, among other things, evaluation of pay practices and diversity representation, education and awareness.

ALKERMES PLC 2024 Proxy Statement 94

2023 Company Performance Assessment

The Compensation Committee’s evaluation of the Company’s performance against the 2023 corporate objectives served as the foundation for determining annual cash performance pay for the named executive officers. The following chart shows the Company’s performance against each of its 2023 corporate objectives:

Corporate Objective	Metrics Used to Assess Performance	Accomplishments	Assessment
Financial and Commercial Goals: 45% weighting
Achieve financial guidance for annual NGNI, as set forth in the first issuance of financial guidance in February 2023

Achieve annual NGNI of between $0 million and $40 million, which NGNI will exclude (i) expense savings realized from separation of the oncology business and (ii) Janssen royalties received based on the outcome of the ongoing arbitration, each of which were unknown as of the date of adoption of this metric

✓   Achieved annual NGNI, as adjusted in accordance with this metric, of ~$25 million

The Compensation Committee noted favorably that the two unknown outcomes as of February 2023 were resolved to the Company’s benefit, resulting in a final reported annual NGNI of $243.7 million*

* See Appendix B for a GAAP to non-GAAP reconciliation of this financial measure

Achieved
Grow use of VIVITROL, ARISTADA and LYBALVI among appropriate patients	Achieve VIVITROL, ARISTADA and LYBALVI annual net sales targets Achieve LYBALVI prescription target

✓   Generated annual net sales and grew prescriptions, as follows:

▪
VIVITROL annual net sales of ~$400 million, slightly above the $395 million midpoint of our first issuance of financial guidance
▪
ARISTADA annual net sales of ~$328 million, slightly below the $330 million midpoint of our first issuance of financial guidance
▪
LYBALVI annual net sales of ~$192 million, slightly below the $193 million midpoint of our first issuance of financial guidance
▪
LYBALVI annual prescriptions were approximately 170,000

The Compensation Committee noted favorably the Company’s successful settlement of its patent litigation related to VIVITROL

Partially Achieved
Enhance operational efficiency	Work with the Financial Operating Committee to identify and implement potential operational efficiencies related to manufacturing operations and the separation of the Company’s oncology business

✓   Identified and assessed opportunities for manufacturing efficiencies and began to implement certain of these efficiency initiatives

✓   Identified and achieved budgeted R&D operational efficiencies in connection with the separation of the oncology business

✓+  Achieved additional operational efficiencies related to the separation of the oncology business, including ~$20 million in oncology expense savings and additional future expense savings arising from implementation of a restructuring impacting our general & administrative functions

✓+ Actively managed headcount throughout the organization, significantly exceeding planned headcount and cost reductions, resulting in savings as compared to budget

✓+  Announced the sale of the Company’s Athlone, Ireland manufacturing facility to Novo Nordisk (expected to close mid-2024)

Exceeded

ALKERMES PLC 2024 Proxy Statement 95

Corporate Objective	Metrics Used to Assess Performance	Accomplishments	Assessment
Manufacture commercial products and clinical trial material to meet the Company’s goals of quality, quantity, reliability and efficiency

▪Meet Alkermes proprietary commercial product demand from customers at a rate equal to or greater than 98%

▪Execute efficient clinical drug product supply/distribution plan to support effective overall study execution across clinical programs

▪Receive no critical findings from inspections or audits by regulatory authorities (e.g., FDA, Irish Health Products Regulatory Authority and U.S. Environmental Protection Agency) of the Company’s manufacturing facilities

✓   Achieved commercial order fulfillment levels in excess of 98%

✓   Clinical drug product was available as needed in support of all ongoing clinical trials without disruption or material limitations

✓   No critical findings received following multiple inspections by regulatory authorities of our Athlone, Ireland and Wilmington, Ohio facilities

Achieved
Pipeline Goals: 30% weighting
Progress development program for ALKS 2680

▪Obtain data from ALKS 2680 phase 1 single-ascending dose (“SAD”) and multiple-ascending dose (“MAD”) studies and initial data from phase 1b proof-of-concept (“POC”) study

▪Assuming data from these studies support progression of ALKS 2680, advance phase 2 development activities to support clinical study initiation in 2024

✓+  Initial data from SAD and MAD cohorts and from phase 1b POC study obtained and presented at World Sleep meeting in October 2023, supporting advancement of ALKS 2680 clinical development

✓   Started development activities to support initiation of the phase 2 clinical study in the first half of 2024, including manufacture of clinical supply, preparation for regulatory interactions, and conduct of phase 2-enabling toxicology studies and contract research organization-related activities

✓+ Advanced phase 2 development activities to support earlier than expected clinical trial study initiation, including through accelerated phase 2/3 readiness activities such as earlier submission of an investigational new drug application (“IND”), streamlining of certain phase 2 initiation activities and early initiation of planning for phase 3 activities

Exceeded
Advance new neuroscience development candidate	Nominate one new neuroscience candidate	✓ Nominated a new neuroscience candidate	Achieved
Progress registration programs for nemvaleukin alfa

For ARTISTRY-6 (melanoma):

▪Complete enrollment of a mucosal melanoma cohort (cohort 2), as defined in the study protocol (70 patients; as adjusted for the oncology separation*, 62 patients)

For ARTISTRY-7 (platinum-resistant ovarian cancer):

▪Achieve 2023 enrollment target (266 patients, as adjusted for the oncology separation*, 228 patients) to support completion of scheduled enrollment in the first half of 2024

* Enrollment targets to be adjusted to reflect effective date of oncology business separation

✓+ Exceeded by achieving annual enrollment targets at least six weeks prior to year-end:

▪
ARTISTRY-6:
o
69 patients enrolled in mucosal melanoma cohort 2 as of the date of the separation of the oncology business
▪
ARTISTRY-7:
o
322 patients enrolled as of the date of the separation of the oncology business, well in excess of the targeted number of patients
Exceeded

ALKERMES PLC 2024 Proxy Statement 96

Corporate Objective	Metrics Used to Assess Performance	Accomplishments	Assessment
Separation of Oncology Business Goal: 15% weighting
Separate the oncology business, if and as approved by the Board	Separate the Company’s oncology business, if, and in the manner, approved by the Board, and implement related operating efficiency initiatives

✓   Separated the oncology business into a new, independent, publicly-traded company as of November 2023

✓   Completed numerous efficiency initiatives related to the separation, including review and restructuring of certain systems and the R&D function

Achieved
Corporate Responsibility Goals: 10% weighting
Advance ESG considerations and initiatives in support of the business and continue to enhance external ESG reporting

▪Establish new baseline metric year for environmental performance (current baseline metric year: 2015)

▪Analyze current environmental sustainability program against reporting frameworks

▪Assess potential future environmental performance goals

▪Evaluate and enhance ESG considerations within the global supply chain

▪Implement corporate funding oversight initiative

▪Publish Corporate Responsibility Report or equivalent

✓   Completed data verification to establish new baseline metric year (2022) against which to measure future environmental performance

✓   Worked with independent third-party to verify environmental data collection sources, procedures and systems and to conduct initial gap analyses against a range of potential reporting frameworks

✓   Established new cross-functional sustainable supply chain steering team, worked with independent third-party to pilot evaluation of key supplier performance

✓   Increased oversight and alignment of corporate investments through reviews of funding activities

✓   Published sixth Corporate Responsibility Report in September 2023

Achieved
Foster an environment of diversity, inclusion and belonging

▪Increase representation of women and people of color in targeted areas of the Company, including function-specific and leadership roles

▪Earn positive employee ratings (>70%) in respect of the Company’s DIB efforts

▪Participate in two or more relevant DIB-related corporate data collection tools, surveys or indices

▪Execute 2023 ERG strategic plans in support of DIB development, retention and education, including through career fairs and development programs

▪Execute evaluation of pay practices and other equity analysis activities

✓  Increased representation of women and people of color in targeted areas of the Company, including leadership roles

✓   Achieved positive DIB-related employee survey ratings of 75%-84% favorable

✓  Participated in 4 DIB-related external surveys

✓   Attended diversity career events, sponsored career development programs, exceeded target DIB-related education, awareness and training programs and hired summer interns from underserved and minority populations

✓   Completed annual Irish gender pay gap reporting analysis, a U.S. gender pay equity analysis and other related activities

Achieved

2023 Company Performance – Overall Assessment and Company Payout Percentage

Overall Assessment. In January 2024, the Compensation Committee considered the Company’s achievements against its 2023 corporate objectives, including its success in the Janssen arbitration (royalties from the INVEGA products contributed approximately $486 million in royalty-related revenue from Janssen in 2023) and its favorable settlement of the VIVITROL patent litigation; and the relative weightings of the four categories of objectives, and determined an overall Company performance assessment of ‘EXCEEDED’.

ALKERMES PLC 2024 Proxy Statement 97

Company Performance Payout Percentage. Company performance serves as a significant factor (together with individual performance for named executive officers other than the CEO) in the Compensation Committee’s determination of individual cash performance payouts for our named executive officers. Taking into account the Company’s performance in 2023 as described above, the Compensation Committee approved a payout percentage of 120% of target performance pay for all employees, including our named executive officers (the “Company Performance Payout Percentage”). In January 2023, the Compensation Committee established pre-determined payout ranges for each overall assessment level. The Company Performance Payout Percentage of 120% represents the midpoint of the pre-determined payout range for an overall assessment level of ‘EXCEEDED’ (110% to 130%).

•
For our CEO, the performance payout is 100% based on Company performance.
•
For our named executive officers other than the CEO, the Company Performance Payout Percentage was subject to upward or downward adjustment based on each named executive officer’s individual performance, as described in detail below.

2023 Individual Performance Assessments

In January 2024, Mr. Pops presented to the Compensation Committee, and the Compensation Committee considered, an assessment of the individual performance during 2023 of each named executive officer other than himself and a corresponding recommendation in respect of the proposed performance payout percentage for each named executive officer other than himself. The assessment included discussion of each named executive officer’s overall leadership of their respective functions and their respective contributions to the business and to the Company’s 2023 accomplishments.

Specifically, the Compensation Committee considered the following key contributions and achievements for each named executive officer (other than Mr. Pops):

Named Executive Officers – Individual Contributions in 2023
Iain M. Brown Senior Vice President, Chief Financial Officer

✓ Strong leadership and management of the finance, strategic sourcing, travel & expense and business planning functions, including reallocation of work to promote operational efficiencies.

✓+ Continued to drive disciplined investment planning and operating expense management in support of both the achievement of the Company’s 2023 financial expectations and progress toward its long-term profitability targets, and collaborated extensively on revisions to financial expectations and related communications to investors.

✓+ Contributed significantly to completion of the separation of the oncology business, including through preparation of carve-out financial statements and securities filings for the new entity and preparation for discontinued operations reporting for the Company, and work resulting in the favorable private letter ruling from the IRS.

✓ Achieved 100% financial compliance during 2023, including no material weaknesses or significant deficiencies; integrated new independent service provider to further strengthen internal controls infrastructure.

✓ Collaborated cross-functionally on activities related to the sale of the manufacturing facility in Ireland.

✓ Successfully resolved open examination by Luxembourg tax authorities, resulting in a tax refund.

✓ Supported DIB and ESG initiatives through participation in ERG activities and leadership of ESG steering committee.

ALKERMES PLC 2024 Proxy Statement 98

Named Executive Officers – Individual Contributions in 2023
David J. Gaffin Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

✓ Strong leadership and management of the legal, intellectual property and compliance functions to provide strategic legal and compliance support across the organization, including in respect of drug development and commercialization, business development and public company governance and securities matters; and launched new legal operations initiative to enhance efficiencies and identify cost-saving opportunities within the legal functions.

✓+ Effectively managed, and contributed to the handling of, adversarial matters, including, among others:

✓+ Prevailed in arbitration proceedings with Janssen, resulting in payment of back royalties and interest and resumption of significant royalty streams to the Company; and

✓+ Secured favorable settlement of patent litigation related to VIVITROL, delaying Teva generic entry until January 2027.

✓+ Led extensive shareholder engagement and solicitation efforts prior to contested director election, strengthening relationships with key institutional shareholders and resulting in shareholder approval of all company proposals at the 2023 Annual Meeting, including re-election of all of the Board’s director nominees.

✓+ Contributed significantly to the separation of the oncology business, including leadership of critical workstreams related to securities filings, corporate governance, contracts transfer and employee matters.

✓ Collaborated cross-functionally on activities related to the sale of the manufacturing facility in Ireland, and on activities to enable successful FDA review and launch of the Company’s first direct-to-consumer TV advertising campaign for LYBALVI.

✓ Supported DIB and ESG initiatives through talent management, oversight of a U.S. pay equity analysis, ERG sponsorship, participation in ESG steering committee, and work on Corporate Responsibility Report.

Craig C. Hopkinson, M.D. Executive Vice President, Research and Development and Chief Medical Officer

✓ Strong leadership of the R&D, clinical development, medical affairs and regulatory functions.

✓+ Contributed significantly to pipeline advancement and commercial product support while maintaining disciplined R&D capital allocation, including:

✓+ Significantly advanced ALKS 2680 development program, including by obtaining and presenting initial data from SAD and MAD cohorts and phase 1b POC study, and by initiating phase 2/3 readiness activities on a streamlined timeline, including phase-2 enabling toxicology studies and other activities to support initiation of phase 2 in NT1 in 2024;

✓+ Achieved annual enrollment targets prior to year-end for each of ARTISTRY-6 and ARTISTRY-7, the two potentially registrational trials for nemvaleukin alfa, the company’s lead oncology candidate;

✓ Nominated a new neuroscience candidate; and

✓ Supported lifecycle management activities for LYBALVI and ARISTADA, including completion of phase 3 long-term extension study of LYBALVI assessing safety, tolerability and durability of effect.

✓ Collaborated cross-functionally on completion of the separation of the oncology business and related efficiency initiatives.

✓ Supported DIB initiatives through talent development efforts and support of mentorship and educational programming.

ALKERMES PLC 2024 Proxy Statement 99

Named Executive Officers – Individual Contributions in 2023
Blair C. Jackson Executive Vice President, Chief Operating Officer

✓+ Strong overall oversight and management of the operations, quality, finance, business development, alliance management, new product planning, data analytics and information technology functions, including enhancements to our data analytics capabilities in support of commercial activities, resolution of manufacturing issues and completion of four regulatory inspections without any critical findings.

✓+ Supported achievement of the Company’s financial expectations related to profitability through comprehensive review and management of operating expenses, and through disciplined R&D and sales, general & administrative investments.

✓+ Led efforts to complete the separation of the oncology businesses and related restructuring and operating efficiencies initiatives, and implemented global review of operations to identify new savings opportunities.

✓+ Provided corporate strategic input and leadership in support of design and advancement of pipeline programs and oversight of ongoing clinical trial activities, including advancement of the ALKS 2680 development program, expansion of the orexin platform, and improvements to enrollment in ongoing clinical studies for lead oncology candidate.

✓ Engaged extensively with shareholders and potential investors, and supported proxy solicitation efforts for the contested director election.

✓ Provided strategic input related to the sale of the manufacturing facility in Ireland and developed strategy to move early- and late-stage clinical manufacturing to U.S. facilities.

✓ Supported DIB and ESG initiatives, including efforts related to inclusive hiring practices and increased utilization of diverse suppliers, and comprehensive review of sustainability data collection and reporting.

2023 Cash Performance Payouts

Performance Payout for CEO

In January 2024, in determining Mr. Pops’ 2023 cash performance payout, the Compensation Committee considered the Company’s 2023 performance, including its share price performance, and awarded Mr. Pops a performance payout equal to 120% of his performance pay target, consistent with the Company Performance Payout Percentage as described above.

Performance Payouts for Named Executive Officers Other than the CEO

In January 2024, in determining the cash performance payouts for each of the named executive officers other than the CEO, the Compensation Committee considered overall Company performance, including performance against the 2023 corporate objectives (and the corresponding Company Performance Payout Percentage), the individual performance of each named executive officer (other than Mr. Pops) as set forth above, the performance pay targets and performance pay ranges for each named executive officer set by the Compensation Committee in December 2022, data from the Compensation Consultant regarding cash performance pay for peer group executive officers, comparable market data for experienced executive officers in the biopharmaceutical industry and the recommendations of Mr. Pops with respect to cash performance payouts for each named executive officer other than himself. In consideration of the foregoing, the Compensation Committee approved the following 2023 cash performance payout amounts for each of our named executive officers:

Named Executive Officer	2023 Performance Payout Amount	2023 Target Performance Pay as a % of Base Salary	2023 Actual Performance Pay as a % of Base Salary	2023 Actual Performance Pay as a % of Target Performance Pay
Richard F. Pops	$1,414,764	100%	120%	120%
Iain M. Brown	$359,375	50%	62%	125%
David J. Gaffin	$498,420	60%	78%	130%
Craig C. Hopkinson, M.D.	$514,080	60%	72%	120%
Blair C. Jackson	$507,000	60%	78%	130%

ALKERMES PLC 2024 Proxy Statement 100

Long-Term Equity Incentive Compensation—Annual Grant

We utilize long-term equity awards to align executive compensation and performance, incentivize the advancement of our critical business objectives, promote the creation of long-term shareholder value, and reward, incentivize and retain our employees. Consistent with this approach, a significant portion of our named executive officers’ total annual compensation is in the form of long-term equity awards.

The Compensation Committee annually considers the appropriate mix of equity awards for our named executive officers. Since 2020, the Compensation Committee has incorporated PRSUs into the annual equity grants awarded to all employees at senior vice president level and above, including each of our named executive officers, to further enhance the link between pay and performance and align the interests of management with those of our shareholders.

2023 Equity Mix – Performance Awards for all Named Executive Officers

In February 2023, the Compensation Committee granted the following mix of performance-vesting and time-vesting equity awards to each of our named executive officers as part of our 2023 annual equity grant:

●

for our CEO, approximately 51% of his total target equity award value was in the form of PRSUs that vest, if earned, following a three-year performance period, with his remaining target equity award value comprised of time-vesting stock options that vest in four equal annual installments commencing on the first anniversary of the grant date; and

●

for our other named executive officers, approximately 25% of their total target equity award value was in the form of PRSUs that vest, if earned, following a three-year performance period, with their remaining target equity award value comprised of approximately 25% time-vesting restricted stock unit awards (“RSUs”) and approximately 50% time-vesting stock options, all of which vest over four equal annual installments commencing on the first anniversary of the grant date.

2023 LTIP – PRSU Design In Line with Shareholder Feedback

In February 2023, the Compensation Committee adopted the 2023 LTIP to incentivize our senior-level executives to achieve long-term performance goals designed to drive value for our shareholders, and to provide our executives with the opportunity to share in the value they are responsible for creating. The Compensation Committee incorporated the following features into the 2023 LTIP:

●	PRSUs subject to multiple objective, performance-based goals, with relative percentage weightings assigned based on their criticality to the Company’s business strategy and value creation;
●	a three-year performance period for achievement of each of the performance goals, with no vesting opportunity until after the end of the performance period; and
●	a relative TSR modifier tied to share price performance compared to the Nasdaq Biotechnology Index (also known as the IBB Index) over the three-year performance period.

Performance goals and relative weightings aligned with strategic focus

In establishing the 2023 LTIP performance goals and relative weightings, the Compensation Committee identified goals over the upcoming three-year period tied to the Company’s corporate strategy that it believed would be appropriately rigorous and challenging for the Company.

ALKERMES PLC 2024 Proxy Statement 101

Specifically, in the 2023 LTIP, the Compensation Committee incorporated the following goals, the achievement of which would require continued cost management, strong commercial and R&D performance and a high level of effort and execution by our named executive officers:

•
Three distinct pipeline performance goals (50% weighting) related to the advancement and expansion of our development pipeline, with specified threshold, target and stretch performance opportunities based on the number of goals that are achieved during the performance period; and
•
A financial performance goal (50% weighting) reflecting the Company’s publicly announced profitability targets for FY 2025 of NGNI margin and earnings before interest, tax, depreciation and amortization (“EBITDA”) margin (see Appendix B for information regarding these non-GAAP financial targets), with a stretch performance opportunity for achievement that significantly exceeds the targets.

We have not disclosed the specific performance goals and targeted levels of achievement, as they are confidential, and disclosure prior to the end of the performance period could lead to competitive harm.

Distinct from STIP performance objectives

The Compensation Committee deliberately differentiated the multi-year goals in the 2023 LTIP from the annual objectives utilized in the 2023 STIP to focus our named executive officers on achievement of distinct critical measures of short-term and long-term strategic importance, all of which are designed to drive value for our shareholders.

Vesting and TSR Modifier

The 2023 LTIP PRSUs vest based on the Compensation Committee’s determination, following the end of the three-year performance period, of the level of achievement of each of the performance goals, with corresponding payouts ranging from 0% to 150% of the target number of shares based on the level of achievement.

To align executive compensation with shareholder experience, the number of vested shares is subject to upward or downward adjustment based on the Company’s relative TSR (compared to the Nasdaq Biotechnology Index) over the three-year performance period, the impact of which is to increase or decrease the total number of vested shares underlying the PRSUs by up to 25%. Measuring our share price performance relative to an index serves to mitigate any impacts, positive or negative, that affect the biotechnology industry and/or share price performance more broadly and that are outside the control of our named executive officers.

ALKERMES PLC 2024 Proxy Statement 102

How Sizes of 2023 Annual Equity Grant Awards Were Determined

The Compensation Committee grants all equity awards to our named executive officers based on an aggregate target dollar value for each award.

Determination of 2023 Target Award Values

In February 2023, in determining the target aggregate dollar value of the equity awards to be granted to each of our named executive officers for 2023, the Compensation Committee took the following into consideration: (i) comparable peer group and market equity award value data provided by the Compensation Consultant, generally targeting the 50th percentile of such peer group (see the section entitled “2023 Peer Group” on page 90 of this proxy statement), with adjustments for individual named executive officers below or above the 50th percentile based on the criticality of each named executive officer’s skillset and expected future contributions to the achievement of the Company’s long-term strategy; (ii) the overall equity position of each named executive officer and the retentive value of such overall equity position given our share price; and (iii) the performance of the Company in 2022, including share price performance. For named executive officers other than Mr. Pops, the Compensation Committee also took into consideration the recommendations of Mr. Pops based on his assessment of their individual performance in 2022 and future expected contributions.

Based upon these factors and the determined 2023 equity mix described above, the Compensation Committee approved the following target dollar values for the equity awards to be granted to each of our named executive officers for 2023:

Named Executive Officer	Time-Vesting Stock Options*	Time-Vesting Restricted Stock Unit Awards*	Performance-Vesting Restricted Stock Unit Awards*
Richard F. Pops	$4,676,462	$—	$4,867,338
Iain M. Brown	$1,250,000	$625,000	$625,000
David J. Gaffin	$1,650,000	$825,000	$825,000
Craig C. Hopkinson, M.D.	$1,650,000	$825,000	$825,000
Blair C. Jackson	$1,875,000	$937,500	$937,500

* Amounts approved by the Compensation Committee differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table on pages 112 and 114 of this proxy statement, respectively, due to the SEC requirement to value the equity amounts reported in such tables at aggregate grant date fair value computed in accordance with ASC 718, which, in the case of the 2023 LTIP PRSUs, is determined using a Monte Carlo simulation instead of the closing stock price on the date of grant.

Conversion into Share Amounts

The Compensation Committee converts the target aggregate dollar value of each award into a number of underlying ordinary shares using per share value based on the closing price of our ordinary shares on the Nasdaq Global Select Market on the date of grant and, for awards of stock options, the Black-Scholes valuation model. Based upon the factors and methodology discussed above, the Compensation Committee granted the following awards to each of our named executive officers in 2023 as part of the annual equity grant:

Named Executive Officer	Time-Vesting Stock Options*	Time-Vesting Restricted Stock Unit Awards*	Performance-Vesting Restricted Stock Unit Awards*
Richard F. Pops	284,873	—	177,900
Iain M. Brown	91,375	22,844	22,844
David J. Gaffin	120,615	30,154	30,154
Craig C. Hopkinson, M.D.	120,615	30,154	30,154
Blair C. Jackson	137,062	34,266	34,266

* The number of shares underlying the equity grants reported in this table reflect the actual number of shares awarded on the date of grant and do not reflect subsequent adjustments that were made to such equity grants in connection with the separation of the Company’s oncology business in November 2023, in accordance with the provisions of the 2018 Plan.

For additional information about these equity awards granted to our named executive officers in 2023, see the 2023 Grants of Plan-Based Awards table on page 114 of this proxy statement. These awards are subject to early vesting in certain circumstances as described in the 2018 Plan and in the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 121 of this proxy statement. No other equity awards were granted to our named executive officers in 2023.

ALKERMES PLC 2024 Proxy Statement 103

2021 LTIP – Achievements and Payout

LTIP Design

In February 2021, the Compensation Committee granted PRSUs (the “2021 PRSUs”) to all employees at senior vice president level and above, including each of our named executive officers. As shown in the below chart, the 2021 PRSUs were eligible to vest based on the achievement of pre-determined financial, commercial and pipeline goals over a three-year performance period, and were subject to a relative TSR modifier tied to relative share price performance (compared to the Nasdaq Biotechnology Index) over the same period. The TSR modifier could increase or decrease the total number of vested shares underlying the 2021 PRSUs by up to 25%. The performance period for the 2021 PRSUs ended on December 31, 2023.

Overall Payout

In February 2024, the Compensation Committee assessed the Company’s performance against each of the pre-determined performance goals set forth in the 2021 LTIP over the three-year performance period and, based on Company performance, determined a payout of 76% of the total target number of shares underlying the 2021 PRSUs. After application of the relative TSR modifier set forth in the 2021 LTIP, the Compensation Committee determined an overall payout equal to 95% of the total target number of shares underlying the 2021 PRSUs.

2021 PRSUs	% Weighting	Achievement Level	Total Vested (as % of goal category)	Total Vested (as % of all PRSUs)
Pipeline Goals	40% weighting	2 of 3 goals achieved	100% of metric weighting	40%
Commercial Goals	20% weighting	Below threshold performance	None	0%
Financial Goals	40% weighting	1 of 2 goals achieved, with strong overall performance	90% of metric weighting	36%
Payout (% of Target)				76%
				x
Relative TSR Modifier	+/- 25% multiplier	82nd percentile of Nasdaq Biotechnology Index	+ 25%	1.25x
Actual Payout (% of Target)				95%

Details of the determinations in respect of the pipeline, commercial and financial performance goals, and the calculation of payouts under the 2021 LTIP, are set forth below.

ALKERMES PLC 2024 Proxy Statement 104

❖
Pipeline Goals Determination (40% weighting)

The Compensation Committee determined that the Company achieved two of the three pipeline goals underlying the 2021 PRSUs, as set forth in the table below, resulting in a target level of achievement of the Pipeline Goals and vesting of 40% of the total target number of shares underlying the 2021 PRSUs.

Pipeline Goals (40% weighting)	Achievements	Total Vested (as % of all PRSUs)
Enroll sufficient patients per study arm (266 patients in total) to support nemvaleukin alfa platinum-resistant ovarian cancer registration study interim analysis

✓ Enrolled 322 patients as of November 15 (the effective date of the oncology business separation), which was well in excess of the goal and 6-weeks prior to the end of the performance period, despite the impact of COVID-19 on study timelines throughout performance period

40% vested (based on achievement of 2 of the 3 pipeline goals)
Submit an IND or equivalent for a proprietary product candidate	✗ Did not achieve
Conduct phase 1 safety study for early-stage candidate; if data supports progression to IND for Phase 1b study(s) initiation, submit IND	✓ Initiated phase 1 safety study for early-stage candidate; data from this safety study did not support further development or progression

❖
Commercial Goal Determination (20% weighting)

The Compensation Committee determined that the Company did not achieve the commercial goals underlying the 2021 PRSUs. The COVID-19 pandemic, later than anticipated approval and launch dates for LYBALVI, and prolonged negotiations with major commercial plans, each as detailed below, made the Company’s ability to achieve the commercial goals markedly more difficult. Notwithstanding these factors, the Compensation Committee did not adjust in any manner the commercial goals or payouts under the 2021 LTIP.

The commercial goals underlying the 2021 PRSUs consisted of (1) a combined compound annual growth rate goal for ARISTADA and VIVITROL over the three-year performance period (15% weighting) with pre-specified threshold, target and stretch growth rates, and (2) a unit sales goal for LYBALVI over the performance period (5% weighting) with pre-specified threshold, target and stretch performance amounts.

While ARISTADA’s compound annual growth rate of approximately 12% over the three-year performance period exceeded the target level of achievement, the combined compound annual growth rate for ARISTADA and VIVITROL over the performance period was approximately 8%, which fell below the threshold performance target for this commercial goal, resulting in no payout for this portion of the 2021 PRSUs. ARISTADA and VIVITROL were significantly and negatively impacted during the performance period by the impacts of the COVID-19 pandemic, as they are physician-administered products and the myriad of COVID-19 restrictions implemented during the performance period resulted in widespread interruptions and closures of businesses, including healthcare systems that serve people living with addiction and serious mental illness.

The Company did not meet the unit sales goal for LYBALVI during the performance period. This was due, in part, to later than anticipated LYBALVI approval and launch dates, and the decision, after prolonged negotiations with payers, to delay contracting with major commercial plans in order to maintain beneficial sales margins. This strategy limited unit sales of LYBALVI (as these major commercial plans, without a contract in place, restricted patient access to the medication), but resulted in strong net sales performance over the three-year performance period.

❖
Financial Goal Determination (40% weighting)

In February 2021, the Compensation Committee adopted the financial goal underlying the 2021 PRSUs, consisting of an EBITDA margin metric and an NGNI margin metric, to align executive compensation with the Company’s public commitment to manage the business toward long-term profitability.

At the time, the Company had recently announced profitability targets for FY 2023 (EBITDA margin of 20% of total revenue and NGNI margin of 25% of total revenue) and for FY 2024 (EBITDA margin of 25% of total revenue and NGNI margin of 30% of total revenue) and, given the three-year performance period of the 2021 LTIP ends on December 31, 2023, the Compensation Committee aligned the financial goal underlying the 2021 PRSUs with the Company’s recently announced FY 2023 targets, with a stretch performance opportunity for early achievement of the FY 2024 targets. At the same time, the Compensation Committee

ALKERMES PLC 2024 Proxy Statement 105

recognized that, given the nature of the Company’s business model, the achievement of the NGNI margin and EBITDA margin metrics would depend, in part, on circumstances outside of the Company’s control, such as the continued commercialization by third parties of products incorporating the Company’s technologies and from which the Company receives royalty revenues. As such, when designing the 2021 LTIP, the Compensation Committee provided itself with flexibility within the 2021 LTIP to determine an appropriate payout for achievement that met only one of the two FY 2023 profitability metrics.

Changed Circumstances During Performance Period. During the three-year performance period, the Company faced significant changes in its circumstances that directly and significantly impacted its ability to achieve its original FY 2023 long-term profitability targets—the first change related to Janssen’s unilateral decision in November 2021 to terminate a license agreement with the Company in the U.S. and to cease paying the Company royalties on U.S. sales of Janssen’s long-acting INVEGA products as of February 2022, and the second change related to the Company’s separation of its oncology business (first announced in November 2022). These changes impacted the Company’s revenue, expense and profitability expectations during the performance period and changed the manner in which the Company managed the business in 2023. However, notwithstanding these changed circumstances, the Compensation Committee did not modify the financial goal of the 2021 LTIP.

Determination of Achievement. The Company achieved an EBITDA margin of 20%, meeting the EBITDA margin target set forth in the 2021 LTIP, and an NGNI margin of 17%, missing the NGNI margin target set forth in the 2021 LTIP (each of which reflected the original profitability targets for FY 2023). Given this partial achievement and the Company’s strong overall performance in 2023 in the face of significant changes in the Company’s circumstances during the performance period, the Compensation Committee determined achievement of the financial goal at below target, corresponding to vesting of 36% of the total target number of shares underlying the 2021 PRSUs.

Financial Goal (40% weighting)	Achievements	Total Vested (as % of all PRSUs)

FY 2023 EBITDA margin of 20% of total revenues and

FY 2023 NGNI equal to 25% of total revenues*

*Compensation Committee had ability to determine payout for achievement that does not meet one or both of these targets

	FY 2023 NGNI margin+ of 17% of total revenues and FY 2023 EBITDA margin+ of 20% of total revenues +See Appendix B for information regarding this non-GAAP performance measure	36% vested

TSR Modifier Calculation (+/- 25%)

In February 2023, the relative TSR multiplier was applied to the total number of shares that vested in accordance with the performance and payout conditions underlying the 2021 PRSUs. The Company’s total shareholder return over the three-year performance period, as certified by the Compensation Consultant, was around the 82nd percentile (81.89) of the Nasdaq Biotechnology Index, which, based on the payout schedule set forth in the 2021 LTIP, as shown in the table below, resulted in upward modification of the total number of vested shares underlying the 2021 PRSUs by 25%.

2021 PRSUs	Performance Period	Comparator Index	At or Below 25th Percentile	Between 25th and 75th Percentile	At or Above 75th Percentile
Relative TSR Modifier	Jan. 1, 2021 to Dec. 31, 2023	Nasdaq Biotechnology Index	Reduced by 25%	Reduced / Increased by 1% for every percent that the Company falls below / above 50th percentile	Increased by 25%
Company Percentile Compared to Nasdaq Biotechnology Index: 82nd			Resulting Modifier = Increase total vested shares by 25%

The Compensation Committee’s assessment of achievement against the 2021 LTIP resulted in the following 2021 PRSU shares vesting for each named executive officer:

Named Executive Officer	2021 PRSU Target Shares	2021 PRSUs Total Earned Shares
Richard F. Pops	230,055	218,551
Iain M. Brown	28,434	27,012
David J. Gaffin	29,726	28,240
Craig C. Hopkinson, M.D.	49,113	46,658
Blair C. Jackson	38,774	36,835

ALKERMES PLC 2024 Proxy Statement 106

2022 LTIP – Modified Performance Conditions Based on Changed Company Circumstances

In February 2022, the Compensation Committee granted PRSUs (the “2022 PRSUs”) to all employees at senior vice president level and above, including each of our named executive officers. Vesting of the 2022 PRSUs is conditioned upon the achievement of specified goals over a three-year performance period, subject to a relative TSR modifier tied to relative share price performance (compared to the Nasdaq Biotechnology Index) over the three-year performance period. The 2022 PRSUs are not eligible to vest until after the three-year performance period ends on December 31, 2024.

2022 LTIP Performance Goals

Included in the 2022 LTIP performance goals adopted in February 2022 were:

▪
Commercial goals related to sales of the Company’s proprietary commercial products (30% weighting);
▪
Two distinct pipeline goals—the first related to nemvaleukin alfa, our lead oncology candidate at the time (15% weighting) and which has since been included in the oncology assets separated into a new, independent, publicly-traded company, and the second related to advancement of ALKS 2680, one of the Company’s early-stage development candidates (15% weighting); and
▪
A financial goal reflecting the Company’s then-operative long-term profitability target for FY 2024 of NGNI margin in the range of 15% to 20% of total revenues (40% weighting). See Appendix B for information regarding this non-GAAP financial target.

In accordance with the terms of the 2022 LTIP, the Compensation Committee has the ability to adjust the 2022 LTIP, including the performance goals set forth therein, in the event of a change in the Company’s circumstances during the performance period.

Modifications to Align with Changed Company Circumstances

The Compensation Committee undertook two modifications of the 2022 LTIP in order to align executive compensation with the Company’s changed circumstances, including the completed separation of its oncology business and the favorable outcome of its arbitration with Janssen, and the Company’s critical business objectives, and to create shareholder value.

Removal of oncology-related pipeline goal. In August 2023, in anticipation of the separation of the Company’s oncology business later in 2023, the Compensation Committee approved a modification to the pipeline goals included in the 2022 LTIP to (i) remove the pipeline goal related to the Company’s oncology development candidate, as this candidate was to be included in the oncology assets to be separated into the new, independent, publicly-traded company and, after such separation, the Company would no longer control or influence the further development of such candidate, and (ii) assign the weighting previously ascribed to the oncology candidate goal (15% weighting) to the remaining ALKS 2680 pipeline goal contained in the 2022 LTIP, such that vesting of 30% of the total 2022 PRSUs would remain conditioned on pipeline-related performance. This modification became effective upon completion of the separation in November 2023.

Increase Difficulty of financial goal to align with current profitability targets. In February 2024, in light of the Company’s significantly changed circumstances since adoption of the 2022 LTIP, the Compensation Committee determined that the original FY 2024 profitability target included as the financial goal in the 2022 LTIP (NGNI margin of 15% to 20% of total revenues) was no longer sufficiently rigorous or aligned with shareholder interests, and modified this profitability target to make it markedly more difficult to achieve than the original profitability target.

ALKERMES PLC 2024 Proxy Statement 107

Additional Compensation Information

Share Ownership and Holding Guidelines

Our Board members and “officers” (as such term is defined in Section 16a-1(f) of the Exchange Act), including our named executive officers, are subject to our minimum share ownership and holding guidelines (our “Share Ownership and Holding Guidelines”). These Share Ownership and Holding Guidelines are designed to align the interests of our Board members and officers with those of our shareholders by encouraging our Board members and officers to have a meaningful financial stake in our long-term success. These Share Ownership and Holding Guidelines establish minimum required levels of share ownership value by position as set forth below:

* First measurement date is the date that is at least five (5) full years from the date of initial election to the Board or designation as an officer, as applicable.

For purposes of determining the value of shares owned by a Board member or officer under our Share Ownership and Holding Guidelines, we include the value of all shares directly or beneficially owned by such Board member or officer and the value of all unvested time-vesting restricted stock unit awards held by such Board member or officer. Unexercised stock options, whether vested or unvested, and unvested performance-vesting restricted stock unit awards are not included in determining the value of shares owned pursuant to our Share Ownership and Holding Guidelines. We assess compliance with our Share Ownership and Holding Guidelines annually on the first business day of each year, using the 60-day trailing average closing price of our shares as of such date as the value of our shares for measurement purposes.

Our Share Ownership and Holding Guidelines require that each officer of the Company retain 50% of the shares that they acquire upon the vesting of restricted stock unit awards and/or the exercise of stock options (net of tax liability and any amounts used to pay exercise price, as applicable) until such officer meets their required level of share ownership value.

Compliance with the Share Ownership and Holding Guidelines is monitored by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has determined that, as of the measurement date of January 2, 2024, Mr. Pops and all other directors and officers subject to the guidelines were in compliance with their respective required share ownership value.

A current copy of our Share Ownership and Holding Guidelines can be found on the Corporate Governance page of the Investors section of our website at www.alkermes.com.

Clawback Policy and Recoupment Policy

We have two policies currently in effect related to the clawback and recoupment of certain cash and equity compensation, each of which is applicable to our current and former “officers” (as defined in Section 16a-1(f) of the Exchange Act), including our named executive officers.

Our Clawback Policy, adopted in 2016 and last amended in May 2021, applies to certain cash-based compensation and equity-based compensation. Under the Clawback Policy, in the event the Board determines that (i) an officer engaged in fraud or intentional misconduct that requires a material restatement of our financial results, and (ii) such fraud or intentional misconduct resulted in an incorrect determination that an incentive compensation performance goal had been achieved, then (iii) the Board may take appropriate action to recoup from such officer any equity-based incentive compensation awarded on or after March 23, 2016 and any cash-based incentive compensation awarded on or after May 19, 2021 that the Board determines had been paid to such officer as a result of such incorrect determination during the three-year period preceding the filing of such material restatement of our financial results. The Clawback Policy is applicable to all Incentive Compensation received by a Covered Executive (each such term as defined in the Clawback Policy) prior to October 2, 2023, the effective date of our Recoupment Policy.

ALKERMES PLC 2024 Proxy Statement 108

Our Recoupment Policy, adopted in September 2023, is designed to comply, and will be administered and interpreted in accordance with, Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608. Under the Recoupment Policy, in the event the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws, the Company must reasonably promptly recoup the full amount of any Recoverable Incentive Compensation received by a Covered Executive (each such term as defined in the Recoupment Policy) during the applicable recoupment period (generally the three completed fiscal years immediately preceding the accounting restatement) that exceeds the amount that otherwise would have been received had it been determined based on the accounting restatement. The Recoupment Policy shall replace and supersede the Clawback Policy with respect to all Incentive Compensation (as defined in the Recoupment Policy) received by a Covered Executive on or after October 2, 2023, the effective date of the Recoupment Policy.

Current copies of our Clawback Policy and our Recoupment Policy can be found on the Corporate Governance page of the Investors section of our website at www.alkermes.com.

Retirement Benefits

The terms of our 401(k) Savings Plan (“401(k) Plan”) provide for broad-based participation by our executive officers and eligible employees resident in the U.S. Under the 401(k) Plan, all of our U.S. employees are eligible to receive matching contributions from the Company. Our matching contribution for the 401(k) Plan for 2023 was as follows: dollar for dollar on each participant’s eligible compensation up to a maximum of 5% of such compensation, subject to applicable U.S. federal limits.

Other Benefits

Executive officers are eligible to participate in our medical, dental and life insurance employee benefit plans on the same terms as all other employees. We may also provide relocation expense reimbursement, which is negotiated on an individual basis with employees, including executive officers, in a manner consistent with our internal guidelines.

Executive officers are also entitled to certain benefits upon death or disability. Under our flexible benefits program, our executive officers receive long-term disability coverage that will pay up to 65% of their base salary, up to a monthly maximum of $27,500, during disability and, in cases of catastrophic disability, a supplemental amount based on their base salary. Also, under our flexible benefits program, we provide life insurance coverage for all of our eligible U.S. employees, including the named executive officers, equal to two times base salary, with a maximum of $1,000,000 in coverage paid by the Company. In addition to life insurance, U.S. employees, including the named executive officers, are also covered by accidental death and dismemberment insurance benefits, providing up to two times base salary in coverage paid by the Company, up to a maximum of $1,000,000 for accidental death or loss of hand, foot or eyesight. In addition, all U.S. employees, including the named executive officers, are eligible to participate in optional supplemental life insurance up to a maximum of $1,000,000.

Post-Termination Compensation and Benefits

We have a program in place under which each of our named executive officers receives severance benefits if such named executive officer is terminated without “cause” (as defined in each executive officer’s employment agreement with the Company) or resigns for “good reason” (e.g., a material diminution in their responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which such executive officer must perform their employment), subject to signing a general release of claims. Additionally, each named executive officer receives severance benefits if, within a period of time following a corporate transaction or a change in control, such executive officer is terminated without “cause” or resigns for “good reason.” The terms of, and the amounts payable under, these arrangements are described in more detail below under “Potential Payments upon Termination or Change in Control”. We provide these severance arrangements because we believe that, in a competitive market for talent, severance arrangements are necessary to attract and retain high quality executives. In addition, the change in control benefit allows and incentivizes executives to maintain their focus on our business during a period when they otherwise might be distracted.

ALKERMES PLC 2024 Proxy Statement 109

Equity Grant Timing

In accordance with our annual equity grant procedures, annual equity grants to employees, including grants to executive officers, are typically granted on a date that is after the announcement of the Company’s year-end financial results and after the Company’s window to trade in Company securities has reopened (generally upon the close of the second trading day following the announcement of such financial results). As a result, the timing of our annual equity award grant is not coordinated in a manner that intentionally benefits our executive officers.

Our Compensation Committee may also approve equity grants at other times during the year, in connection with significant personnel events, such as for new hires and in connection with promotions. New hire and promotion equity grants are typically granted on the first Wednesday following the first Monday (or the first business day thereafter if such Wednesday is a holiday for which Nasdaq is closed) of each month.

For information about non-employee director equity compensation, see the discussion in the section entitled “Non-Employee Director Compensation Program—Equity Compensation” on page 48 of this proxy statement. For additional information about our equity compensation plans, see the section entitled “Equity Compensation Plan Information” on page 129 of this proxy statement.

Tax and Accounting Considerations

Under Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at a number of other factors in making its decisions and retains the flexibility to provide compensation to the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its shareholders. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs. Under ASC 718, the Company is required to estimate and record an expense for each award of equity-based compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis in accordance with ASC 718.

Risk Assessment Concerning Compensation Practices and Policies

The Compensation Committee, at the direction of the Board, reviewed our 2023 compensation policies and practices and concluded that these policies and practices, as structured, do not promote excessive risk-taking behavior by reporting officers of the Company or increase risk to the Company, and are not reasonably likely to have a material adverse effect on the Company.

Specifically, our compensation programs contain many features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

✓
a balance of fixed cash compensation and variable cash and equity compensation, with variable compensation tied both to short- and long-term objectives and the long-term value of our share price;
✓
Compensation Committee discretion in determining incentive program payouts and equity awards;
✓
limits on payouts under our annual performance incentive plans;
✓
share ownership and holding guidelines applicable to our directors and officers;
✓
application of our Clawback Policy and our Recoupment Policy and the anti-hedging and anti-pledging provisions in our Insider Trading Policy; and
✓
mandatory training on our policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

The Compensation Committee also asked its independent compensation consultant to do a specific risk assessment of the Company’s 2023 annual cash incentive plan and 2023 long-term equity incentive plan, and the independent compensation consultant determined there to be a low risk level under each of the factors assessed for both such plans.

ALKERMES PLC 2024 Proxy Statement 110

Compensation Committee Report

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed ‘soliciting material’ or deemed to be ‘filed’ under either the Securities Act or the Exchange Act.

The Compensation Committee of the Board, which is comprised solely of (i) independent directors within the meaning of applicable Nasdaq Rules, (ii) outside directors within the meaning of Section 162 of the Code, and (iii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, has reviewed and discussed with management the Compensation Discussion and Analysis section to be included in the Company’s annual report and/or proxy statement for 2023. In reliance on the reviews and discussions referred to above, the Compensation Committee has approved the Compensation Discussion and Analysis, and the Board has approved the Compensation Discussion and Analysis for inclusion in the Company’s annual report and/or proxy statement for 2023.

Respectfully submitted by the Compensation Committee,

Richard B. Gaynor, M.D. (Chair)

Brian P. McKeon

Christopher I. Wright, M.D., Ph.D.

For more information about the Compensation Committee and its charter, see the Corporate Governance page of the Investors section of our website at www.alkermes.com.

ALKERMES PLC 2024 Proxy Statement 111

Executive Compensation Tables

Summary Compensation Table

The following table presents and summarizes the compensation paid to, or earned by, our named executive officers for 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)
Richard F. Pops	2023	1,178,970	—	2,897,991	3,933,841	1,414,764	—	16,500	9,442,066
Chairman and Chief Executive Officer	2022	1,144,631	—	4,157,121	3,852,539	1,144,631	—	15,250	10,314,172
	2021	1,105,923	—	3,101,695	3,463,250	1,161,220	—	14,500	8,846,588
Iain M. Brown	2023	575,000	—	997,141	1,261,808	359,375	—	16,500	3,209,824
Senior Vice President, Chief Financial Officer	2022	550,000	—	1,160,755	1,284,189	302,500	—	15,250	3,312,694
	2021	500,000	—	933,373	1,151,296	287,500	—	14,500	2,886,669
David J. Gaffin	2023	639,000	—	1,316,222	1,665,586	498,420	—	16,500	4,135,728
Executive Vice President, Chief Legal Officer,	2022	614,201	—	1,533,595	1,682,506	446,400	—	15,250	4,291,952
Chief Compliance Officer and Secretary	2021	586,250	—	975,790	1,203,632	337,094	—	14,500	3,117,266
Craig C. Hopkinson, M.D.	2023	714,000	—	1,316,222	1,665,586	514,080	—	16,500	4,226,388
Executive Vice President, Research and	2022	693,000	—	1,625,016	1,797,854	415,800	—	15,250	4,546,920
Development and Chief Medical Officer	2021	670,000	—	1,612,178	1,988,600	442,200	—	14,500	4,727,478
Blair C. Jackson	2023	650,000	—	1,495,711	1,892,704	507,000	—	16,500	4,561,915
Executive Vice President, Chief Operating	2022	600,000	—	1,625,016	1,797,854	432,000	—	15,250	4,470,120
Officer and Chief Risk Officer	2021	540,000	—	1,272,775	1,569,949	372,600	—	14,500	3,769,824

Notes to Summary Compensation Table

(1)
The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted during 2023, 2022 and 2021, as indicated, computed in accordance with ASC 718. The weighted average grant date fair values of stock awards granted during these years are included in footnote 15 “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report.

Included in the stock awards granted to the named executive officers in 2023 are PRSUs, which, in order to vest, require achievement of certain financial and pipeline performance conditions over a three-year performance period and are subject to a relative TSR modifier at the end of the performance period (the “2023 PRSUs”). For additional detail regarding the 2023 PRSUs, see the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement. The grant date fair value of these performance-vesting restricted stock unit awards was determined in accordance with ASC 718 based upon the then-probable outcome as of the date of grant of each of the performance conditions underlying such awards and, because of the market condition component of the awards, was computed using a Monte Carlo simulation. Assuming on the date of grant that the highest level of performance would be achieved, the fair value of the 2023 PRSUs as calculated in accordance with ASC 718 was $10,867,466, $1,395,483, $1,842,032, $1,842,032 and $2,093,224 for Messrs. Pops, Brown and Gaffin, Dr. Hopkinson and Mr. Jackson, respectively.

ALKERMES PLC 2024 Proxy Statement 112

(2)
The amounts in column (f) reflect the aggregate grant date fair value of option awards granted during 2023, 2022 and 2021, as indicated, computed in accordance with ASC 718. The assumptions used in the calculation of the fair value of option awards granted by us during these periods are included in footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report under the heading “Share-Based Compensation”. For additional details regarding the equity granted to our named executive officers in 2023, see the discussion in the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement.
(3)
The amounts in column (g) reflect the performance cash awards paid to our named executive officers for services performed during 2023, 2022 and 2021, as indicated, pursuant to the Alkermes plc Affiliated Company 2023 Reporting Officer Performance Pay Plan (the “2023 Performance Pay Plan”), the Alkermes plc Affiliated Company 2022 Reporting Officer Performance Pay Plan and the Alkermes plc Affiliated Company 2021 Reporting Officer Performance Pay Plan, respectively. The performance cash award amounts paid to our named executive officers for services in 2023 as compared to their target performance cash awards for 2023 reflect 120% of target for Mr. Pops and Dr. Hopkinson, 125% of target for Mr. Brown and 130% of target for Messrs. Gaffin and Jackson.
(4)
The amounts in column (i) reflect the Company’s match on contributions made by the named executive officers to our 401(k) Plan.

ALKERMES PLC 2024 Proxy Statement 113

2023 Grants of Plan-Based Awards Table

The following table presents information on all grants of plan-based awards made in 2023 to our named executive officers. The number of shares or units, exercise prices and/or grant date fair values reported in the following table reflect the terms of the awards and their respective valuations on the date they were granted, and do not reflect subsequent adjustments that were made in connection with the separation of our oncology business in November 2023, in accordance with the provisions of the 2018 Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Grant Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards ($)
(a)	(b)	(b)(1)	(c)	(d)(2)	(e)(2)	(f)	(g)(3)	(h)(3)	(i)(4)	(j)(5)	(k)	(l)(6)
Richard F. Pops	2/23/2023	2/15/2023	—	—	—	—	—	—	—	284,873	27.36	3,933,841
	2/23/2023	2/15/2023	—	—	—	—	177,900	333,562	—	—	—	2,897,991
	N/A	N/A	—	1,178,970	2,357,940	—	—	—	—	—	—	—
Iain M. Brown	2/23/2023	2/15/2023	—	—	—	—	—	—	22,844	—	—	625,012
	2/23/2023	2/15/2023	—	—	—	—	—	—	—	91,375	27.36	1,261,808
	2/23/2023	2/15/2023	—	—	—	—	22,844	42,832	—	—	—	372,129
	N/A	N/A	—	287,500	575,000	—	—	—	—	—	—	—
David J. Gaffin	2/23/2023	2/15/2023	—	—	—	—	—	—	30,154	—	—	825,013
	2/23/2023	2/15/2023	—	—	—	—	—	—	—	120,615	27.36	1,665,586
	2/23/2023	2/15/2023	—	—	—	—	30,154	56,538	—	—	—	491,209
	N/A	N/A	—	383,400	766,800	—	—	—	—	—	—	—
Craig C. Hopkinson, M.D.	2/23/2023	2/15/2023	—	—	—	—	—	—	30,154	—	—	825,013
	2/23/2023	2/15/2023	—	—	—	—	—	—	—	120,615	27.36	1,665,586
	2/23/2023	2/15/2023	—	—	—	—	30,154	56,538	—	—	—	491,209
	N/A	N/A	—	428,400	856,800	—	—	—	—	—	—	—
Blair C. Jackson	2/23/2023	2/15/2023	—	—	—	—	—	—	34,266	—	—	937,518
	2/23/2023	2/15/2023	—	—	—	—	—	—	—	137,062	27.36	1,892,704
	2/23/2023	2/15/2023	—	—	—	—	34,266	64,248	—	—	—	558,193
	N/A	N/A	—	390,000	780,000	—	—	—	—	—	—	—

Notes to 2023 Grants of Plan-Based Awards Table

(1)
The Grant Action Date represents the date on which the Compensation Committee took action to grant the applicable award.
(2)
Represents the target and maximum amounts that could have been earned by each named executive officer under the 2023 Performance Pay Plan for the performance period of January 1, 2023 to December 31, 2023. The cash performance pay range for Mr. Pops was 0% to 200% of base salary with a target cash performance pay of 100% of base salary. The cash performance pay range for Dr. Hopkinson and Messrs. Gaffin and Jackson was 0% to 120% of base salary with a target cash performance pay of 60% of base salary. The cash performance pay range for Mr. Brown was 0% to 100% of base salary with a target cash performance pay of 50% of base salary. There are no other applicable estimated future payouts under non-equity incentive plan awards for our named executive officers under the 2023 Performance Pay Plan. For more information, see the discussion in the section entitled “Annual Cash Performance Pay – Short-Term Incentive Plan” beginning on page 93 of this proxy statement, and see the Summary Compensation Table on page 112 of this proxy statement for the actual cash performance pay amounts paid to our named executive officers for performance during 2023.
(3)
Represents the target and maximum payouts for the 2023 PRSUs granted under the 2018 Plan that, in order to vest, require achievement of certain financial and pipeline performance conditions over a three-year performance period and are subject to a relative TSR modifier at the end of

ALKERMES PLC 2024 Proxy Statement 114

the same performance period. For additional detail, see the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement. No dividend equivalents are paid on unvested restricted stock unit awards.
(4)
Represents time-vesting restricted stock unit awards granted under the 2018 Plan, which vest in four equal annual installments commencing on the first anniversary of the grant date. No dividend equivalents are paid on unvested restricted stock unit awards.
(5)
Represents time-vesting stock options granted under the 2018 Plan, which vest in four equal annual installments commencing on the first anniversary of the grant date. Certain of the stock options qualify as incentive stock options under Section 422 of the Code.
(6)
Represents the estimated grant date fair value of stock options and restricted stock unit awards granted to the named executive officers during 2023 computed in accordance with ASC 718. Assumptions used in the calculation of the fair value of option awards and stock awards granted by us during 2023 are included in footnote 2 “Summary of Significant Accounting Policies” to our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report under the heading “Share-Based Compensation”. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or that the value realized upon exercise or settlement of a restricted stock unit award will equal the grant date fair value.

Narrative Disclosure to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table

Employment Agreements. Each of our named executive officers has entered into a written employment agreement with us that provides for payment of base salary, eligibility for cash incentive compensation, participation in incentive compensation plans and employee benefit programs and potential severance benefits. For additional information regarding the base salaries, annual cash performance and long-term equity opportunities for our named executive officers, see the section entitled “Executive Compensation—Compensation Discussion and Analysis” beginning on page 82 of this proxy statement. For additional information regarding severance benefits provided under the employment agreements for our named executive officers, see the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 121 of this proxy statement.

Base Salaries. For information regarding 2023 base salaries for our named executive officers, see the section entitled “Base Salary” on page 93 of this proxy statement.

Annual Cash Performance Pay Awards. Under our reporting officer performance pay plans, our named executive officers are eligible to receive an annual cash performance pay award based on the Company’s performance against its corporate objectives and, for named executive officers other than the CEO, the contributions of each named executive officer to the achievement of our corporate objectives and such named executive officer’s individual performance. For additional information regarding 2023 annual cash performance pay awarded to our named executive officers, see the section entitled “Annual Cash Performance Pay – Short-Term Incentive Plan” beginning on page 93 of this proxy statement.

Equity Awards. Our 2018 Plan provides for the grant of stock options and stock awards to our eligible named executive officers, employees, non-employee directors and consultants. In 2023, we granted to our named executive officers time-vesting stock options and time-vesting restricted stock unit awards that vest in four equal annual installments commencing on the first anniversary of the grant date; we also granted performance-vesting restricted stock unit awards that, in order to vest, require achievement of certain financial and pipeline performance goals that are in line with our long-term business strategy over a three-year performance period and are subject to a relative TSR modifier at the end of the performance period. For additional information regarding our 2018 Plan, see Proposal 5 beginning on page 58 of this proxy statement and the summaries that follow, and for additional information regarding the equity awards granted to our named executive officers in 2023, see the 2023 Grants of Plan-Based Awards table and related footnotes above and the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement.

ALKERMES PLC 2024 Proxy Statement 115

No Option or SAR Repricing. Our 2018 Plan explicitly prohibits repricing of options and stock appreciation rights in any manner without shareholder approval, including cancelling awards in exchange for cash or another award under the 2018 Plan, and we did not engage in any repricings during the year ended December 31, 2023.

Adjustments to Outstanding Equity Awards.

In August 2023, in anticipation of the planned separation of the Company’s oncology business into a new, independent, publicly-traded company later in 2023, the Compensation Committee approved a modification to the pipeline goals underlying the 2022 PRSUs granted pursuant to the 2022 LTIP, as described in the section entitled “2022 LTIP—Modified Performance Conditions Based on Changed Company Circumstances” on page 107 of this proxy statement, to become effective upon completion of the separation of the oncology business (which occurred in November 2023). In accordance with ASC 718, such modification did not result in any incremental fair value attributable to the 2022 PRSUs.

In November 2023, in connection with the completion of the separation of the Company’s oncology business, and in accordance with the provisions of the Company’s equity compensation plans and the terms of that certain employee matters agreement, dated as of November 13, 2023, as amended, by and between the Company and Mural Oncology plc (the “Employee Matters Agreement”), all outstanding stock options, RSUs and PRSUs, including those held by our named executive officers, were adjusted (an equitable adjustment) in order to preserve the intrinsic value of such awards immediately before and immediately after the effective date of the separation based upon the terms, methodology and conversion ratios set forth in the Employee Matters Agreement. In accordance with ASC 718, such adjustments did not result in any incremental fair value attributable to the outstanding equity awards held by Alkermes employees, including our named executive officers. The outstanding awards otherwise retained their original terms and conditions, except in the case of the performance conditions underlying certain performance-based awards, which were modified as described in this proxy statement to reflect the separation.

In February 2024, the Compensation Committee determined that the Company partially achieved the financial performance goal underlying the 2021 PRSUs granted pursuant to the 2021 LTIP. This determination resulted in a deemed accounting modification in accordance with ASC 718 and incremental fair value attributable to the 2021 PRSUs, which amount will be reflected in the Company’s financial results for 2024.

In February 2024, in light of the Company’s significantly changed circumstances since adoption of the 2022 LTIP, the Compensation Committee approved a modification to the financial goal underlying the 2022 PRSUs granted pursuant to the 2022 LTIP to make such goal more difficult to achieve, as described in the section entitled “2022 LTIP—Modified Performance Conditions Based on Changed Company Circumstances” on page 107 of this proxy statement. In accordance with ASC 718, such modification did not result in any incremental fair value attributable to the 2022 PRSUs.

Other Compensatory Arrangements. See the section entitled “Additional Compensation Information” beginning on page 108 of this proxy statement for a description of other compensatory arrangements and policies applicable to our named executive officers, including our Share Ownership and Holding Guidelines, our Clawback Policy, our Recoupment Policy and our retirement and other benefits.

ALKERMES PLC 2024 Proxy Statement 116

Outstanding Equity Awards at 2023 Year End

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2023. The number of shares or units and/or the exercise prices for the equity awards reported in the following table reflect the subsequent adjustments that were made to such awards in connection with the separation of our oncology business in November 2023, in accordance with the provisions of the 2018 Plan.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)		(e)	(f)(2)	(g)(3)		(h)(13)	(i)		(j)(13)
Richard F. Pops	—	—	—		—	—	—		—	218,551	(9)	6,062,605
	—	—	—		—	—	—		—	167,661	(10)	4,650,916
	—	—	—		—	—	—		—	136,093	(11)	3,775,220
	234,599	—	—		46.24	3/3/2024	—		—	—		—
	203,999	—	—		69.83	2/26/2025	—		—	—		—
	305,999	—	—		31.64	2/28/2026	—		—	—		—
	203,999	—	—		53.50	2/17/2027	—		—	—		—
	300,899	—	—		65.94	2/16/2028	—		—	—		—
	123,419	—	389,844	(12)	31.93	2/21/2029	—		—	—		—
	274,225	91,409	—		20.03	2/20/2030	—		—	—		—
	174,515	174,515	—		19.34	2/22/2031	—		—	—		—
	76,256	228,768	—		24.59	2/18/2032	—		—	—		—
	—	290,570	—		26.82	2/23/2033	—		—	—		—
Iain M. Brown	—	—	—		—	—	4,680	(4)	129,823	—		—
	—	—	—		—	—	14,217	(5)	394,380	—		—
	—	—	—		—	—	19,064	(6)	528,835	—		—
	—	—	—		—	—	23,300	(8)	646,342	—		—
	—	—	—		—	—	—		—	27,012	(9)	749,313
	—	—	—		—	—	—		—	21,605	(10)	599,323
	—	—	—		—	—	—		—	17,475	(11)	484,757
	25,499	—	—		46.24	3/3/2024	—		—	—		—
	18,104	—	—		69.83	2/26/2025	—		—	—		—
	36,719	—	—		31.64	2/28/2026	—		—	—		—
	40,799	—	—		53.50	2/17/2027	—		—	—		—
	38,759	—	—		65.94	2/16/2028	—		—	—		—
	75,989	—	—		31.93	2/21/2029	—		—	—		—
	58,715	19,572	—		20.03	2/20/2030	—		—	—		—
	58,014	58,014	—		19.34	2/22/2031	—		—	—		—
	25,418	76,256	—		24.59	2/18/2032	—		—	—		—
	—	93,202	—		26.82	2/23/2033	—		—	—		—

ALKERMES PLC 2024 Proxy Statement 117

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)(3)		(h)(13)	(i)		(j)(13)
David J. Gaffin	—	—	—	—	—	7,177	(4)	199,090	—		—
	—	—	—	—	—	14,863	(5)	412,300	—		—
	—	—	—	—	—	19,064	(6)	528,835	—		—
	—	—	—	—	—	6,043	(7)	167,633	—		—
	—	—	—	—	—	30,757	(8)	853,199	—		—
	—	—	—	—	—	—		—	28,240	(9)	783,378
	—	—	—	—	—	—		—	21,605	(10)	599,323
	—	—	—	—	—	—		—	6,847	(10)	189,936
	—	—	—	—	—	—		—	23,067	(11)	639,879
	25,499	—	—	46.24	3/3/2024	—		—	—		—
	18,104	—	—	69.83	2/26/2025	—		—	—		—
	36,719	—	—	31.64	2/28/2026	—		—	—		—
	40,799	—	—	53.50	2/17/2027	—		—	—		—
	55,589	—	—	65.94	2/16/2028	—		—	—		—
	108,833	—	—	31.93	2/21/2029	—		—	—		—
	90,030	30,010	—	20.03	2/20/2030	—		—	—		—
	60,651	60,652	—	19.34	2/22/2031	—		—	—		—
	25,418	76,256	—	24.59	2/18/2032	—		—	—		—
	7,347	22,041	—	24.82	8/3/2032	—		—	—		—
	—	123,027	—	26.82	2/23/2033	—		—	—		—
Craig C. Hopkinson, M.D.	—	—	—	—	—	10,297	(4)	285,639	—		—
	—	—	—	—	—	24,557	(5)	681,211	—		—
	—	—	—	—	—	26,690	(6)	740,381	—		—
	—	—	—	—	—	30,757	(8)	853,199	—		—
	—	—	—	—	—	—		—	46,658	(9)	1,294,293
	—	—	—	—	—	—		—	30,248	(10)	839,080
	—	—	—	—	—	—		—	23,067	(11)	639,879
	81,599	—	—	58.40	6/6/2027	—		—	—		—
	55,589	—	—	65.94	2/16/2028	—		—	—		—
	108,833	—	—	31.93	2/21/2029	—		—	—		—
	129,174	43,058	—	20.03	2/20/2030	—		—	—		—
	100,206	100,207	—	19.34	2/22/2031	—		—	—		—
	35,586	106,758	—	24.59	2/18/2032	—		—	—		—
	—	123,027	—	26.82	2/23/2033	—		—	—		—
Blair C. Jackson	—	—	—	—	—	4,680	(4)	129,823	—		—
	—	—	—	—	—	19,387	(5)	537,795	—		—
	—	—	—	—	—	26,690	(6)	740,381	—		—
	—	—	—	—	—	34,951	(8)	969,541	—		—
	—	—	—	—	—	—		—	36,835	(9)	1,021,803
	—	—	—	—	—	—		—	30,248	(10)	839,080
	—	—	—	—	—	—		—	26,212	(11)	727,121
	30,599	—	—	46.24	3/3/2024	—		—	—		—
	23,969	—	—	69.83	2/26/2025	—		—	—		—
	45,899	—	—	31.64	2/28/2026	—		—	—		—
	35,699	—	—	53.50	2/17/2027	—		—	—		—
	38,759	—	—	65.94	2/16/2028	—		—	—		—
	75,989	—	—	31.93	2/21/2029	—		—	—		—
	58,715	19,572	—	20.03	2/20/2030	—		—	—		—
	79,110	79,111	—	19.34	2/22/2031	—		—	—		—
	35,586	106,758	—	24.59	2/18/2032	—		—	—		—
	—	139,803	—	26.82	2/23/2033	—		—	—		—

ALKERMES PLC 2024 Proxy Statement 118

Notes to Outstanding Equity Awards Table

(1)
The grant date of all stock options is ten years prior to the option expiration date (column (f)). With the exception of the amounts in column (d), all stock options vest in four equal annual installments, commencing on the first anniversary of the grant date. Stock options granted in 2018 or earlier were granted under the 2011 Plan. Stock options granted in 2019 or later were granted under the 2018 Plan.
(2)
Stock options expire ten years from the grant date.
(3)
Time-vesting restricted stock unit awards vest in four equal annual installments, commencing on the first anniversary of the grant date. No dividend equivalents are paid on restricted stock unit awards. In the event that an individual’s employment or other service relationship with us is terminated for any reason, except in the event of death, permanent disability or a Sale Event (as defined in the stock plan under which the award was granted), time-vesting restricted stock unit awards are forfeited on the date of termination.
(4)
Time-vesting restricted stock unit awards granted on February 20, 2020 under the 2018 Plan.
(5)
Time-vesting restricted stock unit awards granted on February 22, 2021 under the 2018 Plan.
(6)
Time-vesting restricted stock unit awards granted on February 18, 2022 under the 2018 Plan.
(7)
Time-vesting restricted stock unit awards granted on August 3, 2022 under the 2018 Plan.
(8)
Time-vesting restricted stock unit awards granted on February 23, 2023 under the 2018 Plan.
(9)
Performance-vesting restricted stock unit awards granted on February 22, 2021 under the 2018 Plan that, in order to vest, required achievement of certain financial, commercial and pipeline performance conditions over a three-year performance period ending on December 31, 2023 and were subject to a relative TSR modifier at the end of the performance period. For additional detail, see the discussion in the section entitled “2021 LTIP – Achievements and Payout” beginning on page 104 of this proxy statement. The amounts shown in column (i) represent the actual number of shares that vested on February 8, 2024. Such shares were earned based on achievement at target level of the pipeline performance conditions underlying the performance-vesting restricted stock unit awards (resulting in vesting of 40% of the total award), achievement below target of the financial performance conditions underlying the performance-vesting restricted stock unit awards (resulting in vesting of 36% of the total award) and no achievement of the commercial performance conditions underlying the performance-vesting restricted stock unit awards (resulting in no vesting for this portion of the award), and application of the relative TSR modifier included in the 2021 LTIP (resulting in vesting of an additional 25% of the total vested PRSUs under the award). No dividend equivalents are paid on restricted stock unit awards. In the event that an individual’s employment or other service relationship with the Company is terminated for any reason, except in the event of death, permanent disability or a Sale Event (as defined in the stock plan under which the award was granted), performance-vesting restricted stock unit awards are forfeited on the date of termination.
(10)
Performance-vesting restricted stock unit awards granted on February 22, 2022 or August 3, 2022 under the 2018 Plan that, in order to vest, require achievement of certain financial, commercial and pipeline performance conditions over a three-year performance period ending on December 31, 2024 and that are subject to a relative TSR modifier at the end of the performance period. For additional detail, see the discussion in the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of the Company’s 2023 definitive proxy statement filed on May 25, 2023. As of December 31, 2023, none of the performance criteria underlying these performance-vesting restricted stock unit awards had been achieved. As such, the amounts shown reflect threshold achievement under the commercial performance condition portion of the restricted stock unit awards and target achievement under the financial and pipeline performance condition portions of the restricted stock unit awards (as there is no threshold earning opportunity for such portions of the awards). No dividend equivalents are paid on restricted stock unit awards. In the event that an individual’s employment or other service relationship with the Company is terminated for any reason, except in the

ALKERMES PLC 2024 Proxy Statement 119

event of death, permanent disability or a Sale Event (as defined in the stock plan under which the award was granted), performance-vesting restricted stock unit awards are forfeited on the date of termination.
(11)
Performance-vesting restricted stock unit awards granted on February 23, 2023 under the 2018 Plan that, in order to vest, require achievement of certain financial and pipeline performance conditions over a three-year performance period ending on December 31, 2025 and that are subject to a relative TSR modifier at the end of the performance period. For additional detail, see the discussion in the section entitled “Long-Term Equity Incentive Compensation—Annual Grant” beginning on page 101 of this proxy statement. As of December 31, 2023, none of the performance criteria underlying these performance-vesting restricted stock unit awards had been achieved. As such, the amounts shown reflect threshold achievement under the pipeline performance condition portion of the restricted stock unit awards and target achievement of the financial performance condition portion of the restricted stock unit awards (as there is no threshold earning opportunity for such portion of the award). No dividend equivalents are paid on restricted stock unit awards. In the event that an individual’s employment or other service relationship with the Company is terminated for any reason, except in the event of death, permanent disability or a Sale Event (as defined in the stock plan under which the award was granted), performance-vesting restricted stock unit awards are forfeited on the date of termination.
(12)
Performance- and time-vesting stock options granted under the 2018 Plan that, in order to vest, require the achievement of a greater than 50% increase in the Company’s share price from their grant date value for 30 consecutive trading days, and once that performance condition is met, remain subject to time-based vesting in four equal annual installments commencing on the first anniversary of the grant date. Though the time-vesting condition of these stock options was met in full on February 21, 2023, the fourth anniversary of the grant date, these options will not vest and become exercisable until the share price performance condition is met.
(13)
Market value is based on the closing price of our ordinary shares on December 29, 2023 as reported by Nasdaq, which was $27.74.

ALKERMES PLC 2024 Proxy Statement 120

2023 Options Exercised and Stock Vested

The following table presents information regarding option exercises and vesting of restricted stock unit awards for each named executive officer during 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Richard F. Pops	—	—	152,113	4,260,092
Iain M. Brown	—	—	32,674	913,628
David J. Gaffin	—	—	44,869	1,254,356
Craig C. Hopkinson, M.D.	—	—	59,925	1,676,421
Blair C. Jackson	—	—	37,701	1,053,976

2023 Pension Benefits

None of our named executive officers participate in, or have account balances in, qualified or non-qualified defined benefit plans sponsored by us.

2023 Nonqualified Deferred Compensation

None of our named executive officers participate in, or have account balances in, non-qualified defined benefit plans or defined contribution plans maintained by us.

Potential Payments upon Termination or Change in Control

Termination. If, during the term of a named executive officer’s employment agreement with us, we terminate such named executive officer’s employment without “cause” or such named executive officer terminates their employment for “good reason” (e.g., a material diminution in their responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which they must perform their employment) and such named executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four-month period, we will pay an amount equal to two times the sum of (i) current base salary, plus (ii) the average of the annual cash incentive compensation received for the two immediately preceding years, and will provide for continued participation in our health benefit plans during such twenty-four-month period; and to Messrs. Brown, Gaffin, Jackson and Dr. Hopkinson, over a twelve-month period, we will pay an amount equal to the sum of (i) current base salary, plus (ii) the average of the annual cash incentive compensation received for the two immediately preceding years, and will provide for continued participation in our health benefit plans during such twelve-month period.

Change in Control. Under the employment agreements with our named executive officers, if, during the two-year period following a change in control, the employment of such named executive officer is terminated without “cause” or if such named executive officer terminates their employment for “good reason,” such executive officer shall be paid a pro-rata amount of their base salary for the year in which their termination occurs and a pro-rata annual cash incentive compensation (based upon the average of such executive officer’s annual cash incentive compensation for the prior two years) for the year in which the termination occurs. Additionally, such executive officer will receive a lump sum payment equal to: for Mr. Pops, two times; and for Messrs. Brown, Gaffin, Jackson and Dr. Hopkinson, one and one-half times, the sum of their then-base salary (or the base salary in effect at the time of the change in control, if higher), plus an amount equal to the average of the annual cash incentive compensation they received for the two immediately preceding years. Messrs. Pops, Brown, Gaffin and Jackson and Dr. Hopkinson would also be entitled to continued participation in our health benefit plans: for Mr. Pops, for a period of two years following the date of termination; and for Messrs. Brown, Gaffin, Jackson and Dr. Hopkinson, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if such executive officer is terminated without “cause” or if such executive officer terminates their employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the named executive officer. Messrs. Pops and Jackson are also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payment made in the event of a change in control, if any payment or

ALKERMES PLC 2024 Proxy Statement 121

benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Code. In 2009, we discontinued providing such gross-up payments to newly hired employees. Messrs. Brown, Gaffin and Dr. Hopkinson are not entitled to a gross-up payment in the event of a change in control.

Under the terms of our 2018 Plan, the Administrator has the authority to determine the conditions under which any award under such plan will become exercisable in the event of a change in control (referred to as a Sale Event in the 2018 Plan) at the time of grant of such award. Upon a change in control, except to the extent the Administrator may otherwise specify, all then-outstanding stock options become vested and exercisable, all then-outstanding time-vesting stock awards become vested, and all then-outstanding performance-vesting restricted stock unit awards may become vested and nonforfeitable in the Administrator’s discretion. Starting with equity awards granted in 2023, the vesting of such awards granted to our named executive officers will only accelerate if, within a two-year period following a corporate transaction or a change in control, a named executive officer is terminated without “cause” or resigns for “good reason.”

ALKERMES PLC 2024 Proxy Statement 122

Potential Post-Termination Payments

The following table summarizes the potential payments to our named executive officers under various termination events. The table assumes that the triggering event occurred on December 29, 2023, the last business day of 2023, and the calculations use the closing price of our ordinary shares on December 29, 2023 as reported by Nasdaq, which was $27.74 per share.

Name and Payment Elements	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Not Following a Change in Control	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control
Richard F. Pops
Cash Compensation:
Severance	$4,663,791	$5,816,717
Equity Awards:
Stock Options and awards (1)	—	20,045,691
Benefits: Health and Dental Insurance	36,979	36,979
Total	$4,700,770	$25,899,387

Iain M. Brown
Cash Compensation:
Severance	$870,000	$1,600,000
Equity Awards:
Stock Options and awards (1)	—	4,803,747
Benefits: Health and Dental Insurance	27,152	40,728
Total	$897,152	$6,444,475

David J. Gaffin
Cash Compensation:
Severance	$1,030,747	$1,937,868
Equity Awards:
Stock Options and awards (1)	—	5,926,001
Benefits: Health and Dental Insurance	27,152	40,728
Total	$1,057,899	$7,904,597

Craig C. Hopkinson, M.D.
Cash Compensation:
Severance	$1,143,000	$2,143,500
Equity Awards:
Stock Options and awards (1)	—	7,386,340
Benefits: Health and Dental Insurance	27,152	40,728
Total	$1,170,152	$9,570,568

Blair C. Jackson
Cash Compensation:
Severance	$1,052,300	$1,980,750
Equity Awards:
Stock Options and awards (1)	—	6,690,138
Benefits: Health and Dental Insurance	27,152	40,728
Total	$1,079,452	$8,711,616

Notes to Post-Termination Payments Table

(1)
Represents the aggregate value of time-vesting and performance-vesting stock options and restricted stock unit awards that would vest and become exercisable upon a change in control—in the case of awards granted prior to February 2023, pursuant to the terms of our 2018 Plan, and in the case of awards granted from and after February 2023, pursuant to the double trigger vesting provisions of such awards—that were outstanding and unvested on December 29, 2023, using a value per share of $27.74 (the closing price of our shares on December 29, 2023) for the unvested portions of time-vesting and performance-vesting restricted stock unit awards (assuming the target grant amount) and, for unvested stock options with an exercise price below $27.74 per share, a value per share equal to the difference between $27.74 and the exercise price. The aggregate value of awards granted prior to February 2023 that would vest and become exercisable upon a change in control that occurred on December 29, 2023 pursuant to the terms of our 2018 Plan, is as follows for each named executive officer: Mr. Pops, $14,744,722; Mr. Brown, $3,425,317; Mr. Gaffin, $4,106,446; Dr. Hopkinson, $5,566,785; and Mr. Jackson, $4,622,466. The aggregate value of awards granted from and after February 2023 that would vest and become exercisable upon a change in control that occurred on December 29, 2023 pursuant to the double trigger vesting provisions of such awards, is as follows for each named executive officer: Mr. Pops, $5,300,969; Mr. Brown, $1,378,430; Mr. Gaffin, $1,819,555; Dr. Hopkinson, $1,819,555; and Mr. Jackson, $2,067,673.

ALKERMES PLC 2024 Proxy Statement 123

Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how our Company or the Compensation Committee view the link between Company performance and executive compensation for our principal executive officer (“PEO”) and our non-PEO NEOs. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, see our Compensation Discussion and Analysis beginning on page 82 of this proxy statement.

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually earned, realized or received by the individuals and the compensation decisions described in our Compensation Discussion and Analysis beginning on page 82 of this proxy statement.

	Summary	Compensation	Average Summary Compensation	Average Compensation Actually	Value of Initial Fixed $ 100 Investment Based on:(3)
Year	Compensation Table Total for PEO(1) ($)	Actually Paid to PEO(1)(2) ($)	Table Total for Non-PEO NEOs(1) ($)	Paid to Non-PEO NEOs(1)(2) ($)	TSR ($)	Peer Group TSR ($)	GAAP Net Income (Loss) ($ Millions)	Non-GAAP Net Income(4) ($ Millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	9,442,066	8,983,892	4,033,464	4,190,097	138.19	118.87	355.8	243.7
2022	10,314,172	8,321,591	4,155,421	4,206,760	128.09	113.65	(158.3)	57.9
2021	8,846,588	11,225,263	2,942,671	2,882,217	114.02	126.45	(48.2)	129.1
2020	8,041,702	6,883,292	2,882,616	2,656,656	97.79	126.42	(110.9)	68.6

(1)
Richard F. Pops was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
James M. Frates	Iain M. Brown	Iain M. Brown	Iain M. Brown
David J. Gaffin	James M. Frates	David J. Gaffin	David J. Gaffin
Craig C. Hopkinson, M.D.	David J. Gaffin	Craig C. Hopkinson, M.D.	Craig C. Hopkinson, M.D.
Michael J. Landine	Craig C. Hopkinson, M.D.	Blair C. Jackson	Blair C. Jackson
Blair C. Jackson

(2)
For 2023, the amounts shown reflect the exclusion and inclusion of those certain amounts for the PEO and the non-PEO NEOs shown in the following tables. Equity values are calculated in accordance with ASC 718. Amounts shown in each of the Exclusion of Stock Awards and Option Awards columns are equal to the total amounts from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table on page 112 of this proxy statement. See the section entitled “Pay Versus Performance” on page 130 of the proxy statement for the 2023 Annual Meeting for the adjustments made to determine compensation actually paid amounts for prior years.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	9,442,066	(6,831,832)	6,373,658	8,983,892

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	4,033,464	(2,902,745)	3,059,378	4,190,097

ALKERMES PLC 2024 Proxy Statement 124

The amounts shown in the Inclusion of Equity Values column in each of the above tables are derived from the following amounts:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	3,934,846	2,022,849	415,963	—	6,373,658

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,453,179	437,482	168,717	—	3,059,378

(3)
The peer group TSR shown in this table utilizes the Nasdaq Biotechnology Index (also known as the IBB Index), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. The comparison assumes $100 was invested in the Company and in the Nasdaq Biotechnology Index, respectively, for the period starting December 31, 2019 through the end of the year shown. Historical share price performance is not necessarily indicative of future share price performance.

(4)
We determined non-GAAP net income to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEO and non-PEO NEOs in 2023. This financial performance measure may not have been the most important financial performance measure for certain prior years shown and we may determine a different financial performance measure to be the most important financial performance measure in future years. See Appendix B for information regarding this non-GAAP financial measure.
Required Tabular Disclosure of Most Important Financial Measures

The most important financial performance measures used to link compensation actually paid to our NEOs for 2023 to Company performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, see our Compensation Discussion and Analysis beginning on page 82 of this proxy statement.

Proprietary Product Net Sales
Relative Total Shareholder Return
Non-GAAP Net Income*
Non-GAAP Net Income* as a Percentage of Total Revenue
EBITDA* as a Percentage of Total Revenue

* See Appendix B for information regarding this non-GAAP financial target.

ALKERMES PLC 2024 Proxy Statement 125

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our TSR and that of the Nasdaq Biotechnology Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
(12/31/2019 Indexed to $100)
12
10
8
6
4
2
0
$160
$140
$120
$100
$80
$60
$40
$20
$0
Alkermes plc TSR
Nasdaq Biotechnology Index TSR
100
126
98
11.2
126
114
128
114
138
119
6.9
2.7
2.9
8.3
4.2
9.0
4.2
2019
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Alkermes plc TSR
NASDAQ Biotechnology Index TSR

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus GAAP Net Income (Loss)
Compensation Actually Paid ($ Millions)
GAAP Net Income (Loss) ($ Millions)
12
11
10
9
8
7
6
5
4
3
2
1
0
-1
-2
-3
800
600
400
200
0
-200
6.9
2.7
11.2
2.9
8.3
4.2
9.0
4.2
(111)
(48)
(158)
356
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
GAAP Net Income (Loss)

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Non-GAAP Net Income
Compensation Actually Paid ($ Millions)
Non-GAAP Net Income ($ Millions)
12
10
8
6
4
2
0
$300
$250
$200
$150
$100
$50
$0
69
129
58
244
6.9
2.7
11.2
2.9
8.3
4.2
9.0
4.2
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Non-GAAP Net Income

ALKERMES PLC 2024 Proxy Statement 126

Pay Ratio

For 2023, the annual total compensation for our CEO, including the value of employer paid health care benefits, as discussed below, was $9,460,555 and for our median employee was $218,453 (also including the value of employer paid health care benefits), resulting in a pay ratio of approximately 43 to 1.

The annual total compensation for our CEO in this pay ratio disclosure differs from the annual total compensation amounts reflected in the Summary Compensation Table on page 112 of this proxy statement because we included the value of employer paid health care benefits (estimated for our CEO and eligible dependents at $18,489) in order to produce a more representative disclosure of our employees’ compensation. We also added the value of employer paid health care benefits to the median compensated employee’s compensation for purposes of this pay ratio disclosure. The annual total compensation for our median compensated employee does not represent an average of the compensation paid to our employees, but rather it is the compensation paid to the particular employee identified as our median employee.

We identified the median employee for 2023 by (i) aggregating for each applicable employee (A) base salary as of October 1, 2023 (or wages multiplied by annual work schedule, for hourly employees), (B) the target bonus for 2023 and (C) the estimated fair value of any equity awards granted during 2023, and (ii) ranking this annual compensation measure for our employees from lowest to highest. This methodology resulted in the identification of a new hire as the median employee; because of this anomalous compensation characteristic in this employee’s compensation, we identified the next closest employee to the median who was not a new hire and whose compensation was viewed by us as more representative of our general compensation practices.

This calculation was performed for 2,277 individuals, excluding our CEO, who were employed by us on October 1, 2023, whether employed on a full-time or part-time basis. In order to present a more accurate representation of comparative annual compensation, we annualized compensation for any permanent employees that were only employed for part of 2023, and converted amounts paid in a currency other than U.S. dollars to U.S. dollars based on the average year-to-date exchange rate on September 29, 2023. No employees located in jurisdictions outside of the U.S. were excluded from the calculation under the regulation’s de minimis exemption.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Rule”). In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with the Rule, this information should not be used as a basis for comparison between different companies.

ALKERMES PLC 2024 Proxy Statement 127

Certain Relationships and Related Person Transactions

Policies and Procedures Concerning Related Person Transactions

The Audit and Risk Committee, pursuant to its written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website at www.alkermes.com, is responsible for reviewing all transactions with related persons, including transactions that would be required to be disclosed in this proxy statement in accordance with SEC rules.

Following the end of each calendar quarter, we ask our directors and executive officers to disclose a list of their “related parties”; this practice is not pursuant to a written policy or procedure. Related parties are defined as any public, private, for profit, or non-profit company or organization of which they or their immediate family member is an officer, director or 10% or greater shareholder. All reported “related parties” are sent to our Finance department, which checks them against transactions of the Company in that prior quarter. At each Audit and Risk Committee meeting held to review our quarterly financial results, any transactions between a reported related party and the Company are reported to the Audit and Risk Committee for its review and, if deemed necessary by the Audit and Risk Committee in its sole discretion, approval.

In addition, under our Code of Business Conduct and Ethics, each of our directors, officers and employees is required to promptly disclose any matter that they believe might raise doubt regarding their ability to act objectively and in the Company’s best interest and, in certain circumstances, receive approval for such matters, as described in our Code of Business Conduct and Ethics. Under our Articles of Association and in accordance with the Companies Act, each of our directors is required to declare to the Board any interest that they have, whether direct or indirect, in any contract, transaction or arrangement or any proposed contract, transaction or arrangement with the Company.

Since January 1, 2023, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

ALKERMES PLC 2024 Proxy Statement 128

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 about:

•
the number of ordinary shares subject to issuance upon exercise of outstanding stock options and vesting of outstanding restricted stock unit awards under equity compensation plans adopted by us;
•
the weighted-average exercise price of outstanding stock options under equity compensation plans adopted by us; and
•
the number of ordinary shares available for future issuance under our 2018 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)(3)	Number of Securities Remaining Available for Future Issuance (3)
Equity compensation plans approved by security holders	18,139,903	$32.28	15,094,047
Equity compensation plans not approved by security holders	—	—	—

(1)
This excludes 5,657,578 ordinary shares issued as time-vesting restricted stock unit awards and 1,546,357 ordinary shares issued as the target number of performance-vesting restricted stock unit awards, all of which are subject to forfeiture until such awards vest in full.
(2)
Represents the weighted-average exercise price of outstanding stock options under our equity compensation plans. This does not include outstanding restricted stock unit awards under our equity compensation plans as such awards do not have an exercise price.
(3)
These numbers of securities and weighted average exercise prices reflect the adjustments made to outstanding equity awards in connection with the separation of the Company’s oncology business in November 2023, in accordance with the provisions of the 2018 Plan.

ALKERMES PLC 2024 Proxy Statement 129

Other Information

Other Business

The Board does not intend to present at the Annual Meeting any business other than that set forth in this proxy statement. If any other matter is presented at the Annual Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know a reasonable time before this solicitation would be presented, and if such matter is permitted as a matter of Irish law, the persons identified as the named proxy holders in the accompanying proxy card will have authority to vote proxies with respect to such matter in their discretion.

Shareholder Proposals for the Company’s 2025 Annual General Meeting of Shareholders

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 under the Exchange Act. For such Rule 14a-8 proposals to be included in our proxy materials relating to our 2025 annual general meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than December 16, 2024. However, if the date of our 2025 annual general meeting of shareholders is changed such that it is more than 30 days from the first anniversary of the Annual Meeting, then the deadline will be a reasonable time prior to the time that we begin to print and mail proxy materials for our 2025 annual general meeting of shareholders. Such shareholder proposals must be delivered to the attention of our Company Secretary at the Company’s registered office at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary. In addition to the requirements as to form and substance established by the SEC, shareholder proposals must be a proper subject for shareholder action under Irish law and our Articles of Association to be included in our proxy materials.

Procedure for Recommendations by Shareholders of Director Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders for nomination by the Board for election at an annual general meeting of shareholders. A shareholder who wishes to recommend individuals for consideration by the Nominating and Corporate Governance Committee and the Board may do so only by delivering a written recommendation to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary, with the director candidate’s name, biographical information and qualifications, and a document providing evidence of the director candidate’s willingness to serve if elected.

Procedure for Nomination by Shareholders of Director Nominees

The above procedure applies to recommendations by shareholders of director candidates to be nominated by the Board. Shareholders who instead desire to nominate on their own behalf one or more persons for election to the Board at an annual general meeting of shareholders must comply with the deadlines and other requirements set forth in the Company’s Articles of Association in respect of shareholder nominations, including the applicable notice, information and consent provisions. Pursuant to our Articles of Association, nominations by our shareholders of persons for election to the Board at our 2025 annual general meeting of shareholders must be received by our Company Secretary between October 17, 2024 and December 16, 2024; provided, however, that in the event that the date of our 2025 annual general meeting of shareholders is changed by more than 30 days from the first anniversary date of the Annual Meeting, notice must be delivered no earlier than 180 days prior to, nor later than 120 days prior to, our 2025 annual general meeting of shareholders or, if later, the 10th day following the day on which public announcement of the date of our 2025 annual general meeting of shareholders is first made.

In addition to the applicable notice requirements under our Articles of Association described in the preceding paragraph, in order to comply with the SEC’s universal proxy rules, shareholders who desire to nominate one or more persons for election to the Board at our 2025 annual general meeting of shareholders must provide notice to the Company by the same deadline noted in the preceding paragraph and such notice must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

ALKERMES PLC 2024 Proxy Statement 130

Independent Auditor and Accounting Firm

PwC, our independent auditor and accounting firm, audited the consolidated financial statements of the Company for 2023. One or more representatives of PwC is expected to attend the Annual Meeting. Such representative(s) will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Expenses and Solicitation

The costs of proxy solicitation, including expenses relating to the preparation, printing and mailing to shareholders of this proxy statement and other proxy materials for the Annual Meeting, will be borne by the Company. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies at an estimated cost of approximately $15,000. The Company will also reimburse banks, brokers and other nominees for their reasonable out-of-pocket costs incurred in connection with forwarding the proxy materials for the Annual Meeting to beneficial owners and obtaining beneficial owners’ voting instructions. In addition to soliciting proxies by mail, proxies may also be solicited on behalf of the Company by our directors and certain of our officers and regular employees, whether in person, by mail, by telephone or by email or other electronic means, without any additional compensation for any such solicitation efforts. The Company may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Delivery of Documents to Shareholders Sharing an Address (“Householding”)

SEC rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials and other proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of such notices or proxy materials, as applicable, addressed to those shareholders. This practice is also known as “householding”. In order to reduce the volume of duplicate information received at households and help reduce the costs and environmental impact of the Annual Meeting, a single copy of our proxy materials may be mailed to multiple shareholders who share an address unless we receive contrary instructions from one or more of the shareholders sharing such address. We will deliver promptly a separate copy of our proxy materials to any shareholder who writes or calls the Company Secretary at:

Alkermes plc

Attention: Company Secretary

Connaught House, 1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

+353 1 772‑8000

If you or your household is receiving multiple copies of our notice of internet availability and other proxy materials and you wish instead to request delivery of only a single copy in the future, you may contact us as described above.

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the year ended December 31, 2023, including the reports of the directors and the independent auditor and accounting firm thereon, will be presented at the Annual Meeting in accordance with the requirements of the Companies Act in the form approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. Our Irish statutory financial statements, including the related reports thereon, are available on the Annual Reports page of the Investors section of our website at www.alkermes.com. Shareholders may also request a printed copy of such statements and reports free of charge, by writing to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary.

United States Securities and Exchange Commission Reports

Copies of our Annual Report are available to shareholders free of charge through the Investors section of our website at www.alkermes.com or by writing to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary.

ALKERMES PLC 2024 Proxy Statement 131

Registered and Principal Executive Offices

The registered and principal executive offices of Alkermes plc are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. The telephone number at these offices is +353 1 772‑8000.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, these statements can be identified by use of forward-looking terminology such as “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “continue,” “believe,” “plan,” “estimate,” “intend” or other similar words. Actual results might differ materially from those expressed or implied in our forward-looking statements because these forward‑looking statements are subject to various risks and uncertainties, including, but not limited to, those risks and uncertainties described in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings made by us with the SEC. Shareholders are cautioned not to place undue reliance on any forward-looking statements contained in this proxy statement, which speak only as of the date of this proxy statement or as of the date indicated in the forward-looking statement. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this proxy statement.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing made by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report,” “Report of the Audit and Risk Committee” and “Pay Versus Performance” will not be deemed incorporated unless and except to the extent that we specifically incorporate such sections in such a filing. Such sections shall also not be deemed to be “soliciting material” or deemed to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

ALKERMES PLC 2024 Proxy Statement 132

APPENDIX A

ALKERMES PLC

2018 Stock Option and Incentive Plan, as amended

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Alkermes plc 2018 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and consultants of Alkermes plc, an Irish public limited company (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company and its Subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s future value will create a closer alignment of their interests with those of the Company and its shareholders, thereby incentivizing their efforts on the Company’s and its Subsidiaries’ behalf and strengthening their desire to remain with the Company and its Subsidiaries.

The following terms shall be defined as set forth below:

“2008 Plan” means the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, as amended.

“2011 Plan” means the Alkermes plc 2011 Stock Option and Incentive Plan, as amended.

“2011 Plan Available Shares” means the 1,199,965 Shares that remained available for grant under the 2011 Plan as of the 2020 Annual Meeting (which Shares, as of the 2020 Annual Meeting, ceased to be available for grant under the 2011 Plan and became available for issuance pursuant to Awards under this Plan).

“2020 Annual Meeting” means the 2020 Annual General Meeting of Shareholders of the Company.

“2024 Annual Meeting” means the 2024 Annual General Meeting of Shareholders of the Company.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Companies Act” means the Irish Companies Act 2014, all enactments which are to be read as one, or construed or read together as one with the Irish Companies Act 2014 and every statutory modification or reenactment thereof for the time being in force.

ALKERMES PLC 2024 Proxy Statement Appendix A-1

“Disability” means, with respect to a grantee, the inability of such grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Company on the basis of such medical evidence as the Company deems warranted under the circumstances. For clarity, any reference to “disability” or “permanent disability” in any Award Certificate shall mean “Disability,” as defined herein.

“Effective Date” means the date set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are admitted to quotation on the Nasdaq Global Select Market (“Nasdaq”) or another national securities exchange, the determination shall be made by reference to the closing price reported by Nasdaq or such other exchange for such date. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted pursuant to Section 10.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or a Subsidiary) that will be used to establish Performance Goals are the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, gross or net profit levels, operating margins, earnings (loss) per Share, sales or market shares, and any other measures of performance selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

ALKERMES PLC 2024 Proxy Statement Appendix A-2

“Performance Share Award” means an Award entitling the recipient to acquire Shares upon the attainment of specified Performance Goals.

“Prior Plans Returning Shares” means any Shares underlying any outstanding awards granted under the 2011 Plan or the 2008 Plan, in each case that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) from and after the 2020 Annual Meeting (which Shares, as and when they become Prior Plans Returning Shares, shall become available for issuance pursuant to Awards under this Plan, notwithstanding anything to the contrary in the terms of the 2011 Plan or the 2008 Plan).

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit Award” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding Shares are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Shares to an unrelated person or entity.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Share” or “Shares” means the ordinary shares, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means a right to receive the appreciation on Shares granted pursuant to Section 5.

“Subsidiary” means any corporation or other entity in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any subsidiary corporation of the Company, within the meaning of Section 424 of the Code.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)
Administration of Plan. The Plan shall be administered by the Administrator.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;
(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;
(iii)
to determine the number of Shares to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

ALKERMES PLC 2024 Proxy Statement Appendix A-3

(v)
subject to the provisions of Sections 5(a)(iii), 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised; and
(vii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company, Subsidiaries and Plan grantees.

(c)
Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of Awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of the Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, in the case of Stock Options and Stock Appreciation Rights, and the vesting criteria for the Award. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)
Award Certificates. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)
Indemnification. Subject to Section 235 of the Companies Act, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)
Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

ALKERMES PLC 2024 Proxy Statement Appendix A-4

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be equal to the sum of: (i) 49,197,405 Shares (which includes 497,405 Shares resulting from adjustments made in accordance with Section 3(c) of the Plan in connection with the separation of the Company’s oncology business in November 2023); (ii) 1,199,965 Shares, which is the number of 2011 Plan Available Shares; and (iii) the Prior Plans Returning Shares, as such Shares become available from time to time. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) shall be added back to the number of Shares available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or Stock Appreciation Right or settlement of an Award to cover the exercise price or tax withholding shall not be added back to the number of Shares available for issuance under the Plan. In addition, upon net exercise of Options, the gross number of Shares exercised shall be deducted from the total number of Shares available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options and Stock Appreciation Rights shall not be added to the number of Shares available for issuance under the Plan. In the event that a Stock Appreciation Right is settled in Shares, the gross number of Shares subject to the Stock Appreciation Right shall be deducted from the total number of Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 58,700,000 Shares may be issued in the form of Incentive Stock Options. The Shares issued under the Plan may be issued from treasury or otherwise.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or Stock Appreciation Right) shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award of 1.8 Shares for each such Share actually subject to the Award and shall be treated similarly if added back to the number of Shares available for issuance when forfeited, canceled, repurchased or otherwise terminated as provided in Section 3(a). Any Prior Plans Returning Share subject to a full value award (i.e., an award other than a stock option or stock appreciation right with respect to which the exercise price is at least 100% of the fair market value of the shares subject to such stock option or stock appreciation right on the date of grant) shall be added to the number of Shares available for issuance under Section 3(a) as 1.8 Shares. The grant of an Option or Stock Appreciation Right shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award for one Share for each such Share actually subject to the Award and shall be treated similarly if added back to the number of Shares available for issuance when forfeited, canceled, repurchased or otherwise terminated as provided in Section 3(a). Any Prior Plans Returning Share subject to a stock option or stock appreciation right with respect to which the exercise price is at least 100% of the fair market value of the shares subject to such stock option or stock appreciation right on the date of grant shall be added to the number of Shares available for issuance under Section 3(a) as one Share.

(c) Changes in Shares. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Restricted Stock Award, and (iv) the price for each Share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Shares subject to the Stock Option or Stock Appreciation Right) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

ALKERMES PLC 2024 Proxy Statement Appendix A-5

(d) Mergers and Other Transactions. In the event of a Sale Event, the provisions of this Section 3(d) will apply to each outstanding Award granted on or after the date of the 2024 Annual Meeting, unless otherwise provided in the applicable Award Certificate for such Award, in any other written agreement between a grantee and the Company or a Subsidiary, or in any director compensation policy of the Company. For clarity, in the event of a Sale Event, the provisions of Section 3(d) of the Plan, as in effect immediately prior to the date of the 2024 Annual Meeting, will apply to any outstanding Awards granted prior to the date of the 2024 Annual Meeting.

(i) Awards May Be Assumed. In the event of a Sale Event, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Sale Event), and any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Sale Event, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar award for only a portion of an outstanding Award, or to assume or continue, or substitute similar awards for, the outstanding Awards held by some, but not all, individuals. The terms of any such assumption, continuation or substitution will be set by the Board or the Administrator.

(ii) Awards Held by Current Grantees. In the event of a Sale Event in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by grantees whose employment (or other service relationship) with the Company and its Subsidiaries has not terminated prior to the effective time of the Sale Event (referred to as the “Current Grantees”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Sale Event) to a date prior to the effective time of the Sale Event (contingent upon the closing or completion of the Sale Event) as the Administrator will determine (or, if the Administrator does not determine such a date, to the date that is five days prior to the effective time of the Sale Event), and such Awards will terminate if not exercised (if applicable) prior to the effective time of the Sale Event in accordance with the exercise procedures determined by the Administrator, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the closing or completion of the Sale Event).

(iii) Awards Held by Individuals other than Current Grantees. In the event of a Sale Event in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by individuals other than Current Grantees, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Sale Event in accordance with the exercise procedures determined by the Administrator; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Sale Event.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by an individual will terminate if not exercised prior to the effective time of a Sale Event, the Administrator may provide that such individual may not exercise such Award but instead will receive a payment, in such form as may be determined by the Administrator, equal in value to the excess, if any, of (x) the value of the property such individual would have received upon the exercise of such Award immediately prior to the effective time of the Sale Event, over (y) any exercise price payable by such individual in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the shareholders of the Company in connection with the Sale Event is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

ALKERMES PLC 2024 Proxy Statement Appendix A-6

(e) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or consultants of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the Share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Any Stock Option or Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Grant of Stock Options and Stock Appreciation Rights. The Administrator in its discretion may grant Stock Options and Stock Appreciation Rights to eligible employees, Non-Employee Directors, and consultants of the Company or any Subsidiary. Stock Options and Stock Appreciation Rights granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. If the Administrator so determines, Stock Options and Stock Appreciation Rights may be granted in lieu of cash compensation at the grantee’s election, subject to such terms and conditions as the Administrator may establish. Each Stock Appreciation Right will be denominated in Share equivalents.

(i) Exercise Price. The exercise price per Share covered by a Stock Option or Stock Appreciation Right granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per Share of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Term and Termination. The term of each Stock Option and Stock Appreciation Right shall be fixed by the Administrator, but no Stock Option or Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Option or Stock Appreciation Right is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company), the portion of each Stock Option and Stock Appreciation Right held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options and Stock Appreciation Rights until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(iii) Vesting and Exercisability; Rights of a Shareholder. Stock Options and Stock Appreciation Rights shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date, provided they shall not be vested or exercisable for a period of not less than one year from the date of grant. A grantee

ALKERMES PLC 2024 Proxy Statement Appendix A-7

shall have the rights of a shareholder only as to Shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee’s death, Disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Stock Option or Stock Appreciation Right at any time.

(iv) Method of Exercise for Stock Options. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company’s delegate, specifying the number of Shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of Shares issuable upon such exercise, based, in each case, on the Fair Market Value of the Shares on the date of exercise. If the Administrator determines not to use the above payment method or in the case of the exercise of Incentive Stock Options, then payment of the purchase price may be made by one or more of the following methods:

(A)
In cash, by certified or bank check or other instrument acceptable to the Administrator;
(B)
Subject to the consent of the Administrator and on the basis of such form of surrender agreement as the Administrator may specify, through the delivery (or attestation to the ownership) of Shares owned by the optionee. Such surrendered Shares shall be valued at Fair Market Value on the exercise date; or
(C)
By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Method of Exercise for Stock Appreciation Rights and Payment upon Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company’s delegate, specifying the number of Shares to be exercised. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Share equivalents in which the grantee is vested under the Stock Appreciation Right, and with respect to which the grantee is exercising the Stock Appreciation Right on such date, over (B) the aggregate exercise price of the number of Share equivalents with respect to which the grantee is exercising the Stock Appreciation Right on such date. The appreciation distribution may be paid in Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Administrator and contained in the Stock Appreciation Right Award Certificate.

(vi) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its subsidiary corporations become exercisable for the first time

ALKERMES PLC 2024 Proxy Statement Appendix A-8

by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. RESTRICTED STOCK AWARDS

(a)
Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)
Rights as a Shareholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Shares subject to the Restricted Stock Award and receipt of dividends (if any), subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Shares subject to the Restricted Stock Award shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Shares are vested as provided in Section 6(d) below, and (ii) certificated Shares subject to the Restricted Stock Award shall remain in the possession of the Company until such Shares are vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Notwithstanding anything herein to the contrary, any dividends paid by the Company during the vesting period of any Restricted Stock Award shall accrue and shall not be paid until the Shares subject to the Restricted Stock Award have vested and if any such Shares are forfeited, the grantee shall have no rights to any such accrued dividends.
(c)
Restrictions. Shares subject to a Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company), any Shares subject to a Restricted Stock Award that have not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Company or its Subsidiaries, be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Shares subject to a Restricted Stock Award that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)
Vesting of Restricted Stock Awards. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock Award and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, the restriction period with respect to Restricted Stock Awards shall not be less than one year. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be subject to the Restricted Stock Award and shall be deemed “vested”. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee’s rights in any Shares subject to a Restricted Stock Award that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company) and such Shares shall be subject to the provisions of Section 6(c) above. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee’s death, Disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Restricted Stock Award at any time.

SECTION 7. RESTRICTED STOCK UNIT AWARDS

(a)
Nature of Restricted Stock Unit Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined

ALKERMES PLC 2024 Proxy Statement Appendix A-9

by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, the restriction period with respect to such Restricted Stock Unit Awards shall not be less than one year. At the end of the restriction period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of Shares. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee’s death, Disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Restricted Stock Unit Award at any time.
(b)
Election to Receive Restricted Stock Unit Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of the Shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)
Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine; provided that no payment of any such dividend equivalents shall be made unless and until such Restricted Stock Unit Award has vested, and if such Restricted Stock Unit Award is forfeited, the grantee shall have no right to such dividend equivalents.
(d)
Termination. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee’s right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 8. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Administrator determines. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 8, a grantee’s right in all Cash-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

ALKERMES PLC 2024 Proxy Statement Appendix A-10

SECTION 9. PERFORMANCE SHARE AWARDS

(a)
Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the Performance Cycles (which, as defined above, shall not be less than 12 months), and such other limitations and conditions as the Administrator shall determine.
(b)
Rights as a Shareholder. A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the grantee under the Plan and not with respect to Shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive Shares under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).
(c)
Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 10. PERFORMANCE-BASED AWARDS

(a)
Performance-Based Awards. Any grantee who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator (which, for clarification, shall not be less than 12 months). The Administrator shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle (which, as defined above, shall not be less than 12 months). Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company or the performance of a Subsidiary, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle to make adjustments deemed appropriate by the Administrator, including but not limited to, in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Subsidiaries, or the financial statements of the Company or its Subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Each Performance-Based Award shall comply with the provisions set forth below.
(b)
Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a grantee, the Administrator shall select the Performance Criteria for such grant and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different grantees.
(c)
Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each grantee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a grantee if, in its sole judgment, such reduction or elimination is appropriate.

ALKERMES PLC 2024 Proxy Statement Appendix A-11

SECTION 11. TRANSFERABILITY OF AWARDS

(a)
Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, the grantee’s Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)
Administrator Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer their Non-Qualified Stock Options and Stock Appreciation Rights to their immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.
(c)
Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)
Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12. TAX WITHHOLDING

(a)
Payment by Grantee. Each grantee shall pay to the Company or its Subsidiaries, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. federal, state or local taxes, and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Subsidiaries with respect to any Award. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)
Payment in Shares. In connection with its obligations to withhold any U.S. federal, state or local taxes, and non-U.S. or other taxes from amounts paid to grantees, the Company or its Subsidiaries may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Company shall have the right to reduce the number of Shares otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all such taxes as shall be required to be withheld by the Company or its Subsidiaries pursuant to any statute or other governmental regulation or ruling and paid to any U.S. federal, state or local, or non-U.S. taxing authority, or such other amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes.

SECTION 13. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is

ALKERMES PLC 2024 Proxy Statement Appendix A-12

necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)
a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;
(b)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or its Subsidiaries, as the case may be, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or
(c)
the transfer in status from one eligibility category under Section 4 hereof to another category.

SECTION 15. AMENDMENTS AND TERMINATION

The Board or the Administrator may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but, except as otherwise provided in the applicable Award Certificate, no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, or effect repricing through cancellation and re-grants or cancellation in exchange for cash or another Award. To the extent required under the rules of any securities exchange or market system on which the Shares are listed or any other applicable rules, or to the extent approval by shareholders is determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the shareholders of the Company entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a)
No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.
(b)
Delivery of Share Certificates. Share certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company or any Subsidiary, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All share certificates delivered pursuant to the Plan shall be subject to any

ALKERMES PLC 2024 Proxy Statement Appendix A-13

stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with any U.S. federal, state or local or non-U.S. jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)
Shareholder Rights. Until Shares are deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or Stock Appreciation Right or any other action by the grantee with respect to an Award; provided further that, to the extent the terms of any Award provide for the accrual of dividends, in no event shall any such dividends be paid until such Award has vested.
(d)
Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation plans or arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)
Trading Policy Restrictions. Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)
Forfeiture of Awards. All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Clawback Policy of Alkermes plc; (ii) the Alkermes plc Incentive Compensation Recoupment Policy; (iii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iv) any other clawback policy that the Company adopts. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Certificate as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause. No clawback, recovery or recoupment of compensation pursuant to any such policy or Award Certificate shall be deemed an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company or a Subsidiary.
(g)
Section 82 and Section 1043 of the Companies Act. The Company and any Subsidiary incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 82 and Section 1043 of the Companies Act. Nothing in this Section 17(g) shall prohibit anything which may be done as contemplated by the Plan by a Subsidiary which is incorporated outside of Ireland.

SECTION 18. EFFECTIVE DATE OF PLAN

The Plan was approved by the Board on March 29, 2018. The Plan became effective upon approval by the holders of a majority of the votes cast at the 2018 Annual General Meeting of Shareholders of the Company. No grants of Incentive Stock Options may be made hereunder after March 29, 2028, which is the tenth anniversary of the date that the Plan was approved by the Board.

SECTION 19. GOVERNING LAW

The Plan and all Awards and actions taken hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

SECTION 20. DISPUTE RESOLUTION

All disputes and differences arising out of the Plan or otherwise in connection herewith may be referred by the Company to arbitration pursuant to the procedures set forth in the applicable grant agreement of any grantee so affected.

ALKERMES PLC 2024 Proxy Statement Appendix A-14

APPENDIX B

GAAP TO NON-GAAP RECONCILIATION

This proxy statement includes information about non-GAAP net income, a financial measure that is not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP). This non-GAAP measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The Company’s management and the Board utilize this non-GAAP financial measure to evaluate the Company’s performance. The Company provides this non-GAAP financial measure of the Company’s performance to investors because management believes that this non-GAAP financial measure, when viewed with the Company’s results under GAAP and the accompanying reconciliations, is useful in identifying underlying trends in ongoing operations. However, non-GAAP net income is not a measure of financial performance under GAAP and, accordingly, should not be considered as an alternative to GAAP measures as an indicator of operating performance. Further, non-GAAP net income should not be considered a measure of the Company’s liquidity.

A reconciliation of GAAP net loss to non-GAAP net income, as provided in this proxy statement is as follows:

Year Ended
(In thousands)	December 31, 2023
Net Income — GAAP	$355,757
Adjustments:
Share-based compensation expense	100,906
Depreciation expense	39,240
Amortization expense	35,689
Legal settlement	(197,092)
Separation expense	38,364
Income tax effect related to reconciling items	25,343
Release of Valuation Allowance	(160,953)
Non-cash net interest expense	461
Restructuring	5,938
Non-GAAP Net Income	$243,653

NON-GAAP FINANCIAL TARGETS

This proxy statement includes information about certain non-GAAP financial targets, including non-GAAP net income margin (non-GAAP net income as a percentage of total revenue) and EBITDA margin (EBITDA as a percentage of total revenue). These non-GAAP financial measures are not prepared in accordance with GAAP, are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items. EBITDA represents earnings before interest, tax, depreciation and amortization; earnings include share-based compensation expense.

ALKERMES PLC 2024 Proxy Statement Appendix B-1

Alkermes® C/O BETANXT, INC. P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. x Scan QR for digital voting Alkermes plc Annual General Meeting of Shareholders For shareholders as of March 18, 2024 Friday, May 31, 2024 2:00 PM, Irish Standard Time Alkermes plc offices, located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6 Internet: www.proxypush.com/ALKS • Cast your vote online • Have this Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-813-1445 (toll-free) • Use any touch-tone telephone • Have this Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date this Proxy Card • Fold and return this Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! Please vote prior to 11:59 PM Eastern Standard Time on May 30, 2024 (4:59 AM Irish Standard Time on May 31, 2024) This proxy is being solicited on behalf of the Board of Directors of Alkermes plc (the "Board") The undersigned hereby appoints Christopher McLaughlin, Carol McNelis, Richie Paul and Thomas Riordan, (collectively, the "Named Proxy Holders") and each or any of them, as the true and lawful proxies of the undersigned, each with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the shares of Alkermes plc (the "Company") which the undersigned is entitled to vote at the Company's 2024 annual general meeting of shareholders (the "Annual Meeting") or any adjournment or postponement thereof upon the matters specified in this proxy card (this "Proxy Card") and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. If the undersigned wishes to appoint as proxy any person other than the Named Proxy Holders, the undersigned should contact the Company Secretary. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS SET FORTH IN THIS PROXY CARD FOR EACH PROPOSAL FOR WHICH DIRECTION IS NOT GIVEN. In their discretion, the Named Proxy Holders are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your votes by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board's recommendations. The Named Proxy Holders cannot vote your shares pursuant to this Proxy Card unless you sign (on the reverse side) and return this Proxy Card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK YOUR VOTES ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Alkermes ® Alkermes plc 2024 Annual General Meeting of Shareholders Any shareholder entitled to attend and vote at the Annual Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions provided. Completion of a proxy card will not preclude a shareholder from attending and voting at the Annual Meeting in person. Please make your marks like this: x FOR ALL DIRECTOR NOMINEES NAMED IN PROPOSAL 1 FOR ON PROPOSALS 2, 4, 5, 6 AND 7 FOR THE “1 YEAR” OPTION IN PROPOSAL 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect as directors to serve a one-year term until the Company's 2025 annual general meeting of shareholders: FOR AGAINST ABSTAIN 1.01 Emily Peterson Alva 1.02 Shane M. Cooke 1.03 David A. Daglio, Jr. 1.04 Richard B. Gaynor, M.D. 1.05 Cato T. Laurencin, M.D., Ph.D. 1.06 Nancy S. Lurker 1.07 Brian P. McKeon 1.08 Richard F. Pops 1.09 Nancy L. Snyderman, M.D. 1.10 Frank Anders Wilson 1.11 Christopher I. Wright, M.D., Ph.D. FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 1 YEAR FOR AGAINST ABSTAIN 2. To approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers. 3. To approve, in a non-binding, advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers. 1YR 2YR 3YR ABSTAIN FOR AGAINST ABSTAIN 4. To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm's remuneration. 5. To approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended. 6. To renew Board authority to allot and issue shares under Irish law. 7. To renew Board authority to disapply the statutory pre-emption rights that would otherwise apply under Irish law. Check here if you would like to attend the Annual Meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy Card. Signature (and Title if applicable) Date Signature (if held jointly) Date